As filed with the Securities and Exchange Commission on June 30, 2023.

Registration No. 333-272638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	1311	87-1968201
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

Telephone: (661) 324-1122

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank C. Ingriselli

Chief Executive Officer

Trio Petroleum Corp.

5401 Business Park, Suite 115

Bakersfield, CA 93309

Telephone: (925) 553-4355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Scott M. Miller, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 30, 2023

Up to 3,149,314 shares of Common Stock underlying the Common Warrants

Up to 500,000 shares of Common Stock underlying the Pre-Funded Warrants

Trio Petroleum Corp.

This prospectus relates to the resale from time to time, by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under the caption “Selling Stockholders,” of (i) up to 3,149,314 shares of common stock, par value $0.0001 per share (the “Common Stock”), which the Selling Stockholders may acquire upon the exercise of outstanding warrants (the “Common Warrants”) and (ii) up to 500,000 shares of Common Stock, which the Selling Stockholders may acquire upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”, and together with the Common Warrants, the “Warrants”). We issued the Warrants to the Selling Stockholders in connection with securities purchase agreements entered into on January 28, 2022 and September 20, 2022. Additional shares of our Common Stock are being registered for resale to cover additional shares of Common Stock that may be issuable pursuant to the terms of the GenCap RRA and September 2022 RRA (defined below) and described herein under “Private Placements” and “Description of Capital Stock.”

The selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 30 and “Plan of Distribution” beginning on page 33 of this prospectus for more information.

Our Common Stock is listed on the NYSE American (“NYSE American”) under the symbol “TPET.” On June 13, 2023, the last reported sale price of our Common Stock was $1.35 per share.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our Common Stock under the heading “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is                    , 2023

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

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FINANCIAL STATEMENT PRESENTATION

The financial statements for the period of July 19, 2021 (inception) through October 31, 2021, for the year ended October 31, 2022 and for the six months ended April 30, 2023 (unaudited), represent the operations of Trio Petroleum Corp. Trio Petroleum Corp. does not have subsidiaries.

ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated, the terms “Trio,” “we,” “us,” “our,” “our company,” “Company” and “our business” refer to Trio Petroleum Corp.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 12 and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Business Overview

We are an oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County, California. The Company was incorporated on July 19, 2021, under the laws of Delaware to acquire, fund and develop oil exploration and production assets in California. We have no revenue-generating operations as of the date of this prospectus. The Company was formed to acquire Trio Petroleum LLC’s (“Trio LLC”) approximate 82.75% working interest (“WI”) (which was subsequently increased to an approximate 85.75% working interest) in the large, approximately 9,300 acre South Salinas Project (the “South Salinas Project”), and subsequently partner with certain members of Trio LLC’s management team to develop and operate those assets. Trio LLC holds an approximate 3.8% WI in the South Salinas Project. We hold an approximate 68.6% net revenue interest in the South Salinas Project.

For the period from July 19, 2021 (inception) through October 31, 2021, we generated no revenues, reported a net loss of $102,064, and cash flow used in operating activities of $258,923. For the year ended October 31, 2022, we generated no revenues, reported a net loss of $3,800,392 and cash flows used in operating activities of $502,144. For the six months ended April 30, 2023, we generated no revenues, reported a net loss of $3,054,238 and cash flows used in operating activities of $801,266. As of April 30, 2023, we had an accumulated deficit of $6,956,694. There is substantial doubt regarding our ability to continue as a going concern as a result of our accumulated deficit and no source of revenue sufficient to cover our cost of operation as well as our dependence on private equity and financings. See “Risk Factors—Risks Relating to Our Business—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the year ended October 31, 2022 and for the period from July 19, 2021 (inception) through October 31, 2021.”

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Market Opportunity

We believe that we can establish a profitable niche in oil and gas production due to the unique characteristics of the South Salinas Project and the robustness of California’s energy market. As of 2021, by production volume, California ranks as the country’s 6th oil producing state and its 8th overall oil and gas producing state. In addition, it is the country’s second largest energy consumer and the country’s largest consumer of gasoline and jet fuel. However, in spite of the richness of California’s oil/gas resources, it imports approximately 70% of the oil it needs, with foreign sources supplying almost 60%, up from 15% just twenty years ago.

The South Salinas Project offers an opportunity to profitably help supply California’s demanding oil and gas needs while supporting the country’s goal of energy independence, the local and state economies with tax revenue and jobs, the protection of marine environments by reducing the need for oil-tanker traffic along the state’s Pacific Ocean coastline, and helping to reduce the negative Environmental-Social-Governance costs and burdens that are associated with imported foreign oil and gas. The Probable (P2) Undeveloped reserves in the South Salinas Project, net to Trio Corp, are an estimated 39 million barrels of oil plus 40 billion cubic feet of gas, or 45.7 million oil-equivalent barrels, whereas the Possible (P3) Undeveloped reserves in the South Salinas Project, net to Trio Corp, are an estimated 92 million barrels of oil plus 148.8 billion cubic feet of gas, or 117.2 million oil-equivalent barrels (see below Part “E” of the Table, Estimated Undeveloped Reserves and Cash Flow).

Business Strategies

Our primary objective is to develop our existing leasehold at the South Salinas Project and potentially to acquire and develop other opportunities for oil and gas production in California. Our focus is principally in California, but we may also consider appropriately priced out-of-state oil and gas opportunities in the future.

We planned to drill the HV-1 confirmation well immediately after the IPO and this drilling has been accomplished. The HV-1 well was drilled at the Presidents Oilfield that is a large geologic structure, and a potential large oil and gas field, where Trio LLC drilled the HV-3A discovery well in 2018. In the fourth quarter of 2021, Trio constructed the HV-1 drill pad, constructed a new access road to the drill site, and upgraded a preexisting access road to the drill site. The bottom-hole location of the HV-1 confirmation well was planned to be near the top of a substantial anticline that is evident in 3D seismic data and near the major Rinconada Fault and other faults so as to potentially find Monterey Formation oil and gas reservoirs in a trapping position with abundant fractures that could enhance reservoir characteristics and oil and gas productivity. The company anticipated that a successful outcome at the HV-1 well would largely confirm the existence of a profitable, new, large oil and gas field.

On April 19, 2023, Trio LLC entered into a Drilling Bid Proposal and Daywork Drilling Contract – U.S. (the “Drilling Contract”) with Ensign United States Drilling (California) Inc. (“Ensign”). Under the Drilling Contract, Ensign agreed to perform drilling services for Trio LLC on a daywork basis to drill and complete the HV-1 confirmation well at Presidents Oilfield, with such work beginning on about May 3, 2023. The Drilling Agreement covers an initial term that will terminate upon completion of the HV-1 well at a day rate of approximately $18,250 per day, with the option to extend the Drilling Agreement for additional wells upon mutual agreement. The Drilling Agreement requires Trio LLC to pay for drilling fluids and certain additional reimbursable costs related to the equipment and materials of Ensign, as applicable. The Drilling Agreement further requires Trio LLC to pay mobilization and demobilization fees of Ensign.

On May 5, 2023, Trio announced Ensign had commenced drilling on the HV-1 confirmation well, and on May 16, 2023, Trio announced that the HV-1 confirmation well had confirmed a major oil and gas accumulation in the Presidents Oilfield. The Monterey Formation was encountered in the HV-1 well largely as predicted, with significant shows of oil in cuttings and in the mud pit. The preliminary independent interpretation of the Schlumberger image log (i.e., FMI log) of the well indicates abundant fractures and several faults and/or micro-faults. Trio will now finalize completion operations (i.e., perforating and acidizing the well) and test the well’s initial production rates in the coming months.

In addition to the aforementioned HV-1 well, Trio has drilling permits from Monterey County for two other wells (i.e., the HV-2 and HV-4 wells) and, given adequate funding, expects to be drilling those two wells in the third quarter of 2023. In such case, the South Salinas Project may have three producing wells in 2023, which may largely confirm favorable project economics and underpin an aggressive permitting and subsequently an aggressive drilling and development program.

The primary goal of our collective efforts is to grow Trio Corp into a highly profitable, independent oil and gas company.

Trio LLC’s Management Team as Experienced California Operator

Trio LLC is a licensed Operator in California and will operate the South Salinas Project on behalf of Trio Petroleum Corp. and of the other WI partners. Trio LLC operates the South Salinas Project pursuant to a Joint Operating Agreement dated February 1, 2004 (“JOA”), by and among Trio Petroleum Inc. (the predecessor corporation to Trio Petroleum LLC), as Operator, and other parties (“Non-Operators”). The parties to the JOA agreement are partial owners of the oil and gas leases and/or oil and gas interests in the South Salinas Project and the parties agreed to have the Operator explore and develop these leases and/or interests for the production of oil and gas as provided therein. Trio LLC, as Operator, generally conducts and has full control of the operations and acts in the capacity of an independent contractor. Operator is obligated to conduct its activities under the JOA as a reasonable prudent operator, in good workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practices, and in compliance with applicable laws and regulations. Trio LLC currently holds a 3.8% working interest in the South Salinas Project and the Company holds an 85.75% working interest. As noted above, on April 19, 2023, Trio LLC entered into the Drilling Contract with Ensign, pursuant to which the HV-1 well was successfully drilled and completed.

Trio LLC has significant prior experience in oil and gas operations, exploration and production in California and an experienced management-team: some of the team members are and/or will be senior executives of our company. With adequate funding, the Company intends to employ this team-model strategy to help attract and retain experienced oil industry personnel to identify, acquire and efficiently exploit oil and gas opportunities in California.

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Our Growth Strategy

Trio plans to build and grow a substantial independent oil and gas company by developing and producing the South Salinas Project, and potentially by acquiring and developing other oil and gas opportunities. The reserves at the South Salinas Project alone may be sufficient to grow Trio Corp into a substantial and highly profitable, independent oil and gas company. However, Trio is currently evaluating about eight other oil and gas projects in California that are candidates for acquisition: some of these are development and some exploration projects.

Competition

There are many large, medium, and small-sized oil and gas companies and third-parties that are our competitors. Some of these competitors have extensive operational histories, experienced oil and gas industry management, profitable operations, and significant reserves and funding resources. Over 240,000 oil/gas wells have been drilled in California, 41,000 of which are currently active, run by 258 operators. Our efforts to acquire additional oil/gas properties in California and elsewhere may be met with competition from the aforementioned competitors. At the South Salinas Project itself, which currently is our primary asset, we anticipate competition only to the extent that the project does not lie under our current oil/gas mineral leasehold.

Government Regulation

We are subject to a number of federal, state, county and local laws, regulations and other requirements relating to oil and natural gas operations. The laws and regulations that affect the oil and natural gas industry are under constant review for amendment or expansion. Some of these laws, regulations and requirements result in challenges, delays and/or obstacles in obtaining permits, and some carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business, can affect and even obstruct our operations and, consequently, can affect our profitability.

Regulation of Transportation of Oil

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices; however, Congress could reenact price controls in the future. Our sales of crude oil are affected by the availability, terms, and cost of transportation.

Trio anticipates that oil produced from the South Salinas Project will initially be trucked to market, and that it may be trucked to market over the long-term. Similarly, most if not all of the oil produced from the nearby San Ardo Oilfield (approximately cumulative 500 million barrels of produced oil), which has been in operations for about 70 years, is trucked to market. Nevertheless, there are two idle oil pipelines at the South Salinas Project that Trio Corp may at some time in the future, but not initially, be able to utilize to move oil to market.

The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission (“FERC”) regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate, and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

Regulation of Transportation and Sale of Natural Gas

Trio anticipates that gas produced from the South Salinas Project will be used both initially and over the long-term to help run facilities on-site, that gas initially will also be flared, and that in the near-term and over the long-term it may be desirable to move gas to market by pipeline. There is an idle gas pipeline at the South Salinas Project that Trio Corp may at some time in the future, but not initially, be able to utilize to move gas to market.

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Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those Acts by the FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future.

Since 1985, the FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. The FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Although the FERC’s orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry. We cannot accurately predict whether the FERC’s actions will achieve the goal of increasing competition in markets in which our natural gas is sold. Therefore, we cannot provide any assurance that the less stringent regulatory approach established by the FERC will continue. However, we do not believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers.

Intrastate natural gas transportation is subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors.

South Salinas Project Oil Rights

We have an approximate 85.75% working interest in the South Salinas Project, and a mineral-leasehold of approximately 9,300 mineral acres in one contiguous land package. Trio LLC holds an approximate 3.8% WI in the South Salinas Project. We hold an approximate 68.6% net revenue interest in the South Salinas Project.

There are seven existing wells (including the recently drilled HV-1 well) in the South Salinas Project, and permits are approved by Monterey County for an additional three wells at the project.

Energy Production in California

The State of California is located in the Western United States alongside the Pacific Ocean and has long been an important petroleum producing province. California is one of the richest petroleum systems in the world. Major oil and gas-producing geologic basins in the state include the San Joaquin Basin, Sacramento Basin, Los Angeles Basin, Ventura Basin, and the Salinas Basin that is the site of the South Salinas Project. As of 2021, by production volume, California ranks as the country’s 6th oil producing state and its 8th overall oil and gas producing state. In addition, it is the country’s second largest energy consumer and the country’s largest consumer of gasoline and jet fuel. However, in spite of the richness of California’s oil and gas resources, it imports approximately 70% of the oil it needs, with foreign sources supplying almost 60%, up from 15% just twenty years ago.

Summary of Risk Factors

Investing in our Common Stock involves risks. In addition, our business and operations are subject to a number of risks, which you should be aware of prior to making a decision to invest in our Common Stock. These risks are discussed more-fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. Below is a summary of these risks.

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Risks Relating to Our Business

●	We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the year ended October 31, 2022 and for the period from July 19, 2021 (inception) through October 31, 2021.

●	We may face delays and/or obstacles in project development due to difficulties in obtaining necessary permits from federal, state, county and/or local agencies, which may materially affect our business.

●	We may face delays and/or obstacles in project development due to difficulties in obtaining necessary permits from Monterey County due to Measure Z.

●	Our business and operations have been adversely affected by, and are expected to continue to be adversely affected by the COVID-19 pandemic and may be adversely affected by other similar outbreaks.

●	Due to our contractor model for drilling operations, we will be vulnerable to any inability to engage one or more drilling rigs and associated drilling personnel.

●	We are entering a highly capital-intensive industry, and any sales of produced oil and gas may be insufficient to fund, sustain, or expand revenue-generating operations.

●	We face substantial uncertainties in estimating the characteristics of our prospects, so you should not place undue reliance on any of our measures.

●	The drilling of wells is speculative, often involving significant costs that may be more than our estimates, and drilling may not result in any discoveries or additions to our future production or future reserves. Any material inaccuracies in drilling costs, estimates or underlying assumptions will materially affect our business.

●	We have been an exploration stage entity and our future performance is uncertain.

●	We are dependent on certain members of our management and technical team.

●	Seismic studies do not guarantee that oil or gas is present or, if present, will produce in economic quantities.

●	The potential lack of availability of, or cost of, drilling rigs, equipment, supplies, personnel, and crude oil field services could adversely affect our ability to execute on a timely basis exploration and development plans within any budget.

●	Our business plan requires substantial additional capital, which we may be unable to raise on acceptable terms in the future, which may in turn limit our ability to develop our exploration, appraisal, development and production activities.

●	A substantial or extended decline in global and/or local oil and/or natural gas prices may adversely affect our business, financial condition and results of operations.

●	Unless we replace our oil reserves, our reserves and production will decline over time. Our business is dependent on our successful development of the South Salinas Project and/or on continued successful identification of other productive fields and prospects, whereas the identified locations in which we drill in the future may not yield oil or natural gas in commercial quantities.

●	Our inability to access appropriate equipment and infrastructure in a timely manner may hinder our access to oil and natural gas markets or delay our future oil and natural gas production.

●	We are subject to numerous risks inherent to the exploration and production of oil and natural gas.

●	We are subject to drilling and other operational environmental hazards.

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●	The development schedule of oil and natural gas projects, including the availability and cost of drilling rigs, equipment, supplies, personnel and oilfield services, is subject to delays and cost overruns.

●	Participants in the oil and gas industry are subject to numerous laws that can affect the cost, manner or feasibility of doing business.

●	We and our operations are subject to numerous environmental, health and safety regulations which may result in material liabilities and costs.

●	We expect continued and increasing attention to climate change issues and associated regulations to constrain and impede the oil/gas industry.

●	We may incur substantial losses and become subject to liability claims as a result of future oil and natural gas operations, for which we may not have adequate insurance coverage.

●	The ongoing conflict in Ukraine could negatively affect the price of oil.

●	We may be subject to risks in connection with acquisitions and the integration of significant acquisitions may be difficult.

●	If we fail to realize the anticipated benefits of a significant acquisition, our results of operations may be adversely affected.

●	The requirements of being a public company may strain our resources, result in more litigation and divert management’s attention.

●	We are subject to the examination of our tax returns and other tax matters by the U.S. Internal Revenue Service, states in which we conduct business, and other tax authorities. If our effective tax rates were to increase, or if the ultimate determination of our taxes owed is for an amount in excess of amounts previously accrued, our financial condition, operating results and cash flows could be materially adversely affected.

●	The amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Risks Relating to This Offering

●	There can be no assurance that an active and liquid trading market for our Common Stock will develop or that we will be able to comply with the NYSE American’s continued listing standards.

●	Our share price may be volatile, and purchasers of our Common Stock could incur substantial losses.

●	A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

●	The concentration of our share capital ownership among our largest shareholders, and their affiliates, will limit your ability to influence corporate matters.

●	Our Common Stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

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●	Certain of our executive officers and directors have significant duties with, and spend significant time serving, entities that may compete with us in seeking acquisitions and business opportunities and, accordingly, may have conflicts of interest in allocating time or pursuing business opportunities.

●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

●	We do not intend to pay dividends on our Common Stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our shares appreciates.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company” we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if any of the following events occur prior to the end of such five-year period, (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), we will cease to be an emerging growth company prior to the end of such five-year period. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

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In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Corporate Information

We were formed as a Delaware corporation in July 2021. Our principal executive office is located at 4115 Blackhawk Plaza Circle, Suite 100, Danville, CA 94506 and our operations office is located at 5401 Business Park, Suite 115 Bakersfield, CA 93309 and our telephone number is (661) 324-1122. Our website address is www.triopetro.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common Stock offered by the Selling Stockholders	3,649,314 shares of Common Stock issuable upon exercise of the Warrants.

Use of proceeds	We will not receive any proceeds from the resale or other disposition of the shares of Common Stock by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and general corporate purposes. See “Use of Proceeds.”

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Risk factors	You should read the section titled “Risk Factors” beginning on page 12 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Dividend policy	We do not currently pay dividends and we do not anticipate declaring or paying any dividends for the foreseeable future.

Market for Common Stock	Our Common Stock is listed on NYSE American under the symbol “TPET.” On June 13, 2023, the last reported sale price of our Common Stock was $1.35 per share.

(1)	The number of shares of our Common Stock to be outstanding after this offering is based on 24,824,202 shares of our Common Stock outstanding as of June 14, 2023.

Unless otherwise indicated, this prospectus:

●	excludes 100,000 shares of our Common Stock underlying warrants issued to the underwriters in connection with the Company’s initial public offering; and

●	excludes the issuance of 400,000 shares of our Common Stock issuable upon exercise of warrants to purchase our Common Stock issued to certain investors in December 2022 (the “December 2022 Warrants”).

SUMMARY FINANCIAL DATA

The following tables set forth our summary financial data for the periods indicated. We have derived the statements of operations data for the year ended October 31, 2022 and the period of July 19, 2021 (inception) to October 31, 2021, and the balance sheet data as of October 31, 2022 and 2021, from our audited financial statements included elsewhere in this prospectus. The statement of operations data as of and for the six months ended April 30, 2023 and 2022 and the balance sheet data as of April 30, 2023 is derived from our unaudited financial statements.

We have prepared the unaudited financial statements on the same basis as the audited financial statements and have included all adjustments, consisting only of normal recurring adjustments that, in our opinion, are necessary to state fairly the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that should be expected for any future period. You should read the following summary financial data together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.

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	Year Ended October 31, 2022	For the Period From July 19, 2021 (Inception) Through October 31, 2021	Six Months Ended April 30, 2023	Six Months Ended April 30, 2022
Operating Expenses:
Exploration expense	$28,669	$38,763	$25,415	$26,031
General and administrative	774,581	24,827	1,155,504	466,041
Accretion expense	2,778	359	1,389	1,389
Loss from Operations	(806,028)	(63,949)	(1,182,308)	(493,461)
Interest expense	1,661,981	38,115	746,930	560,813
Penalty fees (related to debt)	1,322,933	-	-	1,322,933
Loss on note conversion	-	-	1,125,000	-
Licenses and fees	9,450	-	-	-
Other expenses	2,994,364	38,115	1,871,930	1,883,746
Net Loss	$(3,800,392)	$(102,064)	$(3,054,238)	$(2,377,207)
Weighted Average Shares Outstanding	14,797,786	5,065,994	17,796,727	13,731,474
Net Loss per Share – Basic and Diluted	$(0.26)	$(0.02)	$(0.17)	$(0.17)

	As of October 31, 2022	As of April 30, 2023
	Actual	Actual
Balance Sheet Data:
Cash	$73,648	$2,188,209
Working capital (1)	$(6,602,004)	$1,133,147
Total assets	$9,488,761	$11,010,348
Total liabilities	$6,765,637	$1,221,975
Accumulated deficit	$(3,902,456)	$(6,956,694)
Total equity	$2,723,124	$9,788,373

(1) We define working capital as current assets less deferred offering costs and less current liabilities.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our Common Stock. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below. For a summary of these risk factors, please see “Summary of Risk Factors” in the section titled “Prospectus Summary” beginning on page 3 of this prospectus.

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Risks Relating to Our Business

We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the year ended October 31, 2022 and for the period from July 19, 2021 (inception) through October 31, 2021.

For the period from July 19, 2021 (inception) through October 31, 2021, we generated no revenues, reported a net loss of $102,064, and cash flow used in operating activities of $258,923. For the year ended October 31, 2022, we generated no revenues, reported a net loss of $3,800,392, and cash flows used in operating activities of $502,144. For the six months ended April 30, 2023, we generated no revenues, reported a net loss of $3,054,238, and cash flows used in operating activities of $801,266. As of April 30, 2023, we had an accumulated deficit of $6,956,694. Our management has concluded that our accumulated deficit and no source of revenue sufficient to cover our cost of operation as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the year ended October 31, 2022 and for the period ended October 31, 2021.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Ability to Continue as a Going Concern.”

We may face delays and/or obstacles in project development due to difficulties in obtaining necessary permits from federal, state, county and/or local agencies, which may materially affect our business.

We are subject to a number of federal, state, county and local laws, regulations and other requirements relating to oil and natural gas operations. The laws and regulations that affect the oil and natural gas industry are under constant review for amendment or expansion. Some of these laws, regulations and requirements result in challenges, delays and/or obstacles in obtaining permits, and some carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business, can affect and even obstruct our operations and, consequently, can affect our profitability.

Various permits for exploratory drilling and production-testing are in-hand for the South Salinas Project, whereas permits for long-term production, conditional use permits, water disposal and other matters have not yet been obtained. There are challenges and uncertainties in obtaining permits, which may result in delays and/or obstacles to developing our oil/gas assets. California and Colorado are two States that are considered to have challenging regulatory environments and Monterey County in California also has this reputation. We may experience delays and/or obstacles to exploiting our assets, and also may be required to make large expenditures to comply with governmental laws and regulations and to obtain permits.

The Company currently has permits from Monterey County to drill the HV-1, HV-2 and HV-4 wells and to test each well by producing it for its own 18 month period with the Company selling the produced oil and/or gas, to dispose of produced water from these wells by trucking it offsite to a licensed water-disposal facility and, if necessary, to flare on-site any natural gas that is not used on-site in field operations. The Company is currently seeking a permit from CalGEM and State Water Boards to dispose of produced water at the Project.

The Company expects to seek from regulatory agencies any and all additional permits as may be necessary, which may include but not be limited to conditional use permits, drilling permits, permits for full-field development, permits for long-term production, permits for additional water disposal wells, permits for transport of oil and gas via pipelines, and such similar permits as are customarily required in oil and gas exploration and development projects. Delays and/or obstacles in obtaining necessary permits may materially affect our business, for example:

●	it will not be possible to produce the HV-1, HV-2 and HV-4 wells after their individual eighteen-month production-test periods without additional permits;
●	project economics will be less favorable if all necessary permits for on-site water disposal are not approved;
●	it will not be possible to drill new wells other than the HV-1, HV-2 and HV-4 wells without new permits;
●	it will not be possible to utilize five of the existing Project wells (i.e., the BM 2-2, BM 1-2-RD1, HV 2-6, HV 3-6 and/or HV 1-35) without new permits, including conditional use permits from Monterey County, and other customary permits from local and State agencies;
●	it will not be possible to initiate full-field development without new permits; and
●	it will not be possible to establish long-term production without new permits.

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We may face delays and/or obstacles in project development due to difficulties in obtaining necessary permits from Monterey County due to Measure Z.

“Measure Z” is a ballot measure that was passed in 2016 by Monterey County voters for the purpose of giving the County increased regulatory authority on oil/gas operations in the County. Measure Z may be understood to give the County authority to prohibit hydraulic-fracing, authority to deny permits for new wells including oil/gas, water-disposal and/or steam-injection wells, authority to phase-out existing oil/gas operations, and authority on other similar matters. Measure Z was struck down by the Superior Court of California in 2018 and struck down by the California Appellate Court in 2020. The Measure is now being considered by California’s Supreme Court. Briefs by the intervenor and opposition were filed in the summer and early fall of 2022, and the Court heard oral arguments on May 25, 2023. Measure Z, if upheld by the Supreme Court, contrary to both the California Superior and Appellate courts, may materially affect our business if, for example, the County denies permits for our anticipated oil/gas operations such as long-term development and production, new oil/gas wells, a new water-disposal project, etc. On the other hand, it is understood that Measure Z directed the County to refrain from applying policies that would interfere with vested or constitutional rights, and it also directed the County to grant exemptions if necessary to avoid unconstitutional takings of private property. Thus, if Measure Z is upheld by the Supreme Court it may or may not materially affect our business.

Approval of Measure Z by California’s Supreme Court could materially affect our operational plans and our business if, for example, Monterey County decided, based on Measure Z, to:

●	deny permits that would enable production from the HV-1, HV-2, HV-3A and/or HV-4 wells after their individual eighteen-month production-test periods, in which case the wells might be temporarily shut-in or perhaps need to be plugged and abandoned;
●	deny permits for on-site water disposal, which would make project economics less favorable because the Company might need to employ higher-cost water-disposal methods such as, for example, trucking water off-site for disposal, moving water off-site by train for disposal, or building a desalination plant to treat the produced water;
●	deny permits for new wells other than the HV-2 and HV-4 wells, which would delay and/or obstruct the Project by disallowing new wells;
●	deny conditional use permits that are needed to utilize five of the existing Project wells (i.e., the BM 2-2, BM 1-2-RD1, HV 2-6, HV 3-6 and/or HV 1-35), in which case the wells might be temporarily shut-in or perhaps need to be plugged and abandoned;
●	deny permits that are needed to initiate full-field development, which would delay or obstruct full-field development; and
●	deny permits for long-term production, which would delay or obstruct long-term production.

Our business and operations have been adversely affected by, and are expected to continue to be adversely affected by the COVID-19 pandemic and may be adversely affected by other similar outbreaks.

As a result of the COVID-19 pandemic or other adverse public health developments, including voluntary and mandatory quarantines, travel restrictions, and other restrictions, our operations, have and are anticipated to continue to, experience delays or disruptions and temporary suspensions of operations. In addition, our financial condition and results of operations have been and are likely to continue to be adversely affected by the COVID-19 pandemic.

The timeline and potential magnitude of the COVID-19 outbreak are currently unknown. The continuation or amplification of this coronavirus could continue to more broadly affect the United States and global economy, including our business and operations, and the demand for oil and gas. For example, the outbreak of coronavirus has resulted in a widespread health crisis that will adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect our operating results. Other contagious diseases in the human population could have similar adverse effects. In addition, the effects of COVID-19 and concerns regarding its global spread have recently negatively impacted the domestic and international demand for crude oil and natural gas, which has contributed to price volatility, impacted the price we receive for oil and natural gas, and has materially and adversely affected the demand for and marketability of production, and is anticipated to continue to adversely affect the same for the foreseeable future. As the potential impact from COVID-19 is difficult to predict, the extent to which it will negatively affect our operating results, or the duration of any potential business disruption is uncertain. The magnitude and duration of any impact will depend on future developments and new information that may emerge regarding the severity and duration of COVID-19 and the actions taken by authorities to contain it or treat its impact, all of which are beyond our control. These potential impacts might negatively affect our operations along with other factors, including potential further decreases in, or prolonged periods of decreased pricing in, oil and gas, and the possible continued decline in global demand for oil and gas.

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Due to our contractor model for drilling operations, we will be vulnerable to any inability to engage one or more drilling rigs and associated drilling personnel.

Our operation plan depends on using the services of drilling contractors such as Ensign that operate their own drilling rigs using their own personnel. Pursuant to the Drilling Contract, Ensign drilled the HV-1 confirmation well at Presidents Oilfield. Lack of rig availability by Ensign or any future drilling contractors we utilize would hinder our operations. For example, if there is a drilling boom and rigs are reserved by other operators into the foreseeable future, or contrarily a general lack of rigs as may occur if the oil industry is in a slump and rigs are taken out of service.

We may face potential conflicts of interest in negotiations with related parties, including in negotiations with Trio LLC, an entity which certain of our officers and directors serve as employees, officers or directors, concerning whether we should exercise our option to acquire Trio LLC’s assets.

Stan and Steve Rowlee, who are members of our management team, are employed by Trio LLC. Terry Eschner, also a member of our management team, commonly works as a consultant to Trio LLC through his company Sarlan Resources, Inc. Trio LLC and its management team are part owners of Trio Corp and will continue as Operator of the South Salinas Project on behalf of Trio Corp and of the other WI owners. Under the Fourth Amendment (as defined below), we were granted a 120-day option (commencing on January 1, 2023) to acquire three assets currently owned in part by Trio LLC: the Hangman Hollow Field asset with the option to acquire Trio LLC’s 44% working interest and their Operatorship; the Kern Front Field asset with an option to acquire Trio LLC’s 22% working interest and their Operatorship; and the Union Ave Field with an option to acquire Trio LLC’s 20% working interest and their Operatorship. On May 12, 2023, subsequent to the 120-day option window referenced above, the Company announced that it had signed an acquisition agreement with Trio LLC to potentially acquire up to 100% of the working interest in the Union Ave Field, including Trio LLC’s 20% working interest. As Trio LLC is partly owned and controlled by members of our management, this would be a related party transaction, and a special committee of our board of directors (the “Trio Special Committee”) has been formed to evaluate and negotiate the terms of this acquisition. In addition, in accordance with our Related Person Transaction Policy, we will have the transaction be reviewed and approved by our Board’s Audit Committee. Trio has engaged KLSP to conduct a comprehensive analysis and valuation of the asset, which analysis has been delivered to the Company and is being evaluated by the Trio Special Committee.

As described in the Fourth Amendment, the purchase price for Union Ave Field will be a price mutually agreed upon by us and Trio LLC. The financial interests of Trio LLC, as well as our officers and directors with a financial interest in Trio LLC, may influence their motivation in whether and to what extent to exercise the Company’s to acquire Union Ave Field.

We may also enter into future transactions with Trio LLC. These transactions can give rise to potential conflicts of interest. We believe that the terms and conditions of our transactions have been, and will continue to be at arm’s length and on commercial terms that are normal, considering the characteristics of the goods or services involved. However, there can be no assurance that if such transactions had been concluded between or with third parties, such parties would have negotiated or entered into agreements or carried out such transactions under the same or substantially similar terms and conditions.

We are entering a highly capital-intensive industry, and any sales of produced oil and gas may be insufficient to fund, sustain, or expand revenue-generating operations.

The oil/gas drilling exploration and production business are capital intensive due to the cost of experienced personnel; equipment and other assets required to drill, produce and store oil; regulatory compliance costs; potential liability exposures and financial impact; and risk of unpredictable volatility in oil market prices and predatory pricing by competitors. Drilling requires an upfront payment of operational costs with no guarantee that actual oil/gas production will cover such expenses. “Dry” holes and/or non-economic results at planned oil/gas wells could deplete available funding raised by the Company and render the Company insolvent. The actual amount and timing of our future capital expenditures may differ materially from our estimates as a result of, among other things, market oil prices, actual drilling results, the availability of drilling rigs and other services and equipment, and regulatory, technological, and competitive developments.

Future cash flow from our operations and access to capital are subject to a number of variables, including: (i) the market prices at which our produced oil and gas are sold; (ii) our oil and/or gas reserves; (iii) our ability to acquire, locate and produce new oil/gas reserves; (iv) the levels of our operating expenses; (v) reduction and stabilization of the impact of COVID-19 pandemic’s ongoing disruption of and reduction in the U.S. and global demand for oil.

We face substantial uncertainties in estimating the characteristics of our prospects, so you should not place undue reliance on any of our measures.

In this prospectus, we provide numerical and other measures of the characteristics, including with regard to size and quality, of our prospects. These measures may be incorrect, as the accuracy of these measures are functions of available data, geological, geophysical, petrophysical and engineering interpretation and judgment. To-date, approximately six wells have been drilled at our prospects, of which we consider two wells to be discovery wells. Any analogies drawn by us from other wells, discoveries or producing fields may not prove to be accurate indicators of the success of developing reserves from our discoveries and prospects. Furthermore, we may have inaccurately evaluated the accuracy of the data from analog wells or prospects produced by other parties, which we may have used.

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There are uncertainties in reserve forecasts and in associated estimates of future cash flows in the South Salinas Project due to uncertainties in various matters including, for example, in the following:

●	the areal extent of the oil and/or gas fields and/or prospects;
●	the gross and net thicknesses of the geologic zones that comprise the oil and/or gas reservoirs (note: “oil and gas reservoirs” are geologic zones that contain oil and/or gas);
●	the porosity, permeability and fluid saturations (i.e., oil, gas and/or water saturation) of the oil and/or gas reservoirs;
●	the oil, gas and/or water production rates that will be achieved initially and during extended reservoir performance;
●	the volumes of oil and/or gas that can be economically extracted from the oil and/or gas reservoirs;
●	the extent of natural fractures that will be encountered in the naturally-fractured Monterey Formation oil and gas reservoirs (e.g., the Monterey Yellow Zone and Monterey Blue Zone that are discussed hereunder and in the Reserve Report and Reserve Supplement Report);
●	pore volume compressibility and its impact on reservoir pressure and thus on reservoir performance; and
●	the oil- and gas-prices during the life of the Project.

It is possible that few or none of our wells to be drilled in the future will find accumulations of oil/gas in commercial quality or quantity. Any significant variance between actual results and our assumptions could materially affect the quantities of oil attributable to any particular prospect.

The drilling of wells is speculative, often involving significant costs that may be more than our estimates, and drilling may not result in any discoveries or additions to our future production or future reserves. Any material inaccuracies in drilling costs, estimates or underlying assumptions will materially affect our business.

Exploring for and developing oil involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of planning, drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services or unanticipated geologic and/or mechanical conditions. Before a well is spud, we may incur significant geological and geophysical (seismic) costs, which are incurred whether a well eventually produces commercial quantities of oil/gas, or is drilled at all. Drilling may be unsuccessful for many reasons, including geologic conditions, weather, cost overruns, equipment shortages and mechanical difficulties. Exploratory wells bear a much greater risk of loss than development wells. Furthermore, the successful drilling of a well does not necessarily result in the commercially viable development of a field. A variety of factors, including regulatory, geologic and/or market-related, can cause a field to become uneconomic or only marginally economic. All of our prospects will require significant additional exploration and development, regulatory approval and commitments of resources prior to commercial development. The successful drilling of a single well may not be indicative of the potential for the development of a commercially viable field. Furthermore, if our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our business operations as proposed and may be forced to modify our development plans.

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We have been an exploration stage entity and our future performance is uncertain.

We have been an exploration stage entity and will continue to be so until we generate revenue. Exploration stage entities face substantial business risks and may suffer significant losses. We have generated substantial net losses and negative cash flows from operating activities since our inception and expect to continue to incur substantial net losses as we continue our exploration and appraisal program. We face challenges and uncertainties in financial planning as a result of the unavailability of historical data and uncertainties regarding the nature, scope and results of our future activities. As a new public company, we will need to develop additional business relationships, establish additional operating procedures, hire additional staff, and take other measures necessary to conduct our intended business activities. We may not be successful in implementing our business strategies or in completing the development of the facilities necessary to conduct our business as planned. In the event that one or more of our drilling programs is not completed, is delayed or terminated, our operating results will be adversely affected and our operations will differ materially from the activities described in this prospectus. There are uncertainties surrounding our future business operations that must be navigated if we transition from an exploration stage entity and commence generating revenues, some of which may cause a material adverse effect on our results of operations and financial condition.

If the completion (i.e., perforating and acidizing) and associated testing and production operations on the HV-1 well are accomplished as anticipated in June-July, 2023, and if this results in oil production, then revenue from HV-1 well could commence circa August-September, 2023, recognizing that payment for oil sold is commonly received a month or so after such sale.

We are dependent on certain members of our management and technical team.

Investors in our Common Stock must rely upon the ability, expertise, judgment and discretion of our management and the success of our technical team in identifying, discovering, evaluating and developing reserves. Our performance and success are dependent, in part, upon key members of our management and technical team, and their loss or departure could be detrimental to our future success. In making a decision to invest in our Common Stock, you must be willing to rely to a significant extent on our management’s discretion and judgment. A significant amount of the interests in our Company held by members of our management and technical team have vested at the time of our initial public offering. While the Company currently has an equity incentive plan in place, there can be no assurance that our management and technical team will remain in place. The loss of any of our management and technical team members could have a material adverse effect on our results of operations and financial condition, as well as on the market price of our Common Stock. See “Management.”

Seismic studies do not guarantee that oil or gas is present or, if present, will produce in economic quantities.

Oil exploration and production companies, like we are, rely on seismic studies to assist in assessing prospective drilling opportunities on oil and gas properties, as well as on properties that a company may acquire. Such seismic studies are merely an interpretive tool and do not necessarily guarantee that oil or gas is present or, if present, will produce in economic or profitable quantities.

The potential lack of availability of, or cost of, drilling rigs, equipment, supplies, personnel, and crude oil field services could adversely affect our ability to execute on a timely basis exploration and development plans within any budget.

We may encounter an increase in the cost of securing needed drilling rigs, equipment, and supplies. Larger producers may be more likely to secure access to such equipment by offering more lucrative terms. If we are unable to acquire access to such resources or can obtain access only at higher prices, its ability to convert oil reserves into cash flow could be delayed, and the cost of producing from those oil reserves could increase significantly, which would adversely affect results of operations and financial condition. Barrister’s current drilling operations are limited, and availability of essential drilling assets may not become a risk factor until such time as we increase drilling operations.

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Our business plan requires substantial additional capital, which we may be unable to raise on acceptable terms in the future, which may in turn limit our ability to develop our exploration, appraisal, development and production activities.

We expect our capital outlays and operating expenditures to be substantial over the next several years as we expand our operations. Obtaining and/or reprocessing and/or reinterpreting seismic data, as well as exploration, appraisal, development and production activities entail considerable costs, and we expect that we will need to raise substantial additional capital, through future private or public equity offerings, strategic alliances or debt financing.

Our future capital requirements will depend on many factors, including:

●	the scope, rate of progress and cost of our exploration, appraisal, development and production activities;

●	oil and natural gas prices;

●	our ability to produce oil or natural gas;

●	the terms and timing of any drilling and other production-related arrangements that we may enter into;

●	the cost and timing of governmental regulatory approvals of permits, and;

●	the effects of competition from other companies and/or third-parties operating in the oil and gas industry

While we believe our operations will be adequately funded through a significant initial phase of drilling and production, additional financing may not be available on favorable terms, or at all. Even if we succeed in selling additional securities to raise funds, at such time the ownership percentage of our existing shareholders would be diluted and new investors may demand rights, preferences or privileges senior to those of existing shareholders. If we raise additional capital through debt financing, the financing may involve covenants that restrict our business activities. If we choose to farm-out our interests, we may lose operating control or influence over such assets.

Assuming we are able to timely commence exploration, appraisal, development and/or production activities, and/or to maintain oil/gas production, and/or to maintain force majeure status, then our rights to our mineral leasehold should extend for certain periods of time and/or for life of production. If we are unable to meet our commitments we may be subject to significant potential forfeiture of all or part of the mineral leasehold. If we are not successful in raising additional capital, we may be unable to continue our future exploration and production activities or successfully exploit our assets, and we may lose the rights to develop said assets.

A substantial or extended decline in global and/or local oil and/or natural gas prices may adversely affect our business, financial condition and results of operations.

The prices that we will receive for our oil and natural gas will significantly affect our revenue, profitability, access to capital and future growth rate. Historically, the oil and natural gas markets have been volatile and will likely continue to be volatile in the future. The prices that we will receive for our future production and the levels of our future production depend on numerous factors. These factors include, but are not limited to, the following:

●	changes in supply and demand for oil and natural gas;

●	the actions of the Organization of the Petroleum Exporting Countries (“OPEC”);

●	speculation as to the future price of oil and natural gas and the speculative trading of oil and natural gas futures contracts;

●	global economic conditions;

●	political and economic conditions, including embargoes in oil-producing countries or affecting other oil-producing activities, particularly in the Middle East, Africa, Russia and South America;

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●	the continued threat of terrorism and the impact of military and other action, including U.S. military operations in the Middle East;
●	the level of global oil and natural gas exploration and production activity;
●	the level of global oil inventories and oil refining capacities;
●	weather conditions and natural disasters;
●	technological advances affecting energy consumption;
●	governmental regulations and taxation policies;
●	proximity and capacity of transportation facilities;
●	the price and availability of competitors’ supplies of oil and natural gas; and
●	the price and availability of alternative fuels.

Lower oil prices may not only decrease our revenues on a per share basis but also may reduce the amount of oil that we can produce economically. A substantial or extended decline in oil and natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Unless we replace our oil reserves, our reserves and production will decline over time. Our business is dependent on our continued successful identification of productive fields and prospects and the identified locations in which we drill in the future may not yield oil or natural gas in commercial quantities.

Production from oil properties may decline as reserves are depleted, with the rate of decline depending on reservoir characteristics and other factors. Similarly, our current reserves will decline as the reserves are produced. Our future oil reserves and production, and therefore our cash flows and income, are highly dependent on our success in efficiently developing our current reserves and/or economically finding or acquiring additional recoverable reserves. While our team members have had success in identifying and developing commercially exploitable deposits and drilling locations in the past, we may be unable to replicate that success in the future. We may not identify any more commercially exploitable deposits or successfully drill, complete or produce more oil reserves, and the wells which we have drilled and currently plan to drill within our South Salinas Project area may not discover or produce any further oil or gas or may not discover or produce additional commercially viable quantities of oil or gas to enable us to continue to operate profitably. If we are unable to replace our future production, the value of our reserves will decrease, and our business, financial condition and results of operations will be materially adversely affected.

Our inability to access appropriate equipment and infrastructure in a timely manner may hinder our access to oil and natural gas markets or delay our future oil and natural gas production.

Our ability to market our future oil/gas production will depend substantially on the availability and capacity of processing facilities, tanker trucks, pipelines and other infrastructure. Our failure to obtain such facilities on acceptable terms could materially harm our business. We will rely on access to drilling rigs suitable for our projects. The availability of drilling rigs may be problematic or delayed, and we may not be able to gain timely access to suitable rigs. We may be required to shut-in oil/gas wells because of the absence of markets or because facilities are inadequate or nonexistent. If that were to occur, then we would be unable to realize revenue from those wells until arrangements were made to deliver the production to market, which could cause a material adverse effect on our financial condition and results of operations.

Additionally, the exploitation and sale of associated and non-associated natural gas and liquids will be subject to timely commercial processing and marketing of these products, which may depend on the contracting, financing, building and operating of infrastructure by third parties.

We are subject to numerous risks inherent to the exploration and production of oil and natural gas.

Oil and natural gas exploration and future production activities involve many risks that a combination of experience, knowledge and interpretation may not be able to overcome. Our future will depend on the success of our exploration and future production activities and on the development of infrastructure that will allow us to take advantage of our discoveries. As a result, our oil and natural gas exploration and future production activities are subject to numerous risks, including the risk that drilling will not result in commercially viable oil and natural gas production. Our decisions to purchase, explore or develop discoveries, prospects or licenses will depend in part on the evaluation of seismic data through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.

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Furthermore, the marketability of expected oil and natural gas production from any future discoveries and prospects will also be affected by numerous factors. These factors include, but are not limited to, market fluctuations of prices, proximity, capacity and availability of processing facilities, transportation vehicles and pipelines, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, allowable production, domestic supply requirements, importing and exporting of oil and natural gas, environmental protection and climate change). The effect of these factors, individually or jointly, may result in us not receiving an adequate return on invested capital.

In the event that our currently undeveloped discoveries and prospects are developed and become operational, they may not produce oil and natural gas in commercial quantities or at the costs anticipated, and our projects may cease production, in part or entirely, in certain circumstances. Discoveries may become uneconomic as a result of an increase in operating costs to produce oil and natural gas. Our actual operating costs may differ materially from our current estimates. Moreover, it is possible that other developments, such as increasingly strict environmental, climate change, health and safety laws and regulations and enforcement policies thereunder and claims for damages to property or persons resulting from our operations, could result in substantial costs and liabilities, delays, an inability to complete the development of our discoveries or the abandonment of such discoveries, which could cause a material adverse effect on our financial condition and results of operations.

We are subject to drilling and other operational environmental hazards.

The oil and natural gas business involves a variety of operating risks, including, but not limited to:

●	fires, blowouts, spills, cratering and explosions;
●	mechanical and equipment problems, including unforeseen engineering complications;
●	uncontrolled flows or leaks of oil, well fluids, natural gas, brine, toxic gas or other pollution;
●	gas flaring operations;
●	formations with abnormal pressures;
●	pollution, other environmental risks, and geological problems; and
●	weather conditions and natural disasters.

The development schedule of oil and natural gas projects, including the availability and cost of drilling rigs, equipment, supplies, personnel and oilfield services, is subject to delays and cost overruns.

Historically, some oil and natural gas development projects have experienced delays and capital cost increases and overruns due to, among other factors, the unavailability or high cost of drilling rigs and other essential equipment, supplies, personnel and oilfield services. To the extent we locate commercially viable reserves through our exploration and development activities, the cost to develop our projects will not have been fixed and will remain dependent upon a number of factors, including the completion of detailed cost estimates and final engineering, contracting and procurement costs. Our construction and operation schedules may not proceed as planned and may experience delays or cost overruns. Any delays may increase the costs of the project, requiring additional capital, and such capital may not be available in a timely and cost-effective fashion.

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Participants in the oil and gas industry are subject to numerous laws that can affect the cost, manner or feasibility of doing business.

Exploration and production activities in the oil and gas industry are subject to local laws and regulations. We may be required to make large expenditures to comply with governmental laws and regulations, particularly in respect of the following matters:

●	permits for drilling, long-term production, water disposal, conditional use and other matters;
●	licenses for drilling operations;
●	tax increases, including retroactive claims;
●	unitization of oil accumulations;
●	local content requirements (including the mandatory use of local partners and vendors); and
●	environmental requirements and obligations, including remediation or investigation activities.

Under these and other laws and regulations, we could be liable for personal injuries, property damage and other types of damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change, or their interpretations could change, in ways that could substantially increase our costs. These risks may be higher in developing countries in which we may at some point in the future decide to conduct our operations, where there could be a lack of clarity or lack of consistency in the application of these laws and regulations. Any resulting liabilities, penalties, suspensions or terminations could have a material adverse effect on our financial condition and results of operations

We and our operations are subject to numerous environmental, health and safety regulations which may result in material liabilities and costs.

We and our operations are subject to various international, foreign, federal, state and local environmental, health and safety laws and regulations governing, among other things, the emission and discharge of pollutants into the ground, air or water, the generation, storage, handling, use and transportation of regulated materials and the health and safety of our employees. We are required to obtain environmental permits from governmental authorities for our operations, including drilling permits for our wells. We have not been or may not be at all times in complete compliance with these permits and the environmental laws and regulations to which we are subject, and there is a risk that these laws and regulations could change in the future or become more stringent. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators, including through the revocation of our permits or the suspension or termination of our operations. If we fail to obtain permits in a timely manner or at all (due to opposition from community or environmental interest groups, governmental delays or any other reasons), or if we face additional requirements imposed as a result of changes in or enactment of laws or regulations, such failure to obtain permits or such changes in or enactment of laws could impede or affect our operations, which could have a material adverse effect on our results of operations and financial condition.

We, as an interest owner or as the designated operator of certain of our current and future discoveries and prospects, could be held liable for some or all environmental, health and safety costs and liabilities arising out of our actions and omissions as well as those of our block partners, third-party contractors or other operators. To the extent we do not address these costs and liabilities or if we do not otherwise satisfy our obligations, our operations could be suspended or terminated. We have contracted with and intend to continue to hire third parties to perform services related to our operations. There is a risk that we may contract with third parties with unsatisfactory environmental, health and safety records or that our contractors may be unwilling or unable to cover any losses associated with their acts and omissions. Accordingly, we could be held liable for all costs and liabilities arising out of the acts or omissions of our contractors, which could have a material adverse effect on our results of operations and financial condition.

We maintain insurance at levels that we believe are consistent with industry practices, but we are not fully insured against all risks. Our insurance may not cover any or all environmental claims that might arise from our future operations or at any of our asset areas. If a significant accident or other event occurs and is not covered by insurance, such accident or event could have a material adverse effect on our results of operations and financial condition.

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We expect continued and increasing attention to climate change issues and associated regulations to constrain and impede the oil/gas industry.

We expect continued and increasing attention to climate change issues. Various countries and regions have agreed to regulate emissions of greenhouse gases, including methane (a primary component of natural gas) and carbon dioxide (a byproduct of oil and natural gas combustion). The regulation of greenhouse gases and the physical impacts of climate change in the areas in which we, our customers and the end-users of our products operate could adversely impact our operations and the demand for our products.

Environmental, health and safety laws are complex, change frequently and have tended to become increasingly stringent over time. Our costs of complying with current and future climate change, environmental, health and safety laws, the actions or omissions of our block partners and third party contractors and our liabilities arising from releases of, or exposure to, regulated substances may adversely affect our results of operations and financial condition. See “Business—Environmental Matters and Regulation.”

We may incur substantial losses and become subject to liability claims as a result of future oil and natural gas operations, for which we may not have adequate insurance coverage.

We intend to maintain insurance against risks in the operation of the business we plan to develop and in amounts in which we believe to be reasonable. Such insurance, however, may contain exclusions and limitations on coverage. For example, we are not insured against political or terrorism risks. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition and results of operations.

The ongoing conflict in Ukraine could negatively affect the price of oil.

On February 24, 2022, Russia commenced a military attack on Ukraine. The outbreak of hostilities between the two countries could result in more widespread conflict and could have a severe adverse effect on the region and the markets for securities and commodities, including oil. In addition, sanctions imposed on Russia by the United States and other countries, and any sanctions imposed in the future could have a significant adverse impact on the Russian economy and related markets. The price and liquidity of oil may fluctuate widely as a result of the conflict and related events. How long such conflict and related events will last and whether it will escalate further cannot be predicted. Impacts from the conflict and related events could have significant impact on our performance, and the value of an investment in our Common Stock may decline significantly.

We may be subject to risks in connection with acquisitions and the integration of significant acquisitions may be difficult.

We periodically evaluate acquisitions of prospects, properties, mineral leases, licenses, reserves and other strategic transactions that appear to fit within our overall business strategy. The successful acquisition of these assets requires an assessment of several factors, including:

●	oil and/or gas reserves;
●	future oil and natural gas prices and their differentials;
●	development and operating costs; and
●	potential environmental and other liabilities.

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The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject assets that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the assets to fully assess their deficiencies and potential recoverable reserves. Inspections may not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We may not be entitled to contractual indemnification for environmental liabilities and could acquire assets on an “as is” basis. Significant acquisitions and other strategic transactions may involve other risks, including:

●	diversion of our management’s attention to evaluating, negotiating and integrating significant acquisitions and strategic transactions;
●	the challenge and cost of integrating acquired operations, information management and other technology systems and business cultures with those of ours while carrying on our ongoing business;
●	difficulty associated with coordinating geographically separate organizations; and
●	the challenge of attracting and retaining personnel associated with acquired operations.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our business. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our business. If our senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

If we fail to realize the anticipated benefits of a significant acquisition, our results of operations may be adversely affected.

The success of a significant acquisition will depend, in part, on our ability to realize anticipated growth opportunities from combining the acquired assets or operations with those of ours. Even if a combination is successful, it may not be possible to realize the full benefits we may expect in estimated proved reserves, production volume, cost savings from operating synergies or other benefits anticipated from an acquisition or realize these benefits within the expected time frame. Anticipated benefits of an acquisition may be offset by operating losses relating to changes in commodity prices, or in oil and gas industry conditions, or by risks and uncertainties relating to the exploratory prospects of the combined assets or operations, or an increase in operating or other costs or other difficulties, including the assumption of environmental or other liabilities in connection with the acquisition. If we fail to realize the benefits we anticipate from an acquisition, our results of operations may be adversely affected.

The requirements of being a public company may strain our resources, result in more litigation and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE American and other applicable securities rules and regulations. Complying with these rules and regulations have increased our legal and financial compliance costs, make some activities more difficult, time consuming or costly and increase demand on our systems and resources, including management. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are required to disclose changes made in our internal control and procedures on a quarterly basis. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may also need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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These new rules and regulations may make it more expensive for us to obtain director and officer liability insurance and, in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

By disclosing information in this prospectus and in other filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If those claims are successful, our business could be seriously harmed. Even if the claims do not result in litigation or are resolved in our favor, the time and resources needed to resolve them could divert our management’s resources and seriously harm our business.

We are subject to the examination of our tax returns and other tax matters by the U.S. Internal Revenue Service, states in which we conduct business, and other tax authorities. If our effective tax rates were to increase, or if the ultimate determination of our taxes owed is for an amount in excess of amounts previously accrued, our financial condition, operating results and cash flows could be materially adversely affected.

U.S. federal, state and local tax laws are being re-examined and evaluated. New laws and interpretations of the law are taken into account for financial statement purposes in the quarter or year that they become applicable. Tax authorities are increasingly scrutinizing the tax positions of companies. If U.S. federal, state or local tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operations may be adversely impacted.

In addition, any significant changes enacted by the current U.S. presidential administration to the Code or specifically to the Tax Cuts and Jobs Act (the “U.S. Tax Act”) enacted in 2017, or to regulatory guidance associated with the U.S. Tax Act, could materially adversely affect our effective tax rate.

The amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporate Law (“DGCL”) or our amended and restated certificate of incorporation or amended and restated bylaws, (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (5) any action asserting a claim governed by the internal affairs doctrine. Under our amended and restated certificate of incorporation, this exclusive form provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the exclusive forum provision in our amended and restated certificate of incorporation does not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act of 1933 (the “Securities Act”), the Exchange Act of 1934 (the “Exchange Act”), or the rules and regulations thereunder. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Our amended and restated certificate of incorporation provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. Therefore, the exclusive forum provision in our amended and restated certificate of incorporation will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Our business and results of operations may be materially adversely effected by inflationary pressures.

As of the date of this prospectus, inflationary pressures have led to increased construction materials and labor costs, specifically associated with steel, cement, and other materials. We believe we will continue to experience such pressures in future quarters, as well as potential delays in our contractors’ ability to requisition such materials. These pressures have led to an overall increase in budgeted construction costs. No assurance can be given that the costs of our projects will not exceed budgets. Any such cost overruns or delays could have a material adverse effect on our business.

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Risks Relating to This Offering

There can be no assurance that an active and liquid trading market for our Common Stock will develop or that we will be able to comply with the NYSE American’s continued listing standards.

Before our initial public offering in April 2023, there was no public market for shares of our Common Stock. Our Common Stock is currently listed on the NYSE American under the symbol “TPET.” There can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of Common Stock if you desire or need to sell them. We cannot provide any assurance that an active and liquid trading market in our Common Stock will develop or, if developed, that such market will continue.

There is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the NYSE American’s continued listing requirements. Our failure to continue to meet these requirements may result in our Common Stock being delisted from the NYSE American.

Our share price may be volatile, and purchasers of our Common Stock could incur substantial losses.

Our share price may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Common Stock at or above the initial public offering price. The market price for our Common Stock may be influenced by many factors, including, but not limited to:

●	the price of oil and natural gas;
●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;
●	regulatory developments in the United States and/or in any foreign countries where we may have operations in the future;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the industries in which we compete and issuance of new or changed securities;
●	analysts’ reports or recommendations;
●	the failure of securities analysts to cover our Common Stock or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our Common Stock;
●	the issuance of any additional securities of ours;
●	investor perception of our company and of the industry in which we compete; and
●	general economic, political and market conditions.

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A substantial portion of our total issued and outstanding shares may be sold into the market at any time. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

All of the shares sold in our April 2023 initial public offering are freely tradable without restrictions or further registration under the federal securities laws, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. The remaining Common Stock issued and outstanding are restricted securities as defined in Rule 144 under the Securities Act. Restricted securities may be sold in the United States public market only if registered or if they qualify for an exemption from registration, including by reason of Rules 144 or 701 under the Securities Act. All of our restricted shares will be eligible for sale in the public market beginning 180 days from the date of this prospectus, or October 14, 2023, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144, and also the lock-up agreements. Additionally, we intend to register all our Common Stock that we may issue under our employee benefit plans. Sales of a substantial number of our Common Stock, or the perception in the market that the holders of a large number of shares intend to sell Common Stock, could reduce the market price of our Common Stock.

The concentration of our share capital ownership among our largest shareholders, and their affiliates, will limit your ability to influence corporate matters.

Our five largest shareholders collectively own approximately 48% of our issued and outstanding Common Stock. Consequently, these shareholders have significant influence over all matters that require approval by our shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership will limit your ability to influence corporate matters, and as a result, actions may be taken that you may not view as beneficial.

Our Common Stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our Common Stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our Common Stock is not currently considered a “penny stock” since it is listed on the NYSE American, if we are unable to maintain listing and our Common Stock is no longer listed on the NYSE American, unless we maintain a per-share price above $5.00, our Common Stock will become a “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock or our warrants and may affect your ability to resell our Common Stock and our warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our Common Stock or our warrants will not be classified as a “penny stock” in the future.

Certain of our executive officers and directors have significant duties with, and spend significant time serving, entities that may compete with us in seeking acquisitions and business opportunities and, accordingly, may have conflicts of interest in allocating time or pursuing business opportunities.

Certain of our executive officers and directors, who are responsible for managing the direction of our operations, hold positions of responsibility with other entities (including affiliated entities) that are in the oil and natural gas industry. For example, our CEO is currently the President of Indonesia Energy Corp. (NYSE AMERICAN: INDO) and certain members of our board of directors hold board seats with other companies. These executive officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as to the other entities with which they are or may become affiliated. Due to these existing and potential future affiliations, they may present potential business opportunities to other entities prior to presenting them to us, which could cause additional conflicts of interest. They may also decide that certain opportunities are more appropriate for other entities with which they are affiliated, and as a result, they may elect not to present those opportunities to us. These conflicts may not be resolved in our favor. For additional discussion of our management’s business affiliations and the potential conflicts of interest of which our stockholders should be aware, see “Certain Relationships and Related Party Transactions.”

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Common Stock to be less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

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We do not intend to pay dividends on our Common Stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our shares appreciates.

We do not plan to declare dividends on shares of our Common Stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if the market price of our Common Stock appreciates, which may not occur, and you sell your shares at a profit. There is no guarantee that the price of our Common Stock that will prevail in the market after this offering will ever exceed the price that you pay.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

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●	uncertainties inherent in making estimates of our oil and natural gas data;
●	the successful implementation of our prospect discovery and development and drilling plans with the South Salinas Project;
●	projected and targeted capital expenditures and other costs, commitments and revenues;
●	our dependence on our key management personnel and our ability to attract and retain qualified technical personnel;
●	the ability to obtain financing and the terms under which such financing may be available;
●	the volatility of oil and natural gas prices;
●	the availability and cost of developing appropriate infrastructure around and transportation to our discoveries and prospects;
●	the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;
●	other competitive pressures;
●	potential liabilities inherent in oil and natural gas operations, including drilling risks and other operational and environmental hazards;
●	current and future government regulation of the oil and gas industry;
●	cost of compliance with laws and regulations;
●	changes in environmental, health and safety or climate change laws, greenhouse gas regulation or the implementation of those laws and regulations;
●	environmental liabilities;
●	geological, technical, drilling and processing problems;
●	military operations, terrorist acts, wars or embargoes;
●	the cost and availability of adequate insurance coverage;
●	our vulnerability to severe weather events; and
●	other risk factors discussed in the “Risk Factors” section of this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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INDUSTRY AND OTHER DATA

This prospectus contains industry, market and competitive position data from our own internal estimates and research as well as industry and general publications and research surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor definitions have been verified by an independent source.

The industry in which we operate is subject to risks and uncertainties due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants by the Selling Stockholders to the extent they are exercised for cash. We estimate that the maximum proceeds that we may receive from the exercise of the Warrants, assuming all the Warrants are exercised at their average exercise price of $1.03, will be $3,758,793. We do not know, however, whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised. It is possible that the Warrants will expire and never be exercised. There are circumstances under which the Warrants may be exercised on a cashless basis. In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We intend to use the aggregate net proceeds from the exercise of the Warrants for general corporate purposes, including working capital. The actual allocation of proceeds realized from the exercise of these Warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. The Selling Stockholders will pay any expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of its shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

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MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is listed on the NYSE American under the symbol “TPET.” A description of our Common Stock is set forth under the heading “Description of Capital Stock” beginning on page 73 of this prospectus.

The last reported sale price for our Common Stock on June 14, 2023 was $1.35 per share.

Holders

As of June 14, 2023, there were 24,824,202 shares of our Common Stock, held by approximately 53 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

PRIVATE PLACEMENTS

January 2022 Securities Purchase Agreement

On January 28, 2022, the Company entered into a Securities Purchase Agreement (“January 2022 SPA”) with GenCap Fund I LLC, pursuant to which (i) in exchange for $4,500,000 in consideration, the Company issued senior secured convertible promissory notes with an aggregate principal amount of $4,500,000, (ii) 2,519,451 Common Warrants to purchase up to 2,519,451 shares of Common Stock with an exercise price of $1.03, and (iii) 375,000 shares of Common Stock to the investors on the date of the Company’s initial public offering.

In connection with the January 2022 SPA, the Company entered into a registration rights agreement (the “GenCap RRA”), pursuant to which the Company is obligated to register for resale at least the number of Common Stock equal to 125% of the sum of the maximum number of shares of Common Stock issuable upon the exercise of the Common Warrants within 60 days following the completion of the Company’s initial public offering. In the event the Company does not effect the resale registration within the 60 day window, the Company will owe certain liquidated damages to the holders of the Common Warrants, as more fully described in the GenCap RRA.

September 2022 Securities Purchase Agreement

On September 20, 2022, the Company entered into a Securities Purchase Agreement (“September 2022 SPA”) with three investors, which included original issue discount senior notes (“OID Notes”) with gross proceeds of $444,000, a 10% Original Issue Discount (“OID”) of $44,000 and placement agent fees of $70,438, for net proceeds of $329,562 to the Company. The September 2022 SPA included Pre-Funded Warrants to purchase an aggregate of 400,000 shares of the Company’s Common Stock which can be exercised from the date of the warrant agreement to five years from the date of the Company’s initial public offering at an exercise price of $0.01 per share.

In connection with the September 2022 SPA, the Company entered into a registration rights agreement (the “September 2022 RRA”), pursuant to which the Company is obligated to register for resale at least the number of Common Stock equal to 125% of the sum of the maximum number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants within 90 days following the completion of the Company’s initial public offering. In the event the Company does not effect the resale registration within the 90 day window, the Company will owe certain liquidated damages to the holders of the Pre-Funded Warrants, as more fully described in the September 2022 RRA.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuances of the Warrants, see “Private Placements” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholders, based on its ownership of the shares of Common Stock and warrants, as of June 14, 2023, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third and fourth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

Under the terms of the Warrants, a Selling Stockholder may not exercise the warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the table below does not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Shares Owned prior to Offering		Shares Offered by this Prospectus		Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Cavalry Investment Fund LP	1,576,468	(2)	474,924	(3)	1,101,544	4.4%
Firstfire Global Opportunities Fund LLC	1,451,468	(4)	349,924	(5)	1,101,544	4.5%
LTS Holdings LLC	1,269,468	(6)	349,924	(7)	919,544	3.7%
Primal Nutrition Inc.	3,090,437	(8)	887,348	(9)	2,203,089	8.9%
GenCap Fund I LLC	2,460,782	(10)	887,348	(11)	1,573,434	6.3%
Elpis Capital Ltd.	2,902,937	(12)	699,848	(13)	2,203,089	8.9%

(1)	Percentages are based on 24,824,202 shares of Common Stock outstanding as of June 14, 2023.

(2)	Consists of (i) 1,101,544 shares of Common Stock, (ii) Common Warrants to purchase up to 349,924 shares of Common Stock, and (iii) Pre-Funded Warrants to purchase up to 125,000 shares of Common Stock.

(3)	Consists of (i) Common Warrants to purchase up to 349,924 shares of Common Stock and (ii) Pre-Funded Warrants to purchase up to 125,000 shares of Common Stock.

(4)	Consists of (i) 1,01,544 shares of Common Stock and (ii) Common Warrants to purchase up to 349,924 shares of Common Stock.

(5)	Consists of Common Warrants to purchase up to 349,924 shares of Common Stock.

(6)	Consists of (i) 919,544 shares of Common Stock and (ii) Common Warrants to purchase up to 349,924 shares of Common Stock.

(7)	Consists of Common Warrants to purchase up to 349,924 shares of Common Stock.

(8)

Consists of (i) 2,203,089 shares of Common Stock, (ii) Common Warrants to purchase up to 699,848 shares of Common Stock, and (iii) 187,500 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

(9)	Consists of (i) Common Warrants to purchase up to 699,848 shares of Common Stock and (ii) Pre-Funded Warrants to purchase up to 187,500 shares of Common Stock.

(10)	Consists of (i) 1,573,434 shares of Common Stock, (ii) Common Warrants to purchase up to 699,848 shares of Common Stock, and (iii) Pre-Funded Warrants to purchase up to 187,500 shares of Common Stock.

(11)	Consists of (i) Common Warrants to purchase up to 699,848 shares of Common Stock and (ii) Pre-Funded Warrants to purchase up to 187,500 shares of Common Stock.

(12)	Consists of (i) 2,203,089 shares of Common Stock and (ii) Common Warrants to purchase up to 699,848 shares of Common Stock.

(13)	Consists of Common Warrants to purchase up to 699,848 shares of Common Stock.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of: (i) the date that all securities covered by the September 2022 RRA and GenCap RRA no longer constitute registrable securities, or (ii) the two year anniversary of the dates of the September 2022 RRA and GenCap RRA. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and operating results together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. We assume no obligations to update any of these forward looking statements. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements. For convenience of presentation some of the numbers have been rounded in the text below.

Overview

The Company was incorporated in the state of Delaware on July 19, 2021. The Company is engaged in the exploration and development of the South Salinas Project, a non-producing oil and gas property it acquired from Trio LLC. The Company is headquartered in Bakersfield, California, with its principal offices located at 5401 Business Park, Suite 115, Bakersfield, CA, 93309.

For the period from July 19, 2021 (inception) through October 31, 2021, we generated no revenues, reported a net loss of $102,064, and cash flow used in operating activities of $258,923. For the year ended October 31, 2022, we generated no revenues, reported a net loss of $3,800,392 and cash flows used in operating activities of $502,144. For the six months ended April 30, 2023, we generated no revenues, reported a net loss of $3,054,238, and cash flows used in operating activities of $801,266. As of April 30, 2023, we had an accumulated deficit of $6,956,694. There is substantial doubt regarding our ability to continue as a going concern as a result of our accumulated deficit and no source of revenue sufficient to cover our cost of operation as well as our dependence on private equity and financings. See “Risk Factors—Risks Relating to Our Business—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the year ended October 31, 2022 and for the period from July 19, 2021 (inception) through October 31, 2021”.

Acquisition of South Salinas Project

On September 14, 2021, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Trio LLC to acquire an 82.75% working interest in the South Salinas Project (which was subsequently increased to a 85.75% working interest); the working interest includes the purchased percentage of the South Salinas Project’s leases, wells and inventory in exchange for $300,000 cash, a non-interest-bearing note payable of $3,700,000 due to Trio LLC on December 17, 2021 and 4,900,000 shares of the Company’s $0.0001 par value common stock. At the time of the acquisition, this share issuance constituted 45% of the total amount of issued shares of the Company. As of April 30, 2023, there were no proved reserves attributable to the approximate 9,300 acres of the property. The Company accounted for the purchase as an asset acquisition, as prescribed in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 – Business Combinations. The asset and associated asset retirement obligations (“ARO”) were recorded based on relative fair value at the estimated fair value of the consideration paid.

Drilling Contract with Ensign United States Drilling (California) Inc.

Pursuant to express authorization from the Company, on April 19, 2023, Trio LLC entered into a Drilling Bid Proposal and Daywork Drilling Contract – U.S. (the “Drilling Contract”) with Ensign United States Drilling (California) Inc. (“Ensign”). Under the Drilling Contract, Ensign agreed to perform drilling services for Trio LLC on a daywork basis to drill and complete the HV-1 confirmation well at Presidents Oilfield: this work began on about May 3, 2023 and has been successfully completed. The Drilling Agreement covers an initial term that terminated upon completion of the HV-1 confirmation well at a day rate of approximately $18,250 per day, with the option to extend the Drilling Agreement for additional wells upon mutual agreement. The Drilling Agreement requires Trio LLC to pay for drilling fluids and certain additional reimbursable costs related to the equipment and materials of Ensign, as applicable. The Drilling Agreement further requires Trio LLC to pay mobilization and demobilization fees of Ensign.

Impact of COVID-19 Pandemic

In March 2020, the World Health Organization characterized the outbreak of the novel strain of coronavirus, specifically identified as COVID-19, as a global pandemic. This has resulted in governments enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business, resulting in a global economic slowdown. Equity markets have experienced significant volatility and weakness and the governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s operating results and financial position in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control, including new information which may emerge concerning the spread and severity of COVID-19 and actions taken to address its impact, among others. The repercussions of this health crisis could have a material adverse effect on the Company’s business, financial condition, liquidity and operating results.

In response to COVID-19, the Company has implemented working practices to address potential impacts to its operations, employees and customers, and will take further measures in the future if and as required. At present, we do not believe there has been any appreciable impact on the Company specifically associated with COVID-19.

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Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

RESULTS OF OPERATIONS

Six Months Ended April 30, 2023 compared to the Six Months Ended April 30, 2022 (unaudited)

For the six months ended April 30, 2023, operating expenses increased by approximately $688,847, or 140%, to $1,182,308 compared to operating expenses of $493,461 for the six months ended April 30, 2022. The operating expenses for the six months ended April 30, 2023 were attributable to exploration expenses of $25,415, general and administrative expenses of $1,155,504 and accretion expense of $1,389. We also incurred other expenses for the six months ended April 30, 2023 of $1,871,930, of which approximately $750,000 was attributable to interest expenses associated with debt and $1,125,000 was due to a loss on a note conversion. The operating expenses for the six months ended April 30, 2022 were attributable to exploration expense of $26,031, general and administrative expenses of $466,041, and accretion expense of $1,389. We also incurred other expenses of $1,883,746, of which approximately $560,000 was attributable to interest expenses associated with debt and approximately $1,325,000 was due to penalty fees associated with a note.

Net Loss

For the six months ended April 30, 2023, net loss increased by approximately $677,031, or 28.5%, to approximately $3,054,238 compared to net loss of $2,377,207 for the six months ended April 30, 2022.

Year Ended October 31, 2022 compared to the Period from July 19, 2021 (inception) through October 31, 2021

For the year ended October 31, 2022, operating expenses increased by approximately $742,079, or 1160%, to $806,028 compared to operating expenses of $63,949 for the period from July 19, 2021 (inception) through October 31, 2021. The operating expenses for the year ended October 31, 2022 was attributable to exploration expense of $28,669, general and administrative expenses of $365,390, legal fees of $409,191 and accretion expense of $2,778. We also incurred other expenses for the year ended October 31, 2022 of $2,994,364, of which $1,661,981 was attributable to interest expenses and $1,322,933 was attributable to penalty fees associated with debt. The operating expenses for the period from July 19, 2021 (inception) through October 31, 2021 were attributable to exploration expense of $38,763, general and administrative expenses of $17,313, legal fees of $7,514 and accretion expense of $359. We also incurred other expenses of $38,115, which was attributable to interest expenses.

Net Loss

For the year ended October 31, 2022, net loss increased by approximately $3,698,328, or 3623%, to approximately $3,800,392 compared to net loss of $102,064 for the period from July 19, 2021 (inception) through October 31, 2021.

Liquidity and Capital Resources

As of April 30, 2023, we had $2,308,948 in current assets and $1,170,801 in current liabilities. We had $2,188,209 in cash and our accumulated deficit was $6,956,694.

As of October 31, 2022, we had $1,752,529 in current assets and $6,710,652 in current liabilities. We had $73,648 in cash and our accumulated deficit was $3,902,456.

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Cash Flows:

	October 31, 2022	October 31, 2021	April 30, 2023	April 30, 2022

Cash used in operating activities	$(502,144)	$(258,923)	$(801,266)	$(298,666)
Cash used in investing activities	-	(300,000)	(970,168)	-
Cash provided by financing activities	496,915	637,800	3,885,995	469,500
Net increase (decrease) in cash	$(5,229)	$78,877	$2,114,561	$170,834

Cash Flows From Operating Activities

For the six months ended April 30, 2023 (unaudited), we used $801,266 of cash in our operating activities, which was primarily attributable to our net loss of $3,054,238, adjusted for non-cash expenses in the aggregate amount of $1,695,067, as well as $557,905 of net cash provided to fund changes in the levels of operating assets and liabilities.

For the six months ended April 30, 2022 (unaudited), we used $298,666 of cash in our operating activities, which was primarily attributable to our net loss of $2,377,207, adjusted for non-cash expenses in the aggregate amount of $1,791,723, as well as $286,818 of net cash provided to fund changes in the levels of operating assets and liabilities.

For the year ended October 31, 2022, we used $502,144 of cash in our operating activities, which was primarily attributable to increased interest expenses and penalty fees related to debt, as well as increased expenses related to our initial public offering.

For the period from July 19, 2021 (inception) through October 31, 2021, we used $258,923 of cash in our operating activities, which was primarily attributable to increased expenses related to our initial public offering.

Cash Flows From Investing Activities

For the six months ended April 30, 2023 (unaudited), we used 970,168 of cash in our investing activities, which is attributable to approximately $1.3 million related to drilling exploratory wells and approximately $200,000 related to acquisition costs, both of which were capitalized and are reflected in the balance of the oil and gas property as of April 30, 2023. These amounts were offset by approximately $0.5 million in amounts used from the Advance to Operators account, which is designated for costs for the Hames Valley #1 well.

For the six months ended April 30, 2022 (unaudited), we used no cash for investing activities.

For the period from July 19, 2021 (inception) through October 31, 2021, we used $300,000 of cash in our investing activities, which was attributable to cash paid for the acquisition of our unproved oil and gas properties.

Cash Flows From Financing Activities

For the six months ended April 30, 2023, we received $3,885,995 in cash from financing activities, which was primarily attributable to $6.4 million in gross proceeds from the issuance of common stock, offset by the payment of offering costs of approximately $1.0 million and the payment of notes payables of approximately $1.5 million. .

For the six months ended April 30, 2022, we received $469,500 in cash from financing activities, which was primarily attributable to approximately $4.5 million in gross proceeds from the issuance of notes payables to investors, offset by the repayment of notes payables of approximately $2.9 million and $1.1 million for the aggregate payment of debt issuance costs and deferred offering costs.

For the year ended October 31, 2022, we received $496,915 from the issuance of debt and common stock.

For the period from July 19, 2021 (inception) through October 31, 2021, we received $637,800 from the issuance of common stock.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act.

Contractual Obligations and Commitments

Note Payable — Related Party

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On September 14, 2021, the Company entered into a related party note payable with Trio LLC as part of the agreement for the purchase of an 82.75% working interest in the SSP. Per the Third Amendment signed on May 27, 2022, a portion of a previous payment made to Trio LLC was used to fund a lease extension payment to a third-party; as the payment previously made was to be used for other expenditures, the amount used to fund the lease extension was added to the remaining amount due to Trio LLC, increasing it from $780,000 to $1,032,512. Per an extension signed during March 2023 to the Fourth Amendment, the Company made a final payment of $1,032,512 upon the consummation of its IPO. As of April 30, 2023 and October 31, 2022, the balance of the related party note payable was $0 and $1,025,497 (net of imputed interest of $7,015), respectively, with aggregate payments made of $1,032,512 and $2,920,000, respectively, and interest expense recognized of $0 and $7,015 for the three and six months ended April 30, 2023, respectively, and $15,215 and $80,136 during the three months and six months ended April 30, 2022, respectively.

Fourth Amendment to Purchase and Sale Agreement

On December 22, 2022, the Company and Trio LLC entered into the Fourth Amendment to the Purchase and Sale Agreement (the “Fourth Amendment”).

The terms of the Fourth Amendment provide for the following:

The Company was granted a 120 day option (commencing on January 1, 2023, now expired) to acquire any or all of the following three assets currently owned in part by Trio LLC (the “Optioned Assets”). The price for this option was $150,000 (the “Option Fee”), which was paid by the Company to Trio LLC. The Optioned Assets are as follows:

●	The Hangman Hollow Field asset with an option to acquire Trio LLC’s 44% working interest and their Operatorship;
●	The Kern Front Field asset with an option to acquire Trio LLC’s 22% working interest and their Operatorship; and
●	The Union Ave Field with an option to acquire Trio LLC’s 18% working interest and their Operatorship;

The Optioned Assets are all located in California and are detailed in exhibits to the Fourth Amendment. In order evaluate the Optioned Assets, the Company agreed to engage KLSP to do a detailed analyses and estimations of the oil and gas reserves and of the fair market values of each of these three assets, at a cost not to exceed $40,000. After such analysis is completed, the Company will determine its interest in acquiring any or all of the Optioned Assets. The 120-day option period has now expired but the Company and Trio LLC are nevertheless continuing to work together cooperatively toward the goal of facilitating the Company’s acquisition of the Optioned Assets.

On May 12, 2023, the Company announced the signing of an Acquisition Agreement to potentially acquire up to 100% of the working interest in the Union Ave Field. The Agreement is between the Company and Trio LLC that is Operator of and owns 20% working interest in the field. The Company and Trio LLC together will attempt to facilitate acquisition of the remaining 80% working interest at the field. Trio LLC is partly owned and controlled by members of Trio’s management and this acquisition would be a related party transaction and, therefore, a special committee of Trio’s board of directors (the “Trio Special Committee”) has been formed to evaluate and negotiate the acquisition terms. Trio has engaged KLSP to conduct a comprehensive analysis and valuation of the asset, which analysis has been delivered to the Company and is being evaluated by the Trio Special Committee.

The Company paid Trio LLC $60,529.40, which amount is one-half (1/2) of the amount paid by Trio LLC to acquire additional working interest in the South Salinas Project, for which payment the Company shall be assigned an additional 3.026471% working interest in the South Salinas Project, which working interest amount is one-half (1/2) of the working interest that was acquired by Trio LLC. This assignment shall be completed pursuant to an Assignment and Bill of Sale agreed upon by the Company and Trio LLC.

The Company agreed to start the process of pursuing and consummating additional lease acquisitions in the areas deemed by the parties to be higher priority areas lying within and around the South Salinas Project Area. Such acquisitions shall be for an aggregate purchase price not to exceed approximately $79,000.00. Some leases were acquired in February and March 2023, as described more-fully elsewhere hereunder.

The Company authorized Trio LLC to engage the services of a contractor to do road access work and dirt-moving work (estimated to cost approximately $170,000.00) that was necessary before the commencement of drilling the HV-1 well.

The Company agreed, retroactively commencing on May 1, 2022, to accrue a monthly consulting fee of $35,000.00, due and payable by the Company to Trio LLC no later than two weeks following the closing date of Company’s IPO. This fee is intended to cover the work being done for the Company by Trio LLC’s employees prior to the closing date of the Company’s IPO.

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Unproved Properties Leases

Trio LLC is the Operator of the Project and is the Lessee of various leases that pertain to the SSP, all of which leases are currently valid.

One long-standing lease covers 8,417 acres of the SSP. This lease is currently valid and is held by contractual agreement in “force majeure” status until June 19, 2023, after which time the validity of the lease will be maintained by the drilling of the HV-1 well which, as noted above, was drilled in May, 2023 (note: the drilling of a well maintains the validity of the lease for a period of time under a continuous drilling provision) and/or the lease will be held-by-production (HBP) due to production from the HV-1 well and/or subsequent wells.

Another long-standing lease covers 160 acres of the SSP and is currently held by delay rental. The lease is renewed every three years and is slated for its next renewal on October 26, 2025. Until drilling commences, the Company is required to make delay rental payments of $30/acre per year. The Company is currently in compliance with this requirement.

During February and March of 2023, the Company entered into additional leases with twenty-year term that cover two additional areas of the SSP, one of which areas comprises 360 acres and the other 307.75 acres, or 657.75 acres collectively. The rental payments are $25/year and $30/year on the 360 acre and on the 307.75 acre leases, respectively, and the first-year rental has been paid in-advance for both leases. These rental payment amounts were capitalized and are reflected in the balance of the oil and gas property as of April 30, 2023.

As of April 30, 2023, Trio LLC and the Company assessed the unproved properties of the SSP for impairment, analyzing future drilling plans, leasehold expiration and the existence of any known dry holes in the area. Management concluded there is no impairment allowance required as of the balance sheet date.

Securities Purchase Agreement with Investors

On January 28, 2022, the Company entered into a Securities Purchase Agreement (“January 2022 SPA”) with GenCap Fund I LLC (“GenCap”), pursuant to which (i) in exchange for $4,500,000 in consideration, the Company issued senior secured convertible promissory notes (the “January 2022 Notes”) with an aggregate principal amount of $4,500,000 (ii) the Company issued warrants to purchase up to 50% of the number of shares of Common Stock issued upon the full conversion of the January 2022 Notes, and (iii) conditional upon a successful IPO, the Company agreed to issue commitment shares (“Commitment Shares”) to the investors (“GenCap Investors”) upon the date of the Company’s IPO. The Notes were collateralized with a security interest in the oil and gas properties, which was to be perfected by April 28, 2022. In the event the collateral was not perfected by April 28, 2022, the Company was required to deliver 4,500,000 shares (“Default Shares”) to the investors. The Default Shares were initially held in escrow until the earlier of a) the granting and perfection of the security interest, b) the conversion of the January 2022 Notes upon the IPO or c) April 28, 2022. As the Company failed to perfect the security interest and no IPO occurred by April 28, 2022, the Default Shares were delivered to the investors on April 28, 2022.

The January 2022 Notes have a maturity date on the earlier of April 30, 2023 (such maturity date being extended initially from January 28, 2023 pursuant to the amendment to the January 2022 Notes signed on January 23, 2023 and again from February 28, 2023 pursuant to the second amendment to the January 2022 Notes signed on February 23, 2023) or the IPO and bear interest at a rate of 8% per annum, which is to be accrued and paid on the maturity date. Because the Company’s IPO did not occur by August 1, 2022 and the Company did not default on the January 2022 Notes, the interest percentage increased to 15% per annum. The principal and interest payable on the January 2022 Notes will automatically convert into shares upon IPO. The conversion price is the lesser of i) the IPO price multiplied by the discount of 50% or ii) the opening price of the shares of Common Stock on the trading day following the date of the IPO multiplied by the discount of 50%. The number of conversion shares is the outstanding principal amount divided by the conversion price. Upon IPO, the debt will convert into a fixed dollar amount of $9,000,000 of a variable number of shares. Additionally, the Company has the option to prepay the Notes at any time after the original issue date prior to the maturity date at an amount equal to 125% of the prepayment amount.

The Commitment Shares are to be issued upon the date of the IPO. The number of Commitment Shares to be issued is a variable number of shares for a fixed total dollar amount of $1,125,000, which is 25% of the aggregate January 2022 Notes principal balance divided by the offering price of the IPO. No shares will be issued if there is no IPO.

Pursuant to the terms of the January 2022 SPA, the Company issued warrants to purchase Common Stock to the GenCap Investors (the “Common Warrants”). The Common Warrants are exercisable into up to 50% of the number of shares of Common Stock issued upon full conversion of the Notes, with an exercise price equal to the conversion price. Accordingly, upon IPO, warrant holders can receive up to $4,500,000 worth of Common Stock in exchange for a cash payment of 50% of the IPO price, or up to $2,250,000.

In addition, the Company agreed to enter into a registration rights agreement (the “GenCap RRA”) in conjunction with the SPA. Pursuant to the GenCap RRA, the Company is obligated to register for resale at least the number of Common Stock equal to 125% of the sum of the maximum number of shares of Common Stock issuable upon the exercise of the Common Warrants within 60 days following the completion of the Company’s IPO. In the event the Company does not effect the resale registration within the 60 day window, the Company will owe certain liquidated damages to the holders of the Common Warrants, as more fully described in the GenCap RRA.

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Bridge Note

During September 2022, the Company entered into an agreement or bridge note (“Bridge Note”) with three investors; the Bridge Note includes original issue discount senior notes (“Notes”) with gross proceeds of $444,000, a 10% Original Issue Discount (“OID”) of $44,000 and debt issuance costs of $70,438, for net proceeds of $329,562 to the Company. The Bridge Note included pre-funded warrants that permit the investors to purchase a number of shares of the Company’s common stock (equal to 100% of the original principal amount of the Notes), which can be exercised from the date of the warrant agreement to five years from the date of the Company’s IPO at an exercise price of $0.01. The Notes had a maturity date of the earlier of i) April 30, 2023 or ii) the completion of the IPO (see Note 10). The Notes bore interest at 8% per annum, which would waived if the Company completed a successful IPO within 90 days of the closing of financing; in the event of default, the interest percentage would increase to 15% per annum.

The Company also issued pre-funded warrants in connection with the Bridge Note to purchase a number of shares equal to the number of dollars of the Notes, or 400,000, at an exercise price of $0.01 per share; the Company determined the warrants are equity classified and can be exercised at any time from the date of the warrant agreement to five years from the date of the completion of the IPO (see Note 9). The Company also incurred debt issuance costs of $70,438 in connection with the issuance of the Notes and warrants. The values of the OID, warrants and debt issuance costs are recorded as debt discounts and amortized over the life of the Notes as interest expense.

Upon consummation of its IPO, the Company repaid the Bridge Note in the amount of $440,000 and interest was waived by the investors. As of April 30, 2023 and October 31, 2022, the balance of the Bridge Note (which is included within the Notes payable – investors, net of discounts line item on the balance sheet) is $0 and $265,719, respectively, with interest expenses of $59,574 and $174,281 for the three and six months ended April 30, 2023, respectively.

Board of Directors Compensation

On July 11, 2022, the Company’s Board of Directors approved compensation for each of the non-employee directors of the Company as follows: an annual retainer of $50,000 cash, plus an additional $10,000 for each Board committee upon which the Director serves, each paid quarterly in arrears. Payment for this approved compensation will commence upon successful completion of the Company’s IPO.

Agreement with Advisors

On July 28, 2022, the Company entered into an agreement with Spartan Capital Securities, LLC (“Spartan”) whereby Spartan will serve as the exclusive agent, advisor or underwriter in any offering of securities of the Company for the term of the agreement, which is one year. The agreement provides for a $25,000 refundable advance (which will be reimbursed to the Company to the extent not actually incurred, regardless of the termination of the offering (see FINRA Rule 5110(g)(4)(A)) upon execution of the agreement and completion of a bridge offering to be credited against the accountable expenses incurred by Spartan upon successful completion of the IPO, a cash fee or an underwriter discount of 7.5% of the aggregate proceeds raised in the IPO, warrants to purchase a number of Common Stock equal to 5% of the aggregate number of Common Stock placed in the IPO, an expense allowance of up to $150,000 for fees and expenses of legal counsel and other out-of-pocket expenses and 1% of the gross proceeds of the IPO to Spartan for non-accountable expenses. The agreement also provides for an option to Spartan that is exercisable within 45 days after the closing of the IPO to purchase up to an additional 15% of the total number of securities offered by the Company in the IPO.

Critical Accounting Policies and Estimates

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, equity-based transaction and disclosure of contingent assets and liabilities at the date of the financial statements, and the revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Some of the more significant estimates required to be made by management include estimates of oil and natural gas reserves (when and if assigned) and related present value estimates of future net cash flows therefrom, the carrying value of oil and natural gas properties, accounts receivable, ARO and the valuation of equity-based transactions. Accordingly, actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no equivalents as of April 30, 2023.

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Prepaid Expenses

Prepaid expenses consist primarily of prepaid services which will be expensed as the services are provided within twelve months.

Deferred Offering Costs

Deferred offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the planned Initial Public Offering (“IPO”). As of April 30, 2023 and October 31, 2022, offering costs in the aggregate of $0 and $1,643,881, respectively, were deferred.

Oil and Gas Assets and Exploration Costs – Successful Efforts

The Company is in the exploration stage and has not yet realized any revenues from its operations. It applies the successful efforts method of accounting for crude oil and natural gas properties. Under this method, exploration costs such as exploratory geological and geophysical costs, delay rentals and exploratory overhead are expensed as incurred. If an exploratory property provides evidence to justify potential development of reserves, drilling costs associated with the property are initially capitalized, or suspended, pending a determination as to whether a commercially sufficient quantity of proved reserves can be attributed to the area as a result of drilling. At the end of each quarter, management reviews the status of all suspended exploratory property costs in light of ongoing exploration activities; in particular, whether the Company is making sufficient progress in its ongoing exploration and appraisal efforts. If management determines that future appraisal drilling or development activities are unlikely to occur, associated exploratory well costs are expensed.

Costs to acquire mineral interests in crude oil and/or natural gas properties, drill and equip exploratory wells that find proved reserves and drill and equip development wells are capitalized. Acquisition costs of unproved leaseholds are assessed for impairment during the holding period and transferred to proven crude oil and/or natural gas properties to the extent associated with successful exploration activities. Significant undeveloped leases are assessed individually for impairment, based on the Company’s current exploration plans, and a valuation allowance is provided if impairment is indicated. Capitalized costs from successful exploration and development activities associated with producing crude oil and/or natural gas leases, along with capitalized costs for support equipment and facilities, are amortized to expense using the unit-of-production method based on proved crude oil and/or natural gas reserves on a field-by-field basis, as estimated by qualified petroleum engineers. As of April 30, 2023, all of the Company’s oil and gas properties were classified as unproved properties and were not subject to depreciation, depletion and amortization.

Unproved oil and natural gas properties

Unproved oil and natural gas properties typically carry costs incurred to acquire unproved leases. Unproved lease acquisition costs are capitalized until the lease expires or when the Company specifically identifies a lease that will revert to the lessor, at which time it charges the associated unproved lease acquisition costs to exploration costs.

Unproved oil and natural gas properties are assessed periodically for impairment on a property-by-property basis based on remaining lease terms, drilling results or future plans to develop acreage.

Impairment of Other Long-lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition. If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value. With regards to oil and gas properties, this assessment applies to proved properties; unproved properties are assessed for impairment either at an individual property basis or a group basis.

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As of April 30, 2023, the Company had no impairment of long-lived assets.

Asset Retirement Obligations

ARO consist of future plugging and abandonment expenses on oil and natural gas properties. In connection with the South Salinas Project acquisition described above, the Company acquired the plugging and abandonment liabilities associated with six temporarily shut-in, idle wells. The fair value of the ARO was recorded as a liability in the period in which the wells were acquired with a corresponding increase in the carrying amount of oil and natural gas properties. The Company plans to utilize the six wellbores acquired in the South Salinas Project acquisition in future production, development and/or exploration activities. The liability is accreted for the change in its present value each period based on the expected dates that the wellbores will be required to be plugged and abandoned. The capitalized cost of ARO is included in oil and gas properties and is a component of oil and gas property costs for purposes of impairment and, if proved reserves are found, such capitalized costs will be depreciated using the units-of-production method. The asset and liability are adjusted for changes resulting from revisions to the timing or the amount of the original estimate when deemed necessary. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party. On September 14, 2021, the Company acquired an 82.75% working interest in the South Salinas Project from Trio LLC in exchange for cash, a note payable to Trio LLC and the issuance of 4.9 million shares of Common Stock. The Company subsequently acquired an additional 3% working interest and now holds an 85.75% working interest in the South Salinas Project. As of the date of the acquisition, Trio LLC owned 45% of the outstanding shares of the Company and is considered a related party.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely than not” that a deferred tax asset will not be realized. At April 30, 2023, the Company’s net deferred tax asset has been fully reserved.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the statements of operations when a determination is made that such expense is likely. The Company is subject to income tax examinations by major taxing authorities since inception.

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Fair Value Measurements

The carrying values of financial instruments comprising cash and cash equivalents, payables, and notes payable-related party approximate fair values due to the short-term maturities of these instruments. The notes payable- related party is considered a level 3 measurement. As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques.

There are no assets or liabilities measured at fair value on a recurring basis. Assets and liabilities accounted for at fair value on a non-recurring basis in accordance with the fair value hierarchy include the initial allocation of the asset acquisition purchase price, including asset retirement obligations, the fair value of oil and natural gas properties and the assessment of impairment.

The fair value measurements and allocation of assets acquired are measured on a nonrecurring basis on the acquisition date using an income valuation technique based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs used to determine the fair value include estimates of: (i) reserves; (ii) future commodity prices; (iii) operating and development costs; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in the Company’s estimated cash flows are the product of a process that begins with NYMEX forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that the Company’s management believes will impact realizable prices. These inputs require significant judgments and estimates by the Company’s management at the time of the valuation.

The fair value of additions to the asset retirement obligation liabilities is measured using valuation techniques consistent with the income approach, which converts future cash flows to a single discounted amount. Significant inputs to the valuation include: (i) estimated plug and abandonment cost per well for all oil and natural gas wells and for all disposal wells; (ii) estimated remaining life per well; (iii) future inflation factors; and (iv) the Company’s average credit-adjusted risk-free rate. These assumptions represent Level 3 inputs.

If the carrying amount of its proved oil and natural gas properties, which are assessed for impairment under ASC 360 – Property, Plant and Equipment, exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. Unproved oil and natural gas properties are assessed for impairment under ASC 932 – Extractive Activities – Oil and Gas. The fair value of its oil and natural gas properties is determined using valuation techniques consistent with the income and market approach. The factors used to determine fair value are subject to management’s judgment and expertise and include, but are not limited to, recent sales prices of comparable properties, the present value of future cash flows, net of estimated operating and development costs using estimates of proved reserves, future commodity pricing, future production estimates, anticipated capital expenditures, and various discount rates commensurate with the risk and current market conditions associated with the expected cash flow projected. These assumptions represent Level 3 inputs.

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Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of Common Stock outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of Common Stock outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive.

The following common share equivalents are excluded from the calculation of weighted average Common Stock outstanding, because their inclusion would have been anti-dilutive:

	As of October 31, 2022	As of October 31, 2021	As of April 30, 2023		As of April 30, 2022
Warrants	1,093,107	-	1,852,782	(4)	7,811,224	(1)
Convertible Notes	2,772,429	-	-		31,244,898	(2)
Commitment Shares	321,428	-	-		3,826,531	(3)
Stock Options	1,400,000	-	-		-
Total potentially dilutive securities	5,586,964	-	1,852,752		42,882,653

(1) Balance includes warrants issued per the Securities Purchase Agreement (“SPA”) with GPL Ventures, LLC (“GPL”), which are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes, with an exercise price equal to the conversion price. Upon consummation of the IPO, there are 2,519,452 equity classified warrant shares outstanding (50% of the 5,038,902 conversion shares issued) with an exercise price of $1.03.

(2) Upon IPO, the debt will convert into a variable number of shares; the number of conversion shares is equal to the outstanding principal amount divided by the conversion price, which is equal to the lesser of a) the IPO price or b) the opening price of the common stock on the first trading day after the IPO multiplied by the discount of 50%. Upon consummation of the IPO, the Company issued 5,038,902 conversion shares based on a $2.05 opening price of the common stock on the first trading day after the IPO multiplied by the discount of 50%.

(3) The number of commitment shares to be issued is a variable number of shares for a fixed total dollar amount of $1,125,000, which is 25% of the aggregate Notes principal balance divided by the offering price of the IPO. Upon IPO, the Company issued 375,000 commitment shares, based on an IPO price of $3.00 and fixed dollar amount of $1,125,000.

(4) Balance consists of dilutive shares based on 3,419,451 outstanding, equity classified warrants.

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Recent Accounting Pronouncements

All recently issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

Subsequent Events

The Company, in accordance with ASC 855 - Subsequent Events, evaluates all events and transactions that occurred after April 30, 2023, through the date the financial statements were available for issuance.

Quantitative and Qualitative Disclosure About Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure due to potential changes in inflation or interest rates. Please see “Risk Factors—Risks Relating to our Business—Our business and results of operations may be materially adversely effected by inflationary pressures” for more information. We do not hold financial instruments for trading purposes.

Going Concern and Management’s Plan of Operations

As of April 30, 2023, the Company had $2,188,209 in its operating bank account and working capital of $1,133,147. To date, the Company has been funding operations through proceeds from the issuance of common stock, financing through certain investors and its IPO, which closed on April 20, 2023 with net proceeds of $4,940,000. Upon consummation of the IPO, the Company used the net proceeds to i) repay a non-interest-bearing note payable in the amount of $1,032,512, and ii) repay a bridge note with three investors with a principal amount of $440,000.

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The accompanying condensed financial statements have been prepared on the basis that the Company will continue as a going concern over the next twelve months from the date of issuance of these condensed financial statements, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of April 30, 2023, the Company has an accumulated deficit of $6,956,694 and has experienced losses from continuing operations. Based on the Company’s cash balance as of April 30, 2023 and projected cash needs for the twelve months following the issuance of these condensed financial statements, management estimates that it will need to generate sufficient sales revenue and/or raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds by issuing additional shares of common stock or other equity securities or obtaining additional debt financing. Although management has been successful to date in raising necessary funding and obtaining financing through investors, there can be no assurance that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these condensed financial statements.

Accordingly, the accompanying condensed financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BUSINESS

Overview

We are a California-focused oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County. The Company was incorporated on July 19, 2021, under the laws of Delaware to acquire, fund, and operate oil exploration and production from assets in California. We have no revenue-generating operations as of the date of this prospectus. The Company was formed to acquire an approximate 82.75% (which was subsequently increased to approximately an 85.75% working interest) working interest in the large, approximately 9,300-acre South Salinas Project, and subsequently partner with certain members of Trio LLC’s management team to develop and operate those assets. Trio LLC holds an approximate 3.8% WI in the South Salinas Project. We hold an approximate 68.6% net revenue interest in the South Salinas Project. Although our focus currently is California, we may acquire assets outside of California.

Trio LLC is a licensed Operator in California and will operate the South Salinas Project on behalf of Trio Petroleum Corp. and of the other WI partners. Trio LLC operates the South Salinas Project pursuant to a JOA dated February 1, 2004, by and among Trio Petroleum Inc. (the predecessor corporation to Trio Petroleum LLC), as Operator, and the Non-Operators. The parties to the JOA agreement are partial owners of the oil and gas leases and/or oil and gas interests in the South Salinas Project and the parties agreed to have the Operator explore and develop these leases and/or interests for the production of oil and gas as provided therein. The Company, as Operator, generally conducts and has full control of the operations and acts in the capacity of an independent contractor. Operator is obligated to conduct its activities under the JOA as a reasonable prudent operator, in good workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practices, and in compliance with applicable laws and regulations.

Competition

There are many large, medium, and small-sized oil and gas companies and third-parties that are our competitors. Some of these competitors have extensive operational histories, experienced oil and gas industry management, profitable operations, and significant reserves and funding resources. Over 240,000 oil/gas wells have been drilled in California, 41,000 of which are currently active, run by 258 operators. Our efforts to acquire additional oil/gas properties in the State and elsewhere may be met with competition from the aforementioned competitors. At the South Salinas Project itself, which currently is our primary asset, we anticipate competition only to the extent that the project does not lie under our current oil/gas mineral leasehold.

Government Regulation

We are subject to a number of federal, state, county and local laws, regulations and other requirements relating to oil and natural gas operations. The laws and regulations that affect the oil and natural gas industry are under constant review for amendment or expansion. Some of these laws, regulations and requirements result in challenges, delays and/or obstacles in obtaining permits, and some carry substantial penalties for failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business, can affect and even obstruct our operations and, consequently, can affect our profitability.

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Various permits for exploratory drilling and production-testing are in-hand for the South Salinas Project, whereas permits for long-term production, conditional use permits, water disposal and other matters have not yet been obtained. There are challenges and uncertainties in obtaining permits, which may result in delays and/or obstacles to developing our oil/gas assets. California and Colorado are two States that are considered to have challenging regulatory environments and Monterey County in California also has this reputation. We may experience delays and/or obstacles to exploiting our assets, and also may be required to make large expenditures to comply with governmental laws and regulations and to obtain permits, particularly in respect of the following matters:

●	permits for drilling, long-term production, water disposal, conditional use and other matters
●	tax increases, including retroactive claims
●	unitization of oil accumulations
●	local content requirements (including the mandatory use of local partners and vendors)
●	environmental requirements and obligations, including remediation or investigation activities.

“Measure Z” is a ballot measure that was passed in 2016 by Monterey County voters for the purpose of giving the County increased regulatory authority on oil/gas operations in the County. Measure Z may be understood to give the County authority to prohibit hydraulic-fracing, authority to deny permits for new wells including oil/gas, water-disposal and/or steam-injection wells, authority to phase-out existing oil/gas operations, and authority on other similar matters. Measure Z was struck down by the Superior Court of California in 2018 and struck down by the California Appellate Court in 2020. The Measure is now being considered by California’s Supreme Court. Briefs by the intervenor and opposition were filed in the summer and early fall of 2022, and oral arguments were heard by the Court on May 25, 2023. Measure Z, if upheld by the Supreme Court, contrary to both the California Superior and Appellate courts, may materially affect our business if, for example, the County denies permits for our anticipated oil/gas operations such as long-term development and production, new oil/gas wells, a new water-disposal project, etc. On the other hand, it is understood that Measure Z directed the County to refrain from applying policies that would interfere with vested or constitutional rights, and it also directed the County to grant exemptions if necessary to avoid unconstitutional takings of private property. Thus, if Measure Z is upheld by the Supreme Court it may or may not materially affect our business. Please see “Risk Factors—Risks Related to Our Business—We may face delays and/or obstacles in project development due to difficulties in obtaining necessary permits from Monterey County due to Measure” for more information.

Regulation of Drilling and Production

The drilling, completion and monitoring of wells and the production of oil and natural gas are subject to regulation under a wide range of local, county, state and federal statutes, rules, orders and regulations. Federal, state, county and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The trend in oil and natural gas regulation has been to increase regulatory restrictions and limitations on such activities. Any changes in, or more stringent enforcement of, these laws and regulations may result in delays or restrictions in permitting or development of projects or more stringent or costly construction, drilling, water management or completion activities or waste handling, storage, transport, remediation, or disposal emission or discharge requirements which could have a material adverse effect on the Company. For example, on January 20, 2021, the Biden Administration placed a 60-day moratorium on new oil and gas leasing and drilling permits on federal land, and on January 27, 2021, the Department of Interior acting pursuant to a Presidential Executive Order suspended the federal oil and gas leasing program indefinitely. The Biden Administration has also announced that it intends to review the Trump Administration’s 2017 repeal of the 2015 rule regulating hydraulic fracturing activities in federal land under the Presidential Executive Order on Protecting Public Health and the Environment and Restoring Science to Tackle the Climate Crisis. While we currently do not have any leased federal lands at the South Salinas Project, these actions and types of actions are illustrative of regulatory constraints that could have material adverse effects on the Company and our industry.

Currently, all of our properties and operations are in California, which has regulations governing conservation matters, such as the California Environmental Quality Act, such as protecting air and water quality, such as minimizing visual and noise impacts of operations, such as regulating the disposal of produced water and more-specifically on regulating Underground Injection Control (“UIC”) water-disposal projects, such as limitations on hydraulic-fracing and on acid-matrix stimulation, such as the unitization or pooling of oil and natural gas properties, such as establishing maximum allowable rates of production from oil and natural gas wells, such as the regulation of well spacing, such as requirements for the plugging and abandonment of wells, and other similar matters. Regulatory agencies that are probably most-pertinent to the South Salinas Project include Monterey County, the California Geologic Energy Management Division of the Department of Conservation (“CalGEM”), California Water Boards, and the US Environmental Protection Agency, although there are many others. Negative effects of these regulations may include delaying or even blocking projects and increasing project costs. Trio has considerable expertise and experience in successfully navigating through California’s regulatory environment, which will be utilized in Trio’s efforts to successfully develop the South Salinas Project. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

“Measure Z” (discussed above, see Government Regulation) is a ballot measure that was passed by Monterey County voters in 2016 that gives Monterey County increased regulatory authority on oil/gas operations in the County but which Measure was struck down by Superior Court of California in 2018 and struck down by California Appellate Court in 2020 and which is being heard on appeal by California’s Supreme Court.

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Regulation of Transportation of Oil

Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices; however, Congress could reenact price controls in the future. Our sales of crude oil are affected by the availability, terms, and cost of transportation.

Trio anticipates that oil produced from the South Salinas Project will initially be trucked to market, and that it may be trucked to market over the long-term. Similarly, most if not all of the oil produced from the nearby San Ardo Oilfield (approximately cumulative 500 million barrels of produced oil), which has been in operations for about 70 years, is trucked to market. Nevertheless, there are two idle oil pipelines at the South Salinas Project that Trio Corp may at some time in the future, but not initially, be able to utilize to move oil to market.

The transportation of oil in common carrier pipelines is also subject to rate regulation. FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate, and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

Regulation of Transportation and Sale of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and regulations issued under those Acts by the FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future.

Since 1985, the FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. The FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Although the FERC’s orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry. We cannot accurately predict whether the FERC’s actions will achieve the goal of increasing competition in markets in which our natural gas is sold. Therefore, we cannot provide any assurance that the less stringent regulatory approach established by the FERC will continue. However, we do not believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers.

Intrastate natural gas transportation is subject to regulation by state regulatory agencies. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors.

South Salinas Project Oil Rights

We have an approximate 85.75% working interest in the South Salinas Project, and a mineral-leasehold of approximately 9,300 gross mineral acres in one largely contiguous land package. There are six existing idle wells and one active well (i.e., the HV-1 well) in the South Salinas Project, and permits are approved by Monterey County for two additional wells (i.e., the HV-2 and HV-4 wells) at the project.

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Description of Oil and Gas Property and Current Operations

Trio Petroleum Corp. (“Trio Corp”) has acquired Trio LLC’s WI in the South Salinas Project. Through this acquisition Trio Corp has an approximate 85.75% WI in the South Salinas Project. Trio LLC holds an approximate 3.8% WI in the South Salinas Project. We hold an approximate 68.6% net revenue interest in the South Salinas Project. Trio Corp is pursuing this offering with a valuation based, in large part, on the merits of the South Salinas Project.

Trio LLC and its management team are part owners of Trio Corp and will continue as Operator of the South Salinas Project on behalf of Trio Corp and of the other WI owners.

We believe the South Salinas Project has the potential to be significant, with an estimated 39.0 million barrels of oil (“MMBO”) plus 40.0 billion cubic feet of gas (“BCFG”), or 45.7 million barrels of oil equivalent (“BOE”), in Probable (P2) Undeveloped reserves and an approximate 92.4 MMBO plus 148.8 BCFG, or 117.2 million BOE, in Possible (P3) Undeveloped reserves. Note that the conversion rate used is 6.0 Mcf per 1 BOE.

There are two contiguous areas in the South Salinas Project, being the Humpback Area or the Humpback oilfield that occurs in the northern part of the project, and the Presidents Area or President Oilfield that occurs in the southern part of the project. Discovery wells have been drilled and completed at both Humpback and Presidents. The drilling of the HV-1 confirmation well at Presidents Oilfield began on about May 5, 2023 after Trio LLC entered into the Drilling Contract with Ensign on April 19, 2023. Under the Drilling Contract, Ensign agreed to perform drilling services for Trio LLC on a daywork basis to drill and complete the HV-1 confirmation well at Presidents Oilfield. The Drilling Agreement covered an initial term to terminate upon completion of the HV-1 well at a day rate of approximately $18,250 per day, with the option to extend the Drilling Agreement for additional wells upon mutual agreement. The Drilling Agreement required Trio LLC to pay for drilling fluids and certain additional reimbursable costs related to the equipment and materials of Ensign, as applicable. The Drilling Agreement further required Trio LLC to pay mobilization and demobilization fees of Ensign.

On May 16, 2023, Trio announced that the HV-1 confirmation well had confirmed a major oil and gas accumulation at the Presidents Oilfield. This determination was and is based on occurrences of free oil that were observed in cuttings and in the mud pits at the well, which Trio considers to be significant and positive indications of a possible commercial well at HV-1, on the fact that the geologic section encountered at the well was largely consistent with the prognosis for the well that was prepared prior to drilling based, in large part, on the interpretation of the 3D seismic data, and on preliminary interpretations of the FMI log (i.e., the Schlumberger Formation Image Log) that indicates that there are both abundant conductive fractures (i.e., open fractures, potentially permeable to the flow of oil and gas) and faults in the intervals that had indications of free live-oil.

The drilling of the HV-2 and HV-4 wells is anticipated to take place in the third or fourth quarter of 2023. The Company is evaluating whether to drill these wells into the Presidents Oilfield and/or the Humpback Oilfield. This determination will be made, in part, based on the results of the initial oil and gas production at the HV-1 well. If production at HV-1 is good-to-excellent, then the Company may determine it appropriate to drill both HV-2 and HV-4 into the Presidents Oilfield.

The primary oil and gas objectives in the South Salinas Project are classic fractured Monterey Formation reservoirs (i.e., zones with abundant brittle/fractured intervals of chert, dolomite, limestone and porcelanite) and the Vaqueros Sand. Fractured Monterey Formation is one of the most important and prolific oil/gas reservoirs in the State. The primary oil and gas reservoirs occur at approximately 4,000-8,000’ depth. The oil is mid- to high-gravity (18-40° API). The oil and gas targets are in structural traps - this is not a resource play. The structural traps are imaged in 30 square miles of 3D seismic data that is owned by Trio Corp. Importantly, the 3D seismic was acquired after the drilling of all wells in the area except for Trio’s HV-3A discovery well that was drilled in 2018. The 3D seismic provides critical information about how prior wells were not properly located and, more importantly, how the South Salinas Project potentially may be successfully exploited going forward.

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The Monterey Formation oil and gas zones have been tested as various wells at the South Salinas Project. The Vaqueros Sand has not yet been tested but it is behind-pipe in the BM 2-2 well that Trio intends to perforate and test as soon as the necessary permits are in-hand.

Trio Corp has leasehold of approximately 9,300 gross and 7,946 net mineral acres from one Lessor, Bradley Minerals. The surface lands at the approximate 9,300 mineral acres are all part of the private Porter Ranch.

The HV-1 well was drilled in May 2023, and is the newest well in the South Salinas Project. Trio expects to perforate, acidize and to begin to production test the HV-1 well in June or July 2023. The HV-1 well is considered here to be a new, net productive well, although it has not yet been tested and/or put on production. The HV-1 well is the only exploratory well and the only net productive well drilled in the last three fiscal years at the Project. There has been no dry development well drilled in the last three fiscal years at the Project. Prior to the drilling of the HV-1 well, the newest well at the Project was the HV-3A discovery well that was drilled in 2018.

All of the Company’s acreage and reserves in the South Salinas Project are considered undeveloped. The new HV-1 well may be capable of commercial oil and/or gas production but additional investments (e.g., perforating and acidizing the well, installing production facilities, testing the well, etc.), which investments the Company expects to make starting in June, 2023, will be required and commercial oil/gas production established before acreage and reserves associated with the well may potentially be moved out of the undeveloped category. Similarly, the HV-3A and BM 2-2 wells are and/or may be capable of oil and/or gas production but additional investments at both of these wells are anticipated in Phase 1 prior to establishing commercial oil/gas production and, therefore, the reserves and acreage at both of these wells are considered undeveloped. Thus, the total gross undeveloped acreage is approximately 9,300 acres and the total net undeveloped acreage (i.e., net to the Company) is approximately 7,927 acres (i.e., 9,300 acres x 0.8575 = 7,927 acres). The total gross developed acreage is zero acres and the total net developed acreage (i.e., net to the Company) is also zero acres.

As noted elsewhere, on the Company’s leases there is one existing active well (i.e., the HV-1 well) and there are six existing idle wells (i.e., the BM 1-2-RD1, BM 2-2, BM 2-6, HV-3A, HV 3-6 and HV 1-35 wells). Of these seven wells only the HV-1, HV-3A and BM 2-2 are considered to probably and/or possibly be capable of economic oil/gas production, whereas it cannot be ruled-out that economic oil/gas production could be established at the other four wells. Thus, on the Company’s leases there may be considered to be three (3) gross productive wells (i.e., the HV-1, HV-3A and BM 2-2 wells) and 2.5725 net productive wells (i.e., 85.75% WI times 3 gross wells = 2.5725 net productive wells).

The Porter Ranch is an active working property that supports farming operations, livestock grazing, and the exploitation of oil and gas reserves, as well as the preservation of open space that preserves natural habitat. There is partly overlapping ownership in Bradley Minerals (the Lessor) and in Porter Ranch (the surface owner) and the interests and objectives of the two entities are closely aligned. In some projects there are conflicts between surface and mineral owners, for example with the surface owner discouraging and the mineral owner encouraging development. Importantly, in this project the mineral and surface owners have aligned interests/objectives, and this is highly beneficial to the South Salinas Project. Total royalty burden at the South Salinas Project is 20%, all of which is held by lessors. Trio and its associates hold no royalty interests in the South Salinas Project.

Infrastructure at the South Salinas Project includes seven existing wells (including the recently drilled HV-1 well), six expansive well pads, and three idle Exxon and/or AERA Energy oil and gas pipelines. The expansive well pads are important because they can accommodate significant project development without additional disturbance of the surface – this should help expedite the approval of necessary additional permits.

Trio anticipates that it may be desirable in the future to obtain access or ownership of the Exxon pipelines to move oil and gas to markets and possibly to move produced water off-site. AERA Energy (“AERA”), which is Exxon-Mobil’s California subsidiary, has significant operations a few miles north at the San Ardo Field. It is noted here that it has recently been reported that AERA’s holdings in California have been and/or are being acquired by the companies IKAV, which is self-described as an international asset management group headquartered in Germany, and CPP Investments, which is self-described as a professional investment management organization that manages investments of contributors and beneficiaries of the Canada Pension Plan. There may be synergies between our project and AERA’s and/or IKAV’s/CPP’s nearby operations that may include our use of one or more of the three pipelines.

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There is an application for an UIC water disposal operation at the South Salinas Project that is under review by CalGEM and being modified and updated by Trio LLC. Approval of this water disposal project by CalGEM and Water Boards will be an important part of establishing an economic oil and gas operations.

One of the existing seven wells is active (i.e., the HV-1 well) and six are currently idle and are temporarily shut-in. When the appropriate permits are in-hand, which may be in about 1 to 1.5 years, and when the required funding is in-place, Trio plans to return two of the wells (the BM 2-2 and HV-3A wells) to oil and gas production, to reenter and sidetrack three of the wells (the HV 1-35, BM 2-6 and HV 3-6 wells) to optimal locations that are indicated in the 3D seismic data and to then put them on production, and to utilize one well (the BM 1-2-RD1 well) as a water disposal well. Trio is currently preparing to perforate and acidize and then production-test the HV-1 well. Trio plans to drill the HV-2 and HV-4 wells, given adequate funding, which are already permitted by Monterey County, shortly after completion of the HV-1 well, likely in the third or fourth quarter of 2023. The HV-1, HV-2 and HV-4 wells may each be produced for its own 18-month period, commencing on the date of completion, under Trio’s current exploration/testing permits. Trio intends to work diligently with Monterey County, CalGEM and WaterBoards toward the goal of obtaining permits in about 1 to 1.5 years for full field development, including long-term production and water disposal. This would facilitate continued and uninterrupted oil and gas production at the HV-1, HV-2 and HV-4 wells, the recompletion and return to production of the HV-3A and BM 2-2 well, the utilization of the BM 1-2-RD1 well for water disposal, and the sidetracking of the HV 1-35, BM 2-6 and HV 3-6 well to the oil and gas targets that are indicated in the 3D seismic data.

Evaluation of Reserves and Net Revenue

Our evaluation and review of oil and gas reserves and future net revenue attributable to the Company’s interests in the South Salinas Project, as of the end of October 31, 2021, are based on independent analyses prepared by KLS Petroleum Consulting LLC (“KLSP”), Denver, Colorado, as documented in the report that it prepared that is entitled “Reserves Attributable to Trio Petroleum Corp South Salinas Area for Development Plan Phases 1 and 2” (the “Reserve Report”), and a parallel and related analysis by KLSP for the entire Project that is entitled “S. Salinas Area, Full Development Reserves Supplement to SEC Report Dated 1-28-2022” (the “Reserve Supplement Report”). KLSP is an independent, third-party, petroleum engineering firm that meets industry-standards for qualifications, independence, objectivity and confidentiality. The primary technical person, Kenneth L. Schuessler, responsible for preparing the Reserve Report is a registered professional petroleum engineer with decades of experience in the petroleum industry and in analyses of reserves. Mr. Schuessler has significant experience in the petroleum industry and has held important positions with Bergeson Associates, Malkewitz-Hueni Associates, SI International, System Technology Associates and MHA Petroleum Consultants. Importantly, Mr. Schuessler has significant experience in the evaluation and exploitation of Monterey Formation fractured-reservoirs at the giant Elk Hills and Coles Levee Fields in the San Joaquin Basin in California. Mr. Schuessler’s knowledge of the Monterey Formation is highly-relevant to the evaluation of our South Salinas Project at which the fractured Monterey Formation is of critical importance.

KLSP states that the reserves in the “Reserve Report” filed as Exhibit 99.1 and the “Reserve Supplement Report” filed as Exhibit 99.2 and their determination are consistent with definitions found in Rule 4-10 of SEC Regulation S-X (17CFR part 210), and Subpart 1200 of Regulation SK. The net reserves, costs and revenues are those attributable to the Company. Future net revenue and discounted present value are on a before federal income tax (BFIT) basis.

KLSP is an independent third-party that does not own an interest in any of our properties. KLSP is not a permanent employee of our company but we may continue to employ its services on an as-needed basis.

Our internal staff including our geoscience, drilling, facilities, regulatory, compliance, land, legal and accounting professionals communicated as needed with KLSP to ensure the integrity, accuracy and timeliness of data furnished to KLSP, to review and discuss the properties, methods and assumptions used by KLSP in KLSP’s preparation of the reserve estimates, and to review and discuss KLSP’s conclusions. As discussed immediately above, KLSP is a highly-qualified, independent, petroleum-engineering consulting firm. Mr. Terence B. Eschner, the Company’s acting President and a registered professional geologist, who is very knowledgeable about the South Salinas Project, was the Company’s primary contact with KLSP regarding the reserve analyses that were conducted by KLSP. Mr. T. Eschner played a key role providing the Company’s internal controls on the reserve estimation effort that was carried-out by KLSP, while not interfering with KLSP’s analyses so as to ensure that KLSP’s analyses would truly be that of an independent third-party. The Company recognizes that estimating volumes of economically recoverable oil and natural gas reserves is somewhat subjective and that the accuracy of any reserve estimate is partly a function of the quality and accuracy of the available data and interpretations: for this reason and others the Company strove to provide the best available data and interpretations to KLSP. Reserve estimates typically require revision as new information becomes available and/or due to change in conditions and/or due to unforeseen circumstances. Reserve estimates commonly differ from the quantities of oil and natural gas that are ultimately recovered. Estimates of economically recoverable oil and natural gas and of future net revenues are based on a number of variables and assumptions, some or all of which may prove to be incorrect.

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The technologies utilized by KLSP in their reserve estimation efforts are discussed in detail in the Reserve Report. These technologies included the evaluation and incorporation of data from analog oilfields. Analogs are widely used in reserves estimating, particularly in the early development stages when direct measurement information (production history) is limited. As described in the Society of Petroleum Engineers’ Petroleum Resource Management System (PRMS Section 4.1.1) “The methodology is based on the assumption that the analogous reservoir is comparable to the subject reservoir in regard to reservoir description, fluid properties, and most likely recovery mechanism(s) applied to the project that control the ultimate recovery of petroleum. By selecting appropriate analogs, where performance data of comparable development plans are available, a similar production profile may be forecast. Analogs are frequently applied in aiding in the assessment of economic producibility, production decline characteristics, drainage area, and recovery factor.” The technologies utilized by KLSP also included constructing several numerical models that evaluated the expected oil and gas production under an appropriate range of reservoir characteristics, and which allowed probabilistic estimates of reserves. These models required reservoir properties and, therefore, OOIP as input. The Probabilistic method defined a distribution representing the full range of possible values for input parameters. This included dependencies between parameters that are also defined and applied. These distributions were randomly sampled using Monte Carlo simulation to compute a full distribution of potential in-place and recoverable quantities of oil, gas, and water. Input distributions were included for porosity, permeability, water saturation and net productive thickness. In addition, pore volume compressibility was described with a distribution because its range of uncertainty can impact reservoir pressure and therefore future productivity. IHS’ Harmony Enterprise software was used to construct the numerical models for the various reservoir units, being Monterey Yellow, Monterey Blue and Vaqueros Sand reservoir units. A ‘type well’ or calibration model was constructed for each reservoir using the average conditions and reservoir properties cited above. In addition, using the probabilistic distributions of porosity, net thickness, water saturation, permeability and pore volume compressibility, the reservoir model was run 500 times, each time the model selecting via Monte Carlo sampling the input parameters according to the ranges and distributions defined. Each simulation run resulted in a particular value of oil and gas recovery. The cumulative probabilities of the resulting forecasts of ultimate oil and gas recovery were used to identify the reported reserve values.

We have consulted with KLSP, and concluded that it is unnecessary at this time to update the provided estimates of net reserves and/or cash flows, which are dated October 31, 2021, to the fiscal year-end of October 31, 2022, primarily because there are no new technical and/or new well data that need to be integrated into the aforementioned estimates. Oil and gas prices have increased notably since October 2021 and, whilst material and operating costs have also risen, we believe that these factors will positively impact (i.e., favorably impact the Company’s estimated reserves and cash flows) and/or not significantly impact the aforementioned estimates.

Disclosure of Reserve Volumes and Reserve Values as of the End of October 31, 2021

KLSP in the aforementioned reserve analyses recognizes the occurrence at the South Salinas Project of both Probable (P2) Undeveloped reserves and of Possible (P3) Undeveloped reserves (see: “Glossary of Terms Used to Characterize Reserves & Projects” in Table 22 in the Reserve Report). SEC criteria stipulate that reserves cannot be classified as P1 Proved (i.e., PDP or Proved Developed Producing, PDNP or Proved Developed Not Producing, PUD or Proved Undeveloped) if said reserves are not fully permitted for long-term production. Permits for full field development and long-term production have not yet been sought by the Company and thus are not yet issued for the South Salinas Project and, therefore, KLSP does not recognize Proved reserves at the South Salinas Project.

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KLSP provided estimates of net oil and gas reserves and future net revenues, attributable to the Company, for Phase 1, Phase 2 and for the entire South Salinas Project, as shown in the below Table. Future net revenue and discounted present value are on a before federal income tax (BFIT) basis. Both undiscounted and discounted net cash flow to the Company are shown. The discounted dollar amounts shown in the below Table are discounted at 10% and, therefore, are net present value (“NPV”) 10 amounts, whereas KLSP also provided estimated NPV5, 15, 20, 25, 30, 35, 45, 55, 65 and 75. Reserve volumes are expressed in stock tank barrels of oil and thousands of standard cubic feet of gas (MCF).

There are uncertainties in reserve forecasts and in associated estimates of future cash flows due to uncertainties in various matters that are elaborated above (see: We face substantial uncertainties in estimating the characteristics of our prospects, so you should not place undue reliance on any of our measures.). The Company’s estimates of Probable (P2) Undeveloped reserves, Possible (P3) Undeveloped reserves and their respective estimated future cash flows are discussed more-fully above (see Evaluation of Reserves and Net Revenue) and are described in detail in the Reserve Report. The Company’s reserve estimates are based on field analogs, numerical models and probabilistic modeling. Copied below are two paragraphs from the Full Development Reserve Report that further explain the Company’s estimated reserves:

“Because decline curve analysis could not be used to forecast reserves, and since the development of type curves was problematic due to the early historical time frame in which the analog fields were developed, probabilistic methods were employed. The interpretations of open hole logs, core, and test information were used to describe ranges and distributions of key reservoir parameters. These were then input to numerical simulation models that used Monte Carlo sampling and hundreds of runs to derive forecasts of production and ultimate recovery representing P90 (1P), P50 (2P) and P10 (3P) reserve estimates. As indicated in the nomenclature of TABLE 22, these estimates are also known as Proved, Proved+Probable, and Proved+Probable+Possible, respectively. The designation ‘P50’ means there is a 50 percent probability that the actual production will exceed the value reported as the P50 reserves. The P50 value, also considered the Best or Most Likely estimate, is derived from a cumulative frequency distribution of forecast reserves from the Monte Carlo simulations. If Proved reserves have been assigned, Probable reserves are then represented by the difference between the P50 and P90 probabilistic estimates. However, as explained below, Proved reserves have not been assigned in this report because project approval has not been secured by all necessary government entities. Therefore, since there are no Proved or P90 volumes, the Probable reserves disclosed herein, derived from the P50 probabilistic forecasts, are incremental volumes and presented as Probable (P2) reserves. The P10 reserve estimate has a 10 percent probability of exceeding the estimated recovery and is also known as the High estimate. Possible reserves are represented by the difference between the P10 and P50 estimates. Possible reserves are typically larger than Probable reserves. This is the result of the key reservoir parameter distributions reflecting their variation in nature, and when the most favorable parameters are sampled together the resulting calculation provides the highest, but least likely, values of estimated recoveries.”

“Probable reserves are assigned in certain areas where, as described above, reserves could be considered Proved if all regulatory approvals and permits were in place. Probable reserves are also assigned in areas where well control and interpretations of available data provide sufficient geologic evidence of reservoir continuity at structural positions above lowest known hydrocarbons (LKH), and where engineering evidence indicates the reservoir will have the requisite porosity, permeability and oil saturation to produce commercial quantities of oil and gas. The assignment of Possible reserves does not incorporate a larger reservoir area, but rather Possible reserves are assigned to the same wells having Probable reserves because the probabilistic methods employed indicate there may be a greater percentage recovery of hydrocarbons than is appropriate for the ‘Most Likely’ reserve estimates.”

The estimates of Probable (P2) Undeveloped reserves and Possible (P3) Undeveloped reserves and their respective estimated future cash flows have different risk and/or uncertainty profiles and should not be summed arithmetically with each other. For example, estimates of permeability, oil saturation, reservoir thickness and estimated ultimate recovery (EUR) are higher for the P3 reserve estimates than for the P2 reserve estimates (see for example Figure 25 and Table 2 in the Reserve Report).

The Probable (P2) and Possible (P3) reserves in the below Table are considered to be undeveloped as of the end of October 31, 2021. The HV-3A and BM 2-2 wells are capable of oil and/or gas production but additional investments at both of these wells are anticipated in Phase 1 prior to establishing commercial oil/gas production and, therefore, the reserves at both of these wells are considered undeveloped.

The effective date of the data in the below Table is as of the end of October 31, 2021. The date (i.e., as of the end of October 31, 2021) is noted because the reserve estimates are date-specific, and might be, will likely be, revised at later dates. For example, if the Company’s working-interest in the South Salinas Project, and/or the size of the Company’s leasehold position at the South Salinas Project, were in the future to increase or decrease, then the reserve estimates would increase or decrease accordingly (note: the Company’s %WI and leasehold position may increase but are not expected to decrease). Similarly, changes in the future of estimates of oil and/or gas that can be economically recovered, in the market values of oil and/or gas, in estimates of reservoir properties such as thickness, oil saturation, porosity, etc., and various other possible changes in the future, would accordingly result in revised reserve estimates and/or revised estimates of net cash flow. No significant discovery or other favorable or adverse event has occurred since the end of October 31, 2021, that would cause a substantial change in estimated reserves and/or cash flow, as of that date, other than the recent (i.e., March 2022) significant increase in oil price stemming, in part, from Russia’s war on Ukraine, which oil price increase is not incorporated into the analysis provided here.

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Phase 1 is a development project with expenditures that are appropriately scaled to the capital raise that the Company anticipates may be realized in the near term now that the Company has completed its IPO. Phase 2, upon demonstration of success in Phase 1, is a development project with expenditures that are appropriately scaled to an anticipated secondary capital raise.

Phase 1 assumes that existing exploration permits will be utilized to drill three new wells (HV-1, HV-2 and HV-4), which drilling was completed for the HV-1 well in May 2023, and may commence on HV-2 and HV-4 in the second or third quarter of 2023, and that four additional wells (HV-3A, BM 2-2, HV 1-35, BM 3-6) will be either recompleted or sidetracked/redrilled in 2023 or 2024 upon securing necessary permits. The Company’s estimated total Phase 1 investment is $18.6 million and provides for work to secure regulatory permits and to drill/sidetrack and/or recomplete the aforementioned seven (7) wells. The Phase 1 analysis includes capital to plug and abandon the wells, including surface-location cleanup and restoration as per CalGEM guidelines and regulations.

Phase 2 is assumed to begin in the third quarter of 2024, and employs $37.7 million to establish 12 additional oil and gas wells (i.e., sidetracking/redrilling the HV 2-6 well and drilling 11 new wells) and install necessary associated infrastructure. The Phase 2 analysis includes capital to plug and abandon the wells, including-surface location cleanup and restoration as per CalGEM guidelines and regulations.

Phase 1 is estimated to comprise an approximate 2.0 MMBO plus 2.0 BCFG, or 2.3 million BOE, in Probable (P2) Undeveloped reserves and an approximate 3.7 MMBO plus 6.7 BCFG, or 4.9 million BOE, in Possible (P3) Undeveloped reserves, as shown in part “A” of the below Table. The Phase 1 estimated net cash flow to the Company, discounted at 10%, is $28 million for the Probable (P2) Undeveloped reserves and $109 million for the Possible (P3) Undeveloped reserves, as shown in part “A” of the below Table. Note that the conversion rate used in the below Table is 6.0 Mcf per 1 BOE.

Phase 2 is estimated to comprise an approximate 3.1 MMBO plus 3.2 BCFG, or 3.7 million BOE, in Probable (P2) Undeveloped reserves and an approximate 7.3 MMBO plus 11.6 BCFG, or 9.2 million BOE, in Possible (P3) Undeveloped reserves, as shown in part “B” of the below Table. The Phase 2 estimated net cash flow to the Company, discounted at 10%, is $34 million for the Probable (P2) Undeveloped reserves and $175 million for the Possible (P3) Undeveloped reserves, as shown in part “B” of the below Table.

The Probable (P2) Undeveloped reserves in Phases 1 and 2 combined comprise an approximate 5.1 MMBO plus 5.2 BCFG, or 6 million BOE, as shown in part “C” of the below Table. The estimated net cash flow to the Company, discounted at 10%, is $62.2 million for the Probable (P2) Undeveloped reserves in the combined Phases 1 and 2, as shown in part “C” of the below Table.

The Possible (P3) Undeveloped reserves in Phases 1 and 2 combined comprise an approximate 11 MMBO plus 18.3 BCFG, or 14.1 million BOE, as shown in part “D” of the below Table. The estimated net cash flow to the Company, discounted at 10%, is $283.5 million for the Possible (P3) Undeveloped reserves in the combined Phases 1 and 2, as shown in part “D” of the below Table.

Full field development of the entire Project, as documented in the Reserve Supplement Report, incorporates the SEC Report Phase 1 Development Project (i.e., Phase 1 in the Reserve Report) and deploys a subsequent drilling schedule (i.e., an expanded “Phase 2”) that reflects full field development and that captures the reserve and value proposition that may be achieved with a capital commitment that could result from a successful Phase 1. As described in the Reserve Report, Phase 1 uses existing exploration permits to drill three wells beginning in May 2022. Four additional wells will be drilled upon securing a Development Permit from Monterey County in October 2023. Trio’s total Phase 1 investment is $18.6 million and provides for work to secure regulatory permits and drill or recomplete seven (7) wells. Full field development (i.e., the expanded Phase 2 in the Reserve Supplement Report) begins July 2024 and employs $463.2 million to drill 144 wells by the end of 2027 and install associated infrastructure. The number of wells reflects full leasehold development of the targeted Monterey productive intervals and areas using vertical wells on 80-acre spacing. The prospective Vaqueros Sand is developed using horizontal wells on 160-acre spacing.

Full field development of the entire Project is estimated to comprise an approximate 39.0 MMBO plus 40.0 BCFG, or 45.7 million BOE, in Probable (P2) Undeveloped reserves and an approximate 92.4 MMBO plus 148.8 BCFG, or 117.2 million BOE, in Possible (P3) Undeveloped reserves, as shown in part “E” of the below Table. The entire Project estimated net cash flow to the Company, discounted at 10%, is $407.6 million for the Probable (P2) Undeveloped reserves and $2 billion for the Possible (P3) Undeveloped reserves, as shown in part “E” of the below Table.

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Table 1: Estimated Undeveloped Reserves and Cash Flow

	ESTIMATED UNDEVELOPED RESERVES AND CASH FLOW

A.	Phase 1 Undeveloped Reserve Categories	Net Trio Undeveloped Oil Reserves (Stock Tank Barrels)	Net Trio Undeveloped Gas Reserves (1000 CF, or MCF)	Net Trio Undeveloped Reserves (Barrel of Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Limited Phase 1	1,975,000.0	2,022,900.0	2,312,150.0	$95,573,000.00	$28,194,000.00
	Possible (P3) Undeveloped of Limited Phase 1	3,742,000.0	6,732,400.0	4,864,066.7	$262,325,000.00	$108,855,000.00

B.	Phase 2 Undeveloped Reserve Categories	Net Trio Oil Reserves (Stock Tank Barrels)	Net Trio Gas Reserves (1000 CF, or MCF)	Net Trio Reserves (Barrel of Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Limited Phase 2	3,123,900.0	3,206,800.0	3,658,366.7	$145,127,000.00	$34,001,000.00
	Possible (P3) Undeveloped of Limited Phase 2	7,258,300.0	11,603,200.0	9,192,166.7	$499,464,000.00	$174,621,000.00

C.	Undeveloped Reserve Category by Development Plan Phase, for Limited Phases 1 & 2	Net Trio Oil Reserves (Stock Tank Barrels)	Net Trio Gas Reserves (1000 CF, or MCF)	Net Trio Reserves (Barrel of Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Probable (P2) Undeveloped of Limited Phase 1	1,975,000.0	2,022,900.0	2,312,150.00	$95,573,000.00	$28,194,000.00
	Probable (P2) Undeveloped of Limited Phase 2	3,123,900.0	3,206,800.0	3,658,366.67	$145,127,000.00	$34,001,000.00
	Total Probable (P2) Undeveloped of Limited Phases 1 & 2	5,098,900.0	5,229,700.0	5,970,516.67	$240,700,000.00	$62,195,000.00

D.	Undeveloped Reserve Category by Development Plan Phase, for Limited Phases 1 & 2	Net Trio Oil Reserves (Stock Tank Barrels)	Net Trio Gas Reserves (1000 CF, or MCF)	Net Trio Reserves (Barrel of Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Possible (P3) Undeveloped of Limited Phase 1	3,742,000.0	6,732,400.0	4,864,066.67	$262,325,000.00	$108,855,000.00
	Possible (P3) Undeveloped of Limited Phase 2	7,258,300.0	11,603,200.0	9,192,166.67	$499,464,000.00	$174,621,000.00
	Total Possible (P3) Undeveloped of Limited Phases 1 & 2	11,000,300.0	18,335,600.0	14,056,233.33	$761,789,000.00	$283,476,000.00

E.	Undeveloped Reserve Category for Entire Project, Full Field Development	Net Trio Oil Reserves (Stock Tank Barrels)	Net Trio Gas Reserves (1000 CF, or MCF)	Net Trio Reserves (Barrel of Oil Equivalent)	Trio Undiscounted Net Cash Flow ($)	Trio Net Cash Flow Discounted at 10% ($)
	Total Probable (P2) Undeveloped: Entire Project, Full Field Development	38,996,000.0	39,963,900.0	45,656,650.00	$1,844,194,000.00	$407,595,000.00
	Possible (P3) Undeveloped: Entire Project, Full Field Development	92,376,000.0	148,778,400.0	117,172,400.00	$6,356,981,000.00	$1,998,235,000.00

Reasonable Expectations of Reserve Analyses

This prospectus provides a summary of risks and detailed discussions of risks relating to our business and risks related to this offering. The Company recognizes these risks as being real and substantial. Nevertheless, the Company has reasonable expectations that the Company’s South Salinas Project will prove to have reserves approximately as estimated, that the Company will have adequate funding to develop the reserves, and that there will exist the legal right to develop the Company’s reserves in said Project, including the rights to full-field development, to long-term production and to deliver natural gas to market via pipeline, recognizing as discussed elsewhere hereunder that there may be project delays and/or obstacles related to obtaining necessary permits from regulatory agencies. Furthermore and more specifically, the Company has a reasonable expectation that the primary governmental regulatory agencies that are currently and/or that will be involved in the permitting processes, which agencies will primarily be CalGEM, State Water Boards and Monterey County, will determine to approve the Company’s applications for permits for various reasons that are discussed below.

The Company during Phase 1 or shortly thereafter expects to prepare a full-field development plan to include the following key elements:

●	Documentation of oil and gas reserves at the Project, including whatever results of the Phase 1 development program are both available and pertinent;
●	Documentation of the proposed wells and facilities that would be necessary to underpin full-field development and long-term production;
●	Details as to how the Company would minimize surface footprint by directionally drilling from existing well pads and similarly largely using existing pads for facilities, which well pads at that time may include the currently existing six well pads plus the two wells pads that are planned for construction at the HV-2 and HV-4 well sites. Use of these eight well pads for additional wells and facilities will minimize the need for additional surface disturbance in the full-field development plan. The Company’s proposal to use existing well pads to minimize surface footprint should help expedite approval of necessary permits;
●	Details as to how the Company would endeavor to minimize surface disturbances associated with pipeline construction by utilizing the existing Exxon/AERA gas pipeline and one or more of the two existing Exxon/AERA oil pipelines. The Company’s proposal to use existing pipelines to minimize surface disturbance should help expedite approval of necessary permits;
●	Documentation as to how the Company proposes to minimize or eliminate the trucking of oil by utilizing one or more of the two existing Exxon/AERA oil pipelines. The Company’s proposal to use existing pipelines to minimize truck traffic should help expedite approval of necessary permits;
●	Documentation as to how the Company’s operations will be carried-out in an environmentally and socially responsible manner; and
●	A Full Environment Impact Report, discussed immediately below.

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The Company during Phase 1 or shortly thereafter expects to engage a third-party expert consulting company (“Environmental Consultant”) to prepare a Full Environmental Impact Report (Full EIR) on the Company’s full-field development plan. It is customary in Monterey County in these matters for the Environmental Consultant to be chosen by and/or agreed to by the County, for the Environmental Consultant to report directly to the County’s technical staff, and to avoid any real or perceived conflicts of interest for County to directly compensate the Environmental Consultant from funds paid to County by the Operator. The Company has a reasonable expectation that the Full EIR will determine that the full-development project will have “a less than significant environmental impact” with a “mitigated negative declaration”, meaning that the Project will be deemed environmentally acceptable with specific, delineated mitigation-measures being taken to protect and prevent, as far as possible, damage to life, health, property, natural resources, climate and other similar matters (e.g., water and air quality, scenic views or “viewshed”, etc.). The Company has a reasonable expectation that it will be able to obtain a Full EIR with a mitigated negative declaration for the full-field development project that should help expedite approval of necessary permits.

The surface lands at the Project are privately owned by the Porter Ranch and the subsurface mineral rights are privately owned by Lessor Bradley Minerals Company. The Porter Ranch is a multi-use working-ranch with operations that include the Company’s oil and gas operations as well as extensive agricultural and livestock operations. The Porter Ranch (surface owners) and the Bradley Minerals Company (mineral owners) are fully-aligned in their desire to develop the oil and gas resources at the Project. The Company has a reasonable expectation that the surface and mineral owners will be fully-aligned and fully-supportive of the Company’s full-field development plan and that this undivided support should help expedite approval of necessary permits.

CalGEM has statutory mandates to ensure both energy production and environmental protection. The Company has a reasonable expectation that CalGEM will have a favorable view of the Company’s full-development plan for the South Salinas Project and that CalGEM accordingly will determine that the Company’s applications for necessary permits should be approved. The Company furthermore has a reasonable expectation that State Water Boards will, similarly to CalGEM, have a favorable view of the Company’s full-development plan for the South Salinas Project and that Water Boards accordingly will determine that the Company’s applications for necessary permits should be approved.

The Company has a reasonable expectation that the County Commissioners and more importantly the County Supervisors (the Supervisors are a higher authority than the Commissioners) of Monterey County will determine that the Company’s applications for necessary permits should be approved. This reasonable expectation is based, in part, on the expected benefits of the Project to the County and to the State of California that include the following statistics and claims from Californians for Energy Independence:

●	Oil and natural gas production in Monterey County plays a fundamental role in sustaining the energy supply and quality of life of the County’s 440,000 residents;
●	Oil and natural gas are vital to ensuring the health and safety of California’s communities;
●	the oil and gas industry contributes to Monterey County’s economy by providing a safe and reliable energy supply that fuels cars, heats homes, powers businesses, grows food and produces everyday products. County residents depend on oil and gas to produce and deliver their food and water supply, and for the countless products they use every day (e.g., cell phones, computers, medical devices, eye glasses, asphalt roads, plastic kayaks, wet suits, tires, car batteries, etc.) and natural gas is an important local energy source for heating and cooking;
●	Roughly 75% of the oil and gas used in California is imported from foreign countries, many of which are unstable and/or have poor human rights, labor and/or environmental standards;
●	Monterey County and California lead the way in safe, affordable and environmentally responsible oil and gas production with the world’s strictest regulations;
●	More than 25 local, state and federal agencies oversee local oil and gas production in Monterey County;
●	Monterey County’s oil and gas workforce includes veterans, union members, first generation citizens, single parents and others, many of whom live and raise their families in the County and care deeply about the community;
●	Monterey County’s oil and gas industry directly supports approximately 868 full-time jobs with benefits, and nearly 50% of the workforce is ethnically diverse;
●	Average annual pay is $107,000 in oil industry: these are good paying jobs and the average wage is more than double the $51,900 average for all private sector jobs in Monterey County;
●	The oil industry supports $69 million per year in wage payments to employees in the County;
●	The oil industry has a positive impact on the region, providing high paying, full-time jobs, and upward mobility for workers including those with high school and/or technical degrees;
●	Property taxes represent the County’s largest source of general revenues, and are used to support schools, public safety, health, social assistance, services to combat homelessness, and other services;
●	Property taxes paid to the County from two operators at the San Ardo Oilfield are approximately $44 million per year: these operators are among the highest property-tax taxpayers in the County; and
●	The economic output of the oil industry in Monterey County is an estimated $644 million per year.

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The Company has a reasonable expectation that the primary governmental regulatory agencies (i.e., CalGEM, State Water Boards and Monterey County) that are and/or that will be involved in the permitting process will endeavor to avoid any unconstitutional takings of private property that might result from denying permits for the South Salinas Project. As noted elsewhere hereunder, even Measure Z, if upheld by California’s Supreme Court, directs Monterey County to refrain from applying policies that would interfere with vested or constitutional rights, and also directs the County to grant exemptions if necessary to avoid unconstitutional takings of private property. The Company has a reasonable expectation that governmental regulatory agencies will wish to avoid any unconstitutional takings of private property and that this should help expedite approval of necessary permits.

Trio Petroleum LLC, which is Operator of the South Salinas Project, has significant experience in Monterey County in obtaining necessary permits (e.g., drilling permits for exploration and development wells, permits for Underground Injection Control water-disposal projects, permits for constructing facilities, permits for constructing pipelines and power lines, etc.) from governmental regulatory agencies (e.g., CalGEM, Monterey County, and other local agencies). More specifically, Trio Petroleum LLC, as Operator, developed both the Lynch Canyon Oil Field and the Hangman Hollow Area of the McCool Ranch Oil Field, both of which oilfields are located in Monterey County approximately seven miles north of the Company’s South Salinas Project. The Company has a reasonable expectation that, given its own expertise and the expertise and local experience of Operator Trio Petroleum LLC, that the necessary permits may be obtained from governmental regulatory agencies and thus that there will exist the legal right to develop the Company’s reserves in the South Salinas Project.

The Company has a reasonable expectation that it will be able to negotiate an agreement with Exxon/AERA to utilize their existing idle gas pipeline and one or more of their two idle oil pipelines that exist at the Company’s South Salinas Project. The pipelines extend from the Company’s South Salinas Project to the San Ardo Oil Field that is located approximately three miles to the north. San Ardo is a giant oilfield with cumulative oil recovery to-date of approximately 500 million barrels of oil – it is ranked among the largest 100 oilfields in the United States by the Energy Information Administration of the U.S. Department of Energy and is commonly cited as being among the largest ten oilfields in California. San Ardo uses significant natural gas for operations including to run steam-generators to generate steam for steam-injection into wells as part of thermal oil-recovery operations (i.e., to produce the heavy oil that occurs at the field). An additional supply of natural gas would be beneficial at San Ardo and the high-gravity oil that occurs in the Company’s South Salinas Project could be beneficially blended with the heavy oil at San Ardo (source: personal communication between Trio personnel and AERA Energy personnel: September, 2022). It is feasible that opening the three mile section of the pipelines will be agreeable to the Company and to Exxon/AERA to the financial benefit of all parties. If this arrangement cannot be realized, and if funding and the oil and gas reserves in the Project are sufficient, the Company and the Operator Trio Petroleum LLC will seek permits for new oil and/or gas pipelines, perhaps along the right-of-way of the existing pipelines to minimize new surface disturbance. The Company has a reasonable expectation that it will be able to establish the transport of oil and/or gas, and especially gas, to market via pipelines, whether through the existing Exxon/AERA pipelines or new pipelines.

The Company has a reasonable expectation that the Company’s South Salinas Project will prove to have reserves approximately as estimated. The Company has this reasonable expectation because it believes that:

●	The geologic structures that contain oil and gas in the South Salinas Project occur approximately as mapped based on the integrated interpretations of three-dimensional seismic data and data from wells already drilled at the Project, including the BM 2-2 and HV-3A discovery wells;
●	The estimated oil and gas reserves at the South Salinas Project are well-supported by geologic analogues to other large and prolific oil and gas fields in California; and
●	The Reserve Report and Supplemental Reserve Report as prepared by KLSP are reasonable.

The Company has a reasonable expectation that it will have adequate funding to develop the reserves at the South Salinas Project. This reasonable expectation of adequate funding is based on anticipated proceeds from this offering, anticipated operating revenues, and if necessary, anticipated proceeds from additional capital raises:

●	The Company believes that the South Salinas Project has the potential to be both beneficial to society and profitable to shareholders and, for these and other reasons, that the Company’s IPO may raise funds sufficient to cover significant costs including the costs of Phase 1. As discussed elsewhere hereunder, Phase 1 is a development project with expenditures that are appropriately scaled to the capital raise that the Company anticipates may be realized in the near term in its IPO;
●	There are significant anticipated costs in the South Salinas Project primarily in years 2022-2027 due, in large part, to the estimated costs of drilling and completing oil and gas wells and building Project infrastructure. It is anticipated that these costs will be partly covered by funds raised in the Company’s IPO and furthermore that these costs will be partly and possibly entirely covered by revenue from oil and gas sales;

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●	The Company has a reasonable expectation that additional capital raises, if necessary and subsequent to the Company’s IPO, will be successfully accomplished. This reasonable expectation is based on the experience and track record of the Company’s management team which has a demonstrated ability to secure funding for oil and gas exploration, development and production ventures, including that of Mr. Frank Ingriselli, our Chief Executive Officer, who has an over 40 year track record which includes having successfully raised several hundred millions of dollars while serving as President of Texaco International Operations, as CEO of the Timan Pechora Company (which at the time was the largest consortium of companies developing assets in the Arctic Circle of Russia), as founder and CEO Pacific Asia Petroleum, Inc., as founder and CEO of PEDEVCO Corp. (NYSE:PED), and as President of Indonesia Energy Corporation, LTD. (NYSE: INDO). The Company plans to leverage the relationships and experience of Mr. Ingriselli and other members of its management team in private and public equity fundraising to raise capital for the Company, if and as needed. Furthermore, this reasonable expectation is based on the confidence of Spartan Capital Securities, LLC, the Company’s investment banker, in both the Company and in the Project, and the various methods available for securing capital including financing plans that may be developed in collaboration with our bankers and/or future lenders based on reserves, cash flow and/or other considerations. The Company has a reasonable expectation that, between cash and equity, it will be able to raise whatever capital is necessary to successfully develop the South Salinas Project.

For all of the reasons discussed above in this section, the Company has a reasonable expectation that the Company’s South Salinas Project will prove to have reserves approximately as estimated, that the Company will have adequate funding to develop the reserves, and that there will exist the legal right to develop the Company’s reserves in the Project.

Employees

Employment agreements have been finalized with Mr. Frank Ingriselli and Mr. Greg Overholtzer. It is anticipated that employees and officers will devote the number of hours necessary to perform their duties, which each employee and/or officer in his/her sole discretion may determine the extent of their time commitment.

Subsidiaries

The Company has no subsidiaries.

DESCRIPTION OF REAL PROPERTY

Other than our interest in the South Salinas Project described herein, we do not own any real property.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

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MANAGEMENT

Executive Officers, Non-executive employees and Directors

The following table sets forth the name and age as of June 14, 2023, and position of the individuals who currently serve as directors and executive officers of Trio Petroleum Corp. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of our directors and executive officers as well as brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position
Executive Officers
Frank C. Ingriselli	69	Chief Executive Officer and Director
Terry Eschner	67	President
Steve Rowlee	71	Chief Operating Officer
Stan Eschner	91	Executive Chairman and Director
Greg Overholtzer	66	Chief Financial Officer
Non-Employee Directors
Michael L. Peterson	61	Director
William J. Hunter	54	Director
John Randall	81	Director
Thomas J. Pernice	61	Director

Executive Officers

Frank C. Ingriselli (Chief Executive Officer and Director) has served as our Chief Executive Officer and Director since February 2022. Also since February 2022, Mr. Ingriselli has served as a Director of Elephant Oil Corp., an oil and gas company with assets in Africa, and as a Director of Lafayette Energy Corp., a privately held oil and gas company with assets in the State of Louisiana. Since February 2019, Mr. Ingriselli has served as the President of Indonesia Energy Corp. (NYSE AMERICAN: INDO). With over 40 years of experience in the energy industry, Mr. Ingriselli is a seasoned leader and entrepreneur with wide-ranging exploration and production experience in diverse geographies, business climates and political environments. From 2005 to 2018, Mr. Ingriselli was the founder, President, CEO and Chairman of PEDEVCO Corp. and Pacific Asia Petroleum, Inc., both energy companies which are or were listed on the NYSE American. Prior to founding these two companies, from 1979 to 2001, Mr. Ingriselli worked at Texaco in diverse senior executive positions involving exploration and production, power and gas operations, merger and acquisition activities, pipeline operations and corporate development. The positions Mr. Ingriselli held at Texaco included President of Texaco Technology Ventures, President and CEO of the Timan Pechora Company (owned by affiliates of Texaco, Exxon, Amoco, Norsk Hydro and Lukoil), and President of Texaco International Operations, where he directed Texaco’s global initiatives in exploration and development. While at Texaco, Mr. Ingriselli, among other activities, led Texaco’s initiatives in exploration and development in China, Russia, Australia, India, Venezuela and many other countries. Mr. Ingriselli is also on the Board of Trustees of the Eurasia Foundation, and is the founder and Chairman of Brightening Lives Foundation, Inc., a charitable public foundation. Mr. Ingriselli served as an independent member of the Board of Directors of NXT Energy Solutions Inc. (TSX:SFD; OTC QB:NSFDF) from 2019 until January 2023. From 2016 through 2018, Mr. Ingriselli founded and was the President and CEO of Blackhawk Energy Ventures Inc. which endeavored to acquire oil and gas assets in the United States for development purposes. Mr. Ingriselli graduated from Boston University in 1975 with a B.S. in business administration. He also earned an M.B.A. from New York University in both finance and international finance in 1977 and a J.D. from Fordham University School of Law in 1979.

Terry Eschner (President) has served as our President since inception. Prior to that, Mr. Terry Eschner has served as Senior Associate Geological Advisor to Trio Petroleum LLC from 2015 to 2022, as President of Sarlan Resources Inc. from 1995 to 2022, and as Manager of Core Description LLC from 2010 to 2022. Mr. Terry Eschner has a BS in geology from San Diego State University and a MA in geology from the University of Texas at Austin.

Steve Rowlee (Chief Operating Officer) has served as our Chief Operating Officer since inception. Mr. Rowlee has served as Vice President and director of Trio Petroleum LLC, the operator of the South Salinas Project, since 1984. Prior to that, Mr. Steven Rowlee served as West Coast Division Land Manager for Hanna Petroleum Company from 1982 until 1984. Mr. Steven Rowlee has a B.A. in psychology from Azusa Pacific University and M.A. in education from California State University Bakersfield

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Stan Eschner (Executive Chairman) has served as our Executive Chairman since inception. Since 1983, Mr. Eschner has served as the Chairman of Trio Petroleum LLC, the operator of the South Salinas Project. From 1961 until 1983, Mr. Eschner held various positions at Occidental Petroleum (NYSE: OXY), including geologist, Vice President of Domestic Operations and Vice President - Chief Geologist- Worldwide. Before that, Mr. Eschner was a geologist (lieutenant) with the Army Corp of Engineers from 1955 until 1957, and a production geologist with Shell Oil Co.1958 until 1961. Mr. Eschner has a Master of Arts degree in Geology from University of California, Los Angeles.

Greg Overholtzer (Chief Financial Officer) has served as our Chief Financial Officer since February 2022. Since 2019, Mr. Overholtzer has worked as a part-time Chief Financial Officer of Indonesia Energy Corp. (NYSE AMERICAN: INDO). In addition, since November 2019, Mr. Overholtzer has served as a Consulting Director of Ravix Consulting Group. From December 2018 until November 2019, Mr. Overholtzer served as a Field Consultant at Resources Global Professionals. From January 2012 until December 2018, Mr. Overholtzer served as the Chief Financial Officer, Chief Accounting Officer and Controller of Pacific Energy Development (NYSE AMERICAN: PED). Mr. Overholtzer holds a BA in Zoology and an MBA in Finance from the University of California, Berkeley.

Non-Employee Directors

Michael L. Peterson (Director) has served as our Director since July 2022. Mr. Peterson has served as CEO of Lafayette Energy Corporation since March 2022 and as a Director of Indonesia Energy Corporation (NYSE:INDO) since January 2021. Since December 2020, he has served as the Chief Executive Officer of Nevo Motors, Inc., a company that is commercializing low carbon emission trucks. From 2011 to 2018, Mr. Peterson served in several executive officer positions at PEDEVCO Corp. (NYSE American: PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the United States. These positions included as Chief Executive Officer, President, Chief Financial Officer and Executive Vice President. Since August 2016, Mr. Peterson has served as an independent director on the board of TrxAde Group, Inc. (NASDAQ: MEDS), a web-based pharmaceutical market platform headquartered in Florida. From 2006 and 2012, he served in several executive positions at Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company. These positions included as Interim President, Director and Executive Vice President. From December 2008 to July 2012, Mr. Peterson also served as Chairman and Chief Executive Officer of Nevo Energy, Inc. (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form, which is currently operating as Nevo Motors, Inc.). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Since Mr. Peterson’s retirement from Pedevco in 2018, he has served as the President of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan. Mr. Peterson received his Master degree of Business Administration at the Marriott School of Management and a Bachelor’s degree in statistics/computer science from Brigham Young University.

William J. Hunter (Director) has served as our Director since July 2022. From 2015 until 2022, Mr. Hunter served as Managing Partner of Hunter Resources LLC, a strategic and financial consulting firm. From 2017 until 2021, Mr. Hunter served as the President, Chief Financial Officer and Director of Advent Technologies post-merger with AMCI Acquisition Corp. From 2013 until 2015, Mr. Hunter served as Managing Director of the Industrial Group of Nomura Securities. William Hunter received his B.Sc. from DePaul University in Chicago and an MBA with distinction from the Kellstadt School of Business at DePaul University.

John Randall (Director) has served as our Director since November 2021. From April 2017 until November 2021, Mr. Randall served as a professional geologist where he consulted to various companies and lenders. From April 2016 until April 2017, Mr. Randall was Vice President of the California Business Unit of Azimuth Energy. Before this, from 2003 until April 2016, Mr. Randall served as Senior Geologist at Freeport-McMoran Oil and Gas. From 1984 until 2001 Mr. Randall was a Geologist and senior manager at various divisions of Chevron in California and also during that time spent 4 years as an expatriate as the geological operations manager at Chevron’s Tengiz operations in Kazakhstan. From 1977 until 1984 Mr. Randall was a Geology Manager for Gulf Oil Corp and from 1970 until 1977 he was a development geologist for Union Oil Company. Mr. Randall holds an MS in Geology and a BS in Geology from Southern Illinois University.

Thomas J. Pernice (Director) has served as our Director since November 2021. Mr. Pernice has served as the President of Modena Holding Corporation, a company providing corporate and executive advisory services, since 2000. In addition, he has served as a partner with The Abraham Group, an international strategic consulting firm and with Green Partners USA, LLC, a private equity real estate fund dedicated to green building since 2007. In 2004, he was appointed Senior Policy Advisor and Executive Director of the Secretary of Energy Advisory Board at the U.S. Department of Energy where he served until 2006. He was a partner and Managing Director of Cappello Group, a boutique investment and merchant bank in Los Angeles from 2000 to 2004. Mr. Pernice also served in the Family Offices of billionaire industrialist David H. Murdock where he was a member of the Chairman’s Global Leadership Team and Executive Officer of Dole Food Company, Inc. (NYSE: DOL) from 1992 to 2000. Mr. Pernice was as a Presidential Appointee and member of the senior White House staff serving from 1984 to 1992 where he traveled as a diplomatic representative of the United States to more than 92 countries. Further, Mr. Pernice has served as a member of the board of directors of D3 Energy Corporation since 2022, and Panvaxal, LLC, a private biotechnology company since 2019. Mr. Pernice holds a BA in Broadcast Journalism from the University of Southern California.

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Family Relationships

Stan Eschner is Terry Eschner’s father. There are no other family relationships among our directors or executive officers.

Director or Officer Involvement in Certain Prior Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years, other than Mr. Pernice who served as a co-founder of Gibraltar Associates, LLC, a private company, from 2007 until 2013, which entity went into receivership in approximately September 2014.

Board Composition and Election of Directors

Our board of directors currently consists of six members. Under our amended and restated bylaws, the number of directors will be determined from time to time by our board of directors.

Director Independence

Our board has determined that Frank Ingriselli and Stan Eschner currently have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, such that they cannot be deemed “independent” as that term is defined under the rules of the NYSE American, or the NYSE American rules. As permitted by the NYSE American, we intend to phase-in compliance with the NYSE American’s director independence requirements within the schedule outlined in the NYSE American rules. Our board has determined that Michael L. Peterson, William Hunter, John Randall and Thomas J. Pernice are all “independent” as that term is defined under the NYSE American rules. That schedule requires a majority of the members of our Board to be independent within one year of listing. It also requires one member of each Board committee be independent at the time of listing, a majority of Board committee members to be independent within 90 days of listing, and all Board committee members to be independent within one year from listing.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

●	the Class I directors are John Randall and Thomas J. Pernice, and their terms will expire at our first annual meeting of stockholders following our initial public offering;

●	the Class II directors are Michael L. Peterson and William J. Hunter, and their terms will expire at our second annual meeting of stockholders following our initial public offering, and

●	the Class III directors are Frank C. Ingriselli and Stan Eschner, and their terms will expire at the third annual meeting of stockholders following our initial public offering.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

Board Leadership Structure

Our corporate governance guidelines provide that, if the chairman of the board is a member of management or does not otherwise qualify as independent, the independent directors of the board may elect a lead director. The lead director’s responsibilities include, but are not limited to: presiding over all meetings of the board of directors at which the chairman is not present, including any executive sessions of the independent directors; approving board meeting schedules and agendas; and acting as the liaison between the independent directors and the chief executive officer and chairman of the board. Our corporate governance guidelines further provide the flexibility for our board of directors to modify our leadership structure in the future as it deems appropriate.

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Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors will not have a standing risk management committee, but will rather administer this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors will be regularly informed through committee reports about such risks.

Board Committees

We have the following board of directors committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee’s charter is available under the Corporate Governance section of our website at www.triopetro.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Audit Committee. The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	discussing our risk management policies;

●	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules.

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The members of our audit committee are Michael L. Peterson (chairperson), Thomas J. Pernice and John Randall. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. Our board has determined that Thomas J. Pernice is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE American. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part. Our board of directors has determined that all members of the audit committee are independent under the heightened audit committee independence standards of the SEC and the NYSE American.

As allowed under the applicable rules and regulations of the SEC and the NYSE American, we intend to phase in compliance with the heightened audit committee independence requirements prior to the end of the one-year transition period. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE American.

Compensation Committee. The Compensation Committee’s responsibilities include:

●	reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing and administering our cash and equity incentive plans;

●	reviewing and making recommendations to our board of directors with respect to director compensation;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

●	preparing the annual compensation committee report required by SEC rules, to the extent required.

The members of our compensation committee are Michael L. Peterson (chair) and William Hunter. Each of the members of our compensation committee is independent under the applicable rules and regulations of the NYSE American and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE American.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board of directors the persons to be nominated for election as directors and to each board committee;

●	developing and recommending to our board of directors corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and

●	overseeing a periodic evaluation of our board of directors.

The members of our nominating and corporate governance committee are Thomas J. Pernice (chairperson) and John Randall. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the NYSE American relating to nominating and corporate governance committee independence. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE American.

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Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the last completed fiscal year.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.triopetro.com. In addition, we have posted on our website all disclosures that are required by law or the rules of the NYSE American concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation

The following sets forth the compensation paid by us to our named executive officers for the period from July 19, 2021 (Inception) through October 31, 2021 and for the fiscal year ended October 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Frank Ingriselli,	2022	160,000	—	61,750	—	—	191,725
Chief Executive Officer (1) (2) (5)	2021	—	—	—	—	—	—

Ron Bauer,	2022	—	—	—	—	—	—
Chief Executive Officer (4)	2021	—	—	—	—	—	—

Greg Overholtzer,	2022	25,000	—	6,175	—	—	31,173
Chief Financial Officer (1) (3) (6)	2021	—	—	—	—	—	—

(1)	Mr. Ingriselli’s and Mr. Overholtzer’s employment agreements were not effective until February 1, 2022.

(2)	Effective as of February 1, 2022, we entered into an employment agreement with Mr. Ingriselli for a term ending on December 31, 2024, which shall auto-renew for additional one-year terms. Under such agreement, we have agreed to pay Mr. Ingriselli a salary of $240,000, provided his salary increased to $400,000 on the first date the Company’s shares were publicly traded. He is eligible for an annual bonus, beginning in 2022, targeted at 75% of base salary, as determined by the Board based on his performance and he achievement by the Company of financial, operating and other objectives set by the Board.

(3)	Effective as of February 1, 2022, we entered into an employment agreement with Mr. Overholtzer for a term ending on December 31, 2024, which shall auto-renew for additional one-year terms. Under such agreement, we have agreed to pay Mr. Overholtzer a salary of $60,000, provided his salary increased to $120,000 on the first date the Company’s shares were publicly traded. He is eligible for an annual bonus, beginning in 2022, targeted at 50% of base salary, as determined by the Board based on his performance and he achievement by the Company of financial, operating and other objectives set by the Board.

(4)	Effective as of July 19, 2021 (Inception) through January 31, 2022, Ron Bauer served as our Chief Executive Officer; we did not enter into an employment agreement with Mr. Bauer, nor did he receive a salary or any other compensation during that time at this position.

(5)	Per his employment agreement, Mr. Ingriselli was granted 1,000,000 restricted stock units (“RSU”) which will, subject to continued employment, vest over a two-year vesting schedule, under which 25% (or 250,000 shares) of the RSUs were subject to vesting upon the earlier of three months after the IPO or six months after the grant date, February 1, 2022. As of August 1, 2022, 25% of the grant has vested. The fair value of this first tranche of vested RSUs is $61,750, which is based upon a third-party valuation performed using income and market methods, as well as a discounted cash flow method, with the terminal value using a market multiples method, adjusted for a lack of marketability. After this date, the remainder shall vest in equal tranches every six months thereinafter until either the RSUs are fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first.

(6)	Per his employment agreement, Mr. Overholtzer was granted of 100,000 RSs which will, subject to continued employment, vest over a two-year vesting schedule, under which 25% (or 25,000 shares) of the RSUs were subject to vesting upon the earlier of three months after the IPO or six months after the grant date, February 1, 2022. As of August 1, 2022, 25% of the grant has vested. The fair value of this first tranche of vested RSUs is $6,175, which is based upon a third-party valuation performed using income and market methods, as well as a discounted cash flow method, with the terminal value using a market multiples method, adjusted for a lack of marketability. After this date, the remainder shall vest in equal tranches every six months thereinafter until either the RSUs are fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first.

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Outstanding Equity Awards at Year-End

The following table provides information on outstanding equity awards as of October 31, 2022 to our NEOs.

Name	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Frank Ingriselli (1)	-	-	750,000	$185,250
Greg Overholtzer (2)	-	-	75,000	$18,525

(1)	Mr. Ingriselli was granted 1,000,000 RSUs which will, subject to continued employment, vest over a two-year vesting schedule, under which 25% of the RSUs were subject to vesting upon the earlier of 3 months after the IPO or 6 months after the grant date, February 1, 2022. As of August 1, 2022, 250,000 RSUs have vested; the remainder shall vest in three equal tranches of 250,000 shares every 6 months thereinafter (February 1, 2023, August 1, 2023 and February 1, 2024) until either the RSUs are fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first.

(2)	Mr. Overholtzer is further eligible for a grant of 100,000 RSUs which will, subject to continued employment, vest over a two-year vesting schedule, under which 25% of the RSUs were subject to vesting upon the earlier of 3 months after the IPO or 6 months after the grant date, February 1, 2022. As of August 1, 2022, 25,000 RSUs have vested; the remainder shall vest in three equal tranches of 25,000 RSUs every 6 months thereinafter (February 1, 2023, August 1, 2023 and February 1, 2024) until either the RSUs are fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first.

Employment Agreement- Frank Ingriselli

Effective as of February 1, 2022, we entered into an employment agreement with our CEO, Frank Ingriselli. Mr. Ingriselli is employed effective February 25, 2022 for a term ending on December 31, 2024, which shall autorenew for additional one-year terms. Mr. Ingriselli will report directly the Board and shall perform his services from California.

We have agreed to pay Mr. Ingriselli a salary of $240,000, provided his salary increased to $400,000 on the first date the Company’s shares were publicly traded. He is eligible for an annual bonus, beginning in 2022, targeted at 75% of base salary, as determined by the Board based on his performance and the achievement by the Company of financial, operating and other objectives set by the Board. Mr. Ingriselli is further eligible for a grant of 1,000,000 restricted shares (“RS”) which will, subject to continued employment, vest over two year vesting schedule, under which 25% of the RS will vest upon the earlier of 3 months after the IPO or 6 months after the grant date, and the remainder shall vest in equal tranches every 6 months thereinafter until either the RS is fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first. Mr. Ingriselli also receives a standard benefit package, and reimbursement for reasonable business and travel expenses. He also is eligible for twenty-five vacation days per annum. Although Mr. Ingriselli is employed pursuant to a term, either side may terminate his Agreement earlier. We may terminate Mr. Ingriselli’s employment with or without Cause. “Cause” means: (a) conviction of, or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude (whether or not a felony); (b) any action by Executive involving fraud, breach of the duty of loyalty, malfeasance or willful misconduct; (c) the failure or refusal by Executive to perform any material duties hereunder or to follow any lawful and reasonable direction of the Company; (d) intentional damage to any property of the Company; (e) chronic neglect or absenteeism in the performance of Executive’s duties; (f) willful misconduct, or other material violation of Company policy or code of conduct that causes a material adverse effect upon the Company; (g) material uncured breach of any written agreement with the Company (subject to a 10 business day cure right on behalf of the Company); or (h) any action that in the reasonable belief of the Company shall or potentially shall subject the Company to negative or adverse publicity or effects.

Mr. Ingriselli may resign on 90 days’ written notice.

In the event of a termination without Cause, we have agreed, if Mr. Ingriselli signs a release in a form provided by the Company, to pay Mr. Ingriselli severance of twelve months of Base Salary continuation for the twelve month period of time following the separation date. Delaware law governs Mr. Ingriselli’s agreement, provided that any disputes are resolved via arbitration in San Jose, California.

Mr. Ingriselli has agreed to the Company’s standard form of Confidentiality, Non-Solicitation, and Non-Compete Agreement as a condition of execution of the Agreement.

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Employment Agreement- Greg Overholtzer

Effective as of February 1, 2022, we entered into an employment agreement with our Chief Financial Officer, Greg Overholtzer. Mr. Overholtzer is employed effective February 25, 2022 for a term ending on December 31, 2024, which shall autorenew for additional one-year terms. Mr. Overholtzer will report directly to the Board and shall perform his services from California.

We have agreed to pay Mr. Overholtzer a salary of $60,000, provided his salary increased to $120,000 on the first date the Company’s shares were publicly traded. He is eligible for an annual bonus, beginning in 2022, targeted at 50% of base salary, as determined by the Board based on his performance and the achievement by the Company of financial, operating and other objectives set by the Board. Mr. Overholtzer is further eligible for a grant of 100,000 RS which will, subject to continued employment, vest over two year vesting schedule, under which 25% of the RS will vest upon the earlier of 3 months after the IPO or 6 months after the grant date, and the remainder shall vest in equal tranches every 6 months thereinafter until either the RS is fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first. Mr. Overholtzer also receives a standard benefit package, and reimbursement for reasonable business and travel expenses. He also is eligible for twenty-five vacation days per annum. Although Mr. Overholtzer is employed pursuant to a term, either side may terminate his Agreement earlier. We may terminate Mr. Overholtzer’s employment with or without Cause. “Cause” means: (a) conviction of, or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude (whether or not a felony); (b) any action by Executive involving fraud, breach of the duty of loyalty, malfeasance or willful misconduct; (c) the failure or refusal by Executive to perform any material duties hereunder or to follow any lawful and reasonable direction of the Company; (d) intentional damage to any property of the Company; (e) chronic neglect or absenteeism in the performance of Executive’s duties; (f) willful misconduct, or other material violation of Company policy or code of conduct that causes a material adverse effect upon the Company; (g) material uncured breach of any written agreement with the Company (subject to a 10 business day cure right on behalf of the Company); or (h) any action that in the reasonable belief of the Company shall or potentially shall subject the Company to negative or adverse publicity or effects.

Mr. Overholtzer may resign on 90 days’ written notice.

In the event of a termination without Cause, we have agreed, if Mr. Overholtzer signs a release in a form provided by the Company, to pay Mr. Overholtzer severance of twelve months of Base Salary continuation for the twelve month period of time following the separation date. Delaware law governs Mr. Overholtzer’s agreement, provided that any disputes are resolved via arbitration in San Jose, California.

Mr. Overholtzer has agreed to the Company’s standard form of Confidentiality, Non-Solicitation, and Non-Compete Agreement as a condition of execution of the Agreement.

Employment Agreement- Stephen A. Rowlee

We plan to enter into an employment agreement with our COO, Stephen A. Rowlee, effective as of the date of the IPO for a term ending on December 31, 2024, which shall autorenew for additional one-year terms. Mr. Rowlee will report to the CEO and shall perform his services from California.

We have agreed to pay Mr. Rowlee a salary of $170,000. He is eligible for an annual bonus, beginning in 2023, targeted at 50% of base salary, as determined by the Board based on his performance and the achievement by the Company of financial, operating and other objectives set by the Board. We are able to reevaluate base salary in the event we purchase all or some of the assets of Trio LLC or if all of a substantial portion of Trio LLC’s assets are disposed or sold to a third party unaffiliated with the Company. Mr. Rowlee is further eligible for a grant of 150,000 RS, subject to continued employment, with a vesting schedule in which 25% of the RS will vest 6 months after the IPO, and the remainder shall vest in equal tranches every 6 months thereinafter until either the RS is fully vested or Executive’s service with the Company terminates, whichever occurs first. Mr. Rowlee also receives a standard benefit package, and reimbursement for reasonable business and travel expenses. He also is eligible for twenty-five vacation days per annum. Although Mr. Rowlee will be employed pursuant to a term, either side may terminate his Agreement earlier. We may terminate Mr. Rowlee’s employment with or without Cause. “Cause” means: (a) conviction of, or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude (whether or not a felony); (b) any action by Executive involving fraud, breach of the duty of loyalty, malfeasance or willful misconduct; (c) the failure or refusal by Executive to perform any material duties hereunder or to follow any lawful and reasonable direction of the Company; (d) intentional damage to any property of the Company; (e) chronic neglect or absenteeism in the performance of Executive’s duties; (f) willful misconduct, or other material violation of Company policy or code of conduct that causes a material adverse effect upon the Company; (g) material uncured breach of any written agreement with the Company (subject to a 10 business day cure right on behalf of the Company); or (h) any action that in the reasonable belief of the Company shall or potentially shall subject the Company to negative or adverse publicity or effects.

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Mr. Rowlee may resign on 90 days’ written notice.

In the event of a termination without Cause, we have agreed, if Mr. Rowlee signs a release in a form provided by the Company, to pay Mr. Rowlee severance of twelve months of Base Salary continuation for the twelve month period of time following the separation date. Delaware law governs Mr. Rowlee’s agreement, provided that any disputes are resolved via arbitration in San Jose, California.

Mr. Rowlee has agreed to the Company’s standard form of Confidentiality, Non-Solicitation, and Non-Compete Agreement as a condition of execution of the Agreement.

Employment Agreement- Terence B. Eschner

We plan to enter into an employment agreement with our President, Terence B. Eschner, effective as of the date of the IPO for a term ending on December 31, 2024, which shall autorenew for additional one-year terms. Mr. Eschner will report to the CEO and shall perform his services from Colorado or California.

We have agreed to pay Mr. Eschner a salary of $170,000. He is eligible for an annual bonus, beginning in 2023, targeted at 50% of base salary, as determined by the Board based on his performance and the achievement by the Company of financial, operating and other objectives set by the Board. We are able to reevaluate base salary in the event we purchase all or some of the assets of Trio LLC or if all of a substantial portion of Trio LLC’s assets are disposed or sold to a third party unaffiliated with the Company. Mr. Eschner is further eligible for a grant of 150,000 RS, subject to continued employment, with a vesting schedule in which 25% of the RS will vest 6 months after the IPO, and the remainder shall vest in equal tranches every 6 months thereinafter until either the RS is fully vested or Executive’s service with the Company terminates, whichever occurs first. Mr. Eschner also receives a standard benefit package, and reimbursement for reasonable business and travel expenses. He also is eligible for twenty-five vacation days per annum. Although Mr. Eschner will be employed pursuant to a term, either side may terminate his Agreement earlier. We may terminate Mr. Eschner’s employment with or without Cause. “Cause” means: (a) conviction of, or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude (whether or not a felony); (b) any action by Executive involving fraud, breach of the duty of loyalty, malfeasance or willful misconduct; (c) the failure or refusal by Executive to perform any material duties hereunder or to follow any lawful and reasonable direction of the Company; (d) intentional damage to any property of the Company; (e) chronic neglect or absenteeism in the performance of Executive’s duties; (f) willful misconduct, or other material violation of Company policy or code of conduct that causes a material adverse effect upon the Company; (g) material uncured breach of any written agreement with the Company (subject to a 10 business day cure right on behalf of the Company); or (h) any action that in the reasonable belief of the Company shall or potentially shall subject the Company to negative or adverse publicity or effects.

Mr. Eschner may resign on 90 days’ written notice.

In the event of a termination without Cause, we have agreed, if Mr. Eschner signs a release in a form provided by the Company, to pay Mr. Eschner severance of twelve months of Base Salary continuation for the twelve month period of time following the separation date. Delaware law governs Mr. Eschner’s agreement, provided that any disputes are resolved via arbitration in San Jose, California.

Mr. Eschner has agreed to the Company’s standard form of Confidentiality, Non-Solicitation, and Non-Compete Agreement as a condition of execution of the Agreement.

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Employment Agreement- Stanford Eschner

We plan to enter into an employment agreement with our Chairman, Stanford Eschner, effective as of the date of the IPO for a term ending on December 31, 2024, which shall autorenew for additional one-year terms. Mr. Eschner will report to the CEO and shall perform his services from California.

We have agreed to pay Mr. Eschner a salary of $170,000. He is eligible for an annual bonus, beginning in 2023, targeted at 50% of base salary, as determined by the Board based on his performance and the achievement by the Company of financial, operating and other objectives set by the Board. We are able to reevaluate base salary in the event we purchase all or some of the assets of Trio LLC or if all of a substantial portion of Trio LLC’s assets are disposed or sold to a third party unaffiliated with the Company. Mr. Eschner is further eligible for a grant of 150,000 RS, subject to continued employment, with a vesting schedule in which 25% of the RS will vest 6 months after the IPO, and the remainder shall vest in equal tranches every 6 months thereinafter until either the RS is fully vested or Executive’s service with the Company terminates, whichever occurs first. Mr. Eschner also receives a standard benefit package, and reimbursement for reasonable business and travel expenses. He also is eligible for twenty-five vacation days per annum. Although Mr. Eschner will be employed pursuant to a term, either side may terminate his Agreement earlier. We may terminate Mr. Eschner’s employment with or without Cause. “Cause” means: (a) conviction of, or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude (whether or not a felony); (b) any action by Executive involving fraud, breach of the duty of loyalty, malfeasance or willful misconduct; (c) the failure or refusal by Executive to perform any material duties hereunder or to follow any lawful and reasonable direction of the Company; (d) intentional damage to any property of the Company; (e) chronic neglect or absenteeism in the performance of Executive’s duties; (f) willful misconduct, or other material violation of Company policy or code of conduct that causes a material adverse effect upon the Company; (g) material uncured breach of any written agreement with the Company (subject to a 10 business day cure right on behalf of the Company); or (h) any action that in the reasonable belief of the Company shall or potentially shall subject the Company to negative or adverse publicity or effects.

Mr. Eschner may resign on 90 days’ written notice.

In the event of a termination without Cause, we have agreed, if Mr. Eschner signs a release in a form provided by the Company, to pay Mr. Eschner severance of twelve months of Base Salary continuation for the twelve month period of time following the separation date. Delaware law governs Mr. Eschner’s agreement, provided that any disputes are resolved via arbitration in San Jose, California.

Mr. Eschner has agreed to the Company’s standard form of Confidentiality, Non-Solicitation, and Non-Compete Agreement as a condition of execution of the Agreement.

Incentive Award Plans

2022 Equity Incentive Plan

We have adopted and approved the 2022 Equity Incentive Plan (the “2022 Incentive Plan”). Under the 2022 Incentive Plan, we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The material terms of the 2022 Incentive Plan are summarized below.

Types of Awards. The 2022 Incentive Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), restricted stock awards, restricted stock and restricted stock units (“RSUs”), equity appreciation rights, and other forms of stock-based compensation.

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Eligibility and Administration. Employees, officers, consultants, directors, and other service providers of the Company and its subsidiaries are eligible to receive awards under the 2022 Incentive Plan. The 2022 Incentive Plan is administered by the board which may delegate its duties and responsibilities to committees of the company’s directors and/or officers (all such bodies and delegates referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or other applicable law or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2022 Incentive Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2022 Incentive Plan, including any vesting and vesting acceleration conditions.

Share Reserve. Pursuant to the 2022 Incentive Plan, we have reserved 4,000,000 shares of the shares of Common Stock for issuance thereunder. The share reserve is subject to the following adjustments:

●	The share limit is increased by the number of shares subject to awards granted that later are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares.

●	Shares that are withheld upon exercise to pay the exercise price of a stock option or satisfy any tax withholding requirements are added back to the share reserve and again are available for issuance under the 2022 Incentive Plan.

Awards issued in substitution for awards previously granted by a company that merges with, or is acquired by, the Company do not reduce the share reserve limit under the 2022 Incentive Plan.

Stock Options and Equity Appreciation Rights. ISOs may be granted only to employees of the Company, or to employees of a parent or subsidiary of the Company, determined as of the date of grant of such options. An ISO granted to a prospective employee upon the condition that such person becomes an employee shall be deemed granted effective on the date such person commences employment. The exercise price of an ISO shall not be less than 100% of the fair market value of the shares covered by the awards on the date of grant of such option pursuant to the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Notwithstanding the foregoing, an ISO may be granted with an exercise price lower than the minimum exercise price set forth above if such award is granted pursuant to an assumption or substitution for another option in a manner that complies with the provisions of Section 424(a) of the Code. Notwithstanding any other provision of the 2022 Incentive Plan to the contrary, no ISO may be granted under the 2022 Incentive Plan after 10 years from the date that the 2022 Incentive Plan was adopted. No ISO shall be exercisable after the expiration of 10 years after the effective date of grant of such award, subject to the following sentence. In the case of an ISO granted to a ten percent stockholder, (i) the exercise price shall not be less than 110% of the fair market value of a share on the date of grant of such ISO, and (ii) the exercise period shall not exceed 5 years from the effective date of grant of such ISO. Equity appreciation rights will entitle the holder to receive a payment (in cash or in shares) based on the appreciation in the fair market value of the shares subject to the award up to a specified date or dates. Equity appreciation rights may be granted to the holders of any stock options granted under the 2022 Equity Incentive Plan or may be granted independently of and without relation to stock options.

Restricted Stock and Restricted Stock Units. The committee may award restricted stock and RSUs under the 2022 Incentive Plan. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified vesting conditions are not satisfied. RSU awards result in the transfer of shares of stock to the participant only after specified vesting conditions are satisfied. A holder of restricted stock is treated as a current shareholder and shall be entitled to dividend and voting rights, whereas the holder of a restricted stock unit is treated as a shareholder with respect to the award only when the shares are delivered in the future. Specified vesting conditions may include performance goals to be achieved during any performance period and the length of the performance period. The committee may, in its discretion, make adjustments to performance goals based on certain changes in the Company’s business operations, corporate or capital structure or other circumstances. When the participant satisfies the conditions of an RSU award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or other property, as determined by the committee, in its sole discretion.

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Other Shares or Share-Based Awards. The committee may grant other forms of equity-based or equity-related awards other than stock options, equity appreciation rights, restricted stock or restricted stock units. The terms and conditions of each stock-based award shall be determined by the committee.

Sale of the Company. Awards granted under the 2022 Incentive Plan do not automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a sale of the Company. The Company does not use a “liberal” definition of change in control as defined in Institutional Shareholder Services’ proxy voting guidelines. The 2022 Incentive Plan provides flexibility to the committee to determine how to adjust awards at the time of a sale of the Company.

Transferability of Awards. Except as described below, awards under the 2022 Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The committee has discretion, however, to permit certain transfer of awards to other persons or entities.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2022 Incentive Plan and any outstanding awards, as well as the exercise price or base price of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amendment and Termination. The board of directors may amend, modify or terminate the 2022 Incentive Plan without stockholder approval, except that stockholder approval must be obtained for any amendment that, in the reasonable opinion of the board or the committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a stock exchange on which shares of Common Stock are then listed. The 2022 Incentive Plan will terminate upon the earliest of (1) termination of the 2022 Incentive Plan by the board of directors, or (2) the tenth anniversary of the board adoption of the 2022 Incentive Plan. Awards outstanding upon expiration of the 2022 Incentive Plan shall remain in effect until they have been exercised or terminated, or have expired.

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Director Compensation

No compensation was paid to our non-employee directors for services rendered during 2022 and 2021.

The material terms of the non-employee director compensation program, as it is currently contemplated, are summarized below.

The non-employee director compensation program will provide for annual retainer fees and/or long-term equity awards for our non-employee directors. We expect each non-employee director will receive an annual retainer of $50,000 plus an additional $10,000 for each board committee that he or she is on. The non-employee directors were issued 60,000 shares of Common Stock on July 21, 2022 which will vest 6 months after the Company’s completion of its IPO.

Compensation under our non-employee director compensation policy will be subject to the annual limits on non-employee director compensation set forth in the 2022 Incentive Plan, as described above, but such limits will not apply prior to the first calendar year following the calendar year in which our initial public offering was completed. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2022 Incentive Plan. As provided in the 2022 Incentive Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since July 19, 2021 (inception) to which we have been a party in which the amount involved will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Related Party Transactions

South Salinas Project Purchase

Initial Purchase and Sale Agreement

On September 14, 2021, we entered into a purchase and sale agreement where we acquired Trio LLC’s approximate 82.75% WI in the South Salinas Project for consideration of $4 million and 4,900,000 shares of our Common Stock.

Fourth Amendment to the Purchase and Sale Agreement

On December 22, 2022, we entered into the Fourth Amendment where we acquired a subsequent additional approximate 3% WI in the South Salinas Project from Trio LLC for $60,529.40. In addition, the Fourth Amendment granted us a 120-day option to acquire the Optioned Assets. The Option Fee is $150,000, which was paid by the Company to Trio LLC. The Optioned Assets are as follows:

●	The Hangman Hollow Field asset with an option to acquire Trio LLC’s 44% working interest and their Operatorship;
●	The Kern Front Field asset with an option to acquire Trio LLC’s 22% working interest and their Operatorship; and
●	The Union Ave Field with an option to acquire Trio LLC’s 20% working interest and their Operatorship;

On May 12, 2023, subsequent to the 120-day option window referenced above, the Company announced the signing of an Acquisition Agreement to potentially acquire up to 100% of the working interest in the Union Ave Field. The Agreement is between the Company and Trio LLC, on behalf of itself as Operator and holding a 20% working interest in Union Ave Field as well as to facilitate the remaining 80% working interest holders. As Trio LLC is partly owned and controlled by members of Trio’s management, this would be a related party transaction, and a special committee of Trio’s board of directors (the “Trio Special Committee”) has been formed to evaluate and negotiate the terms of this acquisition.

Trio has engaged KLSP to conduct a comprehensive analysis and valuation of the asset, which analysis has been delivered to the Company and is being evaluated by the Trio Special Committee.

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Under the Fourth Amendment, we also agreed to start the process of pursuing and consummating additional lease acquisitions in the areas deemed by the parties to be higher priority areas lying within and around the South Salinas Project Area. Such acquisitions shall be for an aggregate purchase price not to exceed approximately $79,000.00. Some leases were acquired in February and March, 2023, as described more-fully elsewhere hereunder.

Further under the Fourth Amendment, we agreed to engage the services of a contractor to do road access work and dirt-moving work (estimated to cost approximately $170,000.00) that was necessary before the commencement of drilling the HV-1 well. We also agreed to pay a deposit (in an amount not to exceed $25,000) to secure a drilling rig to drill the HV-1 well, which was drilled in May, 2023. This deposit was not required and was not paid.

Finally, we agreed, retroactively commencing on May 1, 2022, to accrue a monthly consulting fee of $35,000.00, due and payable by the Company to Trio LLC no later than two weeks following the closing date of Company’s IPO. This fee is intended to cover the work being done for the Company by Trio LLC’s employees prior to the closing date of our IPO.

Stan Eschner and Steve Rowlee, members of our management team, are employed by Trio LLC. Terry Eschner, also a member of our management team, commonly works as a consultant to Trio LLC through his company Sarlan Resources, Inc.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted under the NRS, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. For further information, see “Description of Capital Stock—Limitations on Liability and Indemnification Matters.”

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of June 14, 2023 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Common Stock (other than named executive officers and directors);

●	each of our named executive officers;

●	each of our directors;

●	all of our executive officers and directors as a group;

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock is based on 24,824,202 shares of Common Stock outstanding as of June 14, 2023. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 14, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

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Unless otherwise indicated, the address of each beneficial owner listed below is c/o Trio Petroleum Corp., 5401 Business Park, Suite 115 Bakersfield, CA 93309. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Shares	%
5% Stockholders:
Elpis Capital Ltd. (1)	2,762,967	11.1%
Gencap Fund I LLC (2)	2,283,312	9.2%
Primal Nutrition, Inc. (3)	2,912,967	11.7%
Naia Ventures LLC (4)	2,400,000	9.7%
Cavalry Investment Fund LP (5)	1,481,483	6.0%
Firstfire Global Opportunities Fund, LLC (6)	1,381,483	5.7%
Named Executive Officers and Directors:
Frank C. Ingriselli (7)	1,397,000	5.6%
Terry Eschner	500,000	2.0%
Steve Rowlee (8)	500,000	2.0%
Stan Eschner (9)	1,000,000	4.0%
Greg Overholtzer (10)	75,000	* %
Michael L. Peterson	60,000	* %
William J. Hunter	210,000	* %
John Randall	60,000	* %
Thomas J. Pernice	140,000	* %
All directors and executive officers as a group (9 persons)	3,942,000	15.9%

* Less than 1%

(1)	Consists of (1) 2,203,089 shares of Common Stock and (2) 559,878 shares of Common Stock issuable upon exercise of the Common Warrants exercisable within 60 days of June 14, 2023. Elpis Capital Ltd. is a British company for which Paul Lewis holds investment and voting control. The address of Elpis Capital Ltd. is 36 St. Martins Lane, London, United Kingdom, WC2N 4ER.
(2)	Consists of (1) 1,573,434 shares of Common Stock, (2) 559,878 shares of Common Stock issuable upon exercise of the Common Warrants, and (3) 150,000 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants exercisable within 60 days of June 14, 2023. Gencap Fund I LLC is a Delaware limited liability company for which Cosmin Panait holds investment and voting control. The address of Gencap Fund I LLC is 450 7th Avenue, Suite 609, New York, NY 10123.
(3)	Consists of (1) 2,203,089 shares of Common Stock, (2) 559,878 shares of Common Stock issuable upon exercise of the Common Warrants, and (3) 150,000 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants exercisable within 60 days of June 14, 2023. Primal Nutrition, Inc. is a Delaware corporation for which Mark Sisson holds investment and voting control. The address of Primal Nutrition Inc. is 100 S. Pointe Drive, #1106, Miami Beach, FL 33139.
(4)	Naia Ventures LLC is a California Limited Liability company, for which Arlene Mosshart owns 100% of the membership interest. The address of Naia Ventures LLC is 6435 Zumirez Drive #13, Malibu, CA 92065.
(5)	Consists of (1) 1,101,544 shares of Common Stock, (2) 279,939 shares of Common Stock issuable upon exercise of the Common Warrants, and (3) 100,000 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants exercisable within 60 days of June 14, 2023. Cavalry Investment Fund LP is a Delaware limited partnership for which Thomas Walsh holds investment and voting control. The address of Cavalry Investment Fund LP is 82 E. Allendale Rd., Suite 5B, Saddle River, NJ 07458.
(6)	Consists of (1) 1,101,544 shares of Common Stock and (2) 279,939 shares of Common Stock issuable upon exercise of the Common Warrants exercisable within 60 days of June 14, 2023. Firstfire Global Opportunities Fund, LLC is a Delaware limited liability company for which Eli Fireman holds investment and voting control. The address of Firstfire Global Opportunities Fund is 1040 First Avenue, Suite 190, New York, NY 10022.
(7)	Consists of (1) 600,000 shares held by Global Venture Investments LLC, for which Mr. Ingriselli holds 100% of the membership interest; the address of Global Venture Investments LLC is 4115 Blackhawk Plaza Circle, Suite 100, Danville, CA 94506, (2) 47,000 shares held by the Brightening Lives Foundation Inc. for which Mr. Ingriselli is the Chief Executive Officer and holds investment and voting control; the address of the Brightening Lives Foundation Inc is 9000 Crow Canyon Road, Suite 362, Danville, CA 94506, and (3) 250,000 restricted stock units vesting within 60 days of June 14, 2023.
(8)	Consists of 500,000 shares held by the DLASY Trust, a trust for which Mr. Rowlee holds investment and voting control over. The address of the DLASY Trust is 13601 Powder River Avenue, Bakersfield, CA 93314.
(9)	Consists of (i) 500,000 shares held by the Stanford Eschner Trust No. 1, for which Mr. Eschner holds investment and voting control over; the address of the Stanford Eschner Trust No. 1 is 6501 Kane Way, Bakersfield, CA 93309, and (ii) 500,000 shares held by Trio Petroleum LLC, a California Limited Liability Company, for which Stan Eschner serves as the Executive Chairman, and as such may be deemed to hold investment and voting control over Trio Petroleum LLC’s shares; the address of Trio Petroleum LLC is 5401 Business Park, Suite 115 Bakersfield, CA 93309.
(10)	Includes 25,000 restricted stock units vesting within 60 days of June 14, 2023.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. Copies of these documents will be filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 490,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of June 14, 2023, there were 24,824,202 shares of our Common Stock, held by approximately 53 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Common Stock

All shares of Common Stock of the Company are one and the same class, identical in all respects and have equal rights, powers and privileges.

Common Warrants

Duration and Exercise Price

The Common Warrants have an exercise price of $1.03 per share. The Common Warrants were immediately exercisable upon issuance and are exercisable for three years from the date of the Company’s initial public offering. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock.

Exercisability

The Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

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Fundamental Transactions

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Common Warrant is exercisable immediately prior to such event. In certain circumstances, the holder will have the right to receive the Black Scholes Value (as defined in the Common Warrant) of the warrant calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that was offered and paid to the holders of our Common Stock as described in the Common Warrants.

Transferability

In accordance with its terms and subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrant will be limited.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Common Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Common Warrant holders exercise their warrants.

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Pre-Funded Warrants

Duration and Exercise Price

The Pre-Funded Warrants have an exercise price of $0.01 per share. The Pre-Funded Warrants are immediately exercisable and are exercisable for five years from the date of the Company’s initial public offering. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder, 9.99%) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Pre-Funded Warrant up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such Pre-Funded Warrants holder exercise their Pre-Funded Warrants.

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Voting. Our certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of the voting power of our outstanding capital stock can elect all of the directors then standing for election. Our certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon will be required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our certificate of incorporation. See below under “—Anti-Takeover Provisions—Amendment of Charter Provisions” below.

Dividends. Subject to the rights and preferences of any holders of any outstanding series of preferred stock that we may designate and issue in the future, the holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors.

Liquidation. On our liquidation, dissolution, or winding-up, the holders of Common Stock will be entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

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Rights and Preferences. Holders of our Common Stock will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Under our amended and restated certificate of incorporation our board of directors will be authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by our stockholders, to issue up to shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

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Stockholder Meetings. Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors of a committee of our board of directors.

Elimination of Stockholder Action by Written Consent. Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent.

Staggered Board. Our board of directors will be divided into three classes. The directors in each class will serve a three-year term, with one class being elected each year by our stockholders. For more information on our classified board, see “Management—Classified Board of Directors.” This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors. Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting. Our amended and restated certificate of incorporation will not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they choose.

Choice of Forum. Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the “DGCL or our amended and restated certificate of incorporation or amended and restated bylaws, (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (5) any action asserting a claim governed by the internal affairs doctrine. Under our amended and restated certificate of incorporation, this exclusive form provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the exclusive forum provision in our amended and restated certificate of incorporation would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Our amended and restated certificate of incorporation provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions. The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, and our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits our directors’ liability to the fullest extent permitted under Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law and that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws will also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

We also entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our Common Stock is listed on the NYSE American (“NYSE American”) under the symbol “TPET.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete and comprehensive analysis of all potential tax consequences resulting from the purchase, ownership and disposition of our Common Stock issued pursuant to this offering. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not addressed herein. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

This discussion is limited to non-U.S. holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities or currencies;

●	persons that hold more than 5% of our Common Stock, directly or indirectly;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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●	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement; and

●	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner (or person or entity treated as a partner) will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE AND DOES NOT SERVE AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our Common Stock that is neither a “U.S. person,” nor an entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, such distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid, properly complete and executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate and otherwise complies with the requirements of FATCA (as discussed below). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a valid, properly completed and executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder holds stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities (e.g., partnerships) rather than corporations or individuals.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid, properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Common Stock constitutes U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

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With respect to the third bullet point above, we would be a USRPHC if our USRPIs comprise (by fair market value) at least 50 percent of our business assets. We believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. There can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a USRPHC and your ownership of our Common Stock exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, payments of dividends on our Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder either certifies under penalties of perjury its non-U.S. status, such as by furnishing a valid, properly completed and executed IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption from such withholding. However, information returns are required to be filed with the IRS in connection with any distributions (including deemed distributions) on our Common Stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Such information returns generally include the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRAS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and applicable Treasury Regulations (“Foreign Account Tax Compliance Act”, or “FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

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Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations, eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in our Common Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Ellenoff Grossman & Schole LLP.

EXPERTS

The balance sheets of Trio Petroleum Corp. as of October 31, 2022 and 2021 and the related statements of operations, stockholders’ equity and cash flows for the year ended October 31, 2022 and for the period from July 19, 2021 (inception) to October 31, 2021 appearing in this prospectus have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Trio Petroleum Corp. to continue as a going concern as described in Note 3 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

KLS Petroleum Consulting LLC, Denver, Colorado, an independent third-party engineering firm, carried out a reserve analysis of the South Salinas Project that is documented in two reports that are attached hereto, being those reports entitled “Reserves Attributable to Trio Petroleum Corp South Salinas Area for Development Plan Phases 1 and 2” and “S. Salinas Area, Full Development Reserves Supplement to SEC Report Dated 1-28-2022”.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 14, 2022, we dismissed Marcum LLP (“Marcum”), as our independent auditor. This dismissal was ratified by the audit committee of our board of directors and approved by our board of directors.

Marcum audited our financial statements for the fiscal year ended October 31, 2021. The audit report issued by Marcum on March 17, 2022 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, but included an explanatory paragraph that there was substantial doubt as to the Company’s ability to continue as a going concern. Marcum did not provide an audit opinion on our financial statements for any period subsequent to the fiscal year ended October 31, 2021.

For the period from July 19, 2021 (Inception) to October 31, 2021, the nine-month period ended July 31, 2022 and the period from August 1, 2022 to December 14, 2022, (i) there were no “disagreements” between us and Marcum (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such period, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K except for material weaknesses in internal controls relating to (a) inadequate segregation of duties due to the limited number of employees resulting from the early formative stage of the Company; (b) lack of controls around the calculation of the purchase price of the recently acquired unproved oil and gas property; (c) the lack of controls around the issuance of shares of the Company’s Common Stock that should have been issued and presented as outstanding in 2021, but were instead issued in the period ended July 31, 2022; (d) the lack of controls around the presentation of cash paid for deferred offering costs on the statement of cash flows; (e) the lack of controls around the presentation of debt discount amortization and cash paid for debt issuance costs on the statement of cash flows; (f) the lack of controls around the accounting and valuation for complex financial instruments; and (g) the lack of controls around the determination of whether to capitalize vs. expense oil and gas related costs. Marcum has not provided any audit or review services subsequent to October 28, 2022.

We provided Marcum with a copy of the foregoing disclosures and requested Marcum to furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with the above disclosures. A copy of Marcum’s letter is filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

On December 13, 2022, we engaged BF Borgers CPA PC (“Borgers”), as our independent registered public accounting firm, which engagement has been ratified by the audit committee of our board of directors and approved by our board of directors. For the period from July 19, 2021 (Inception) to October 31, 2021, the nine-month period ended July 31, 2022 and for the period from August 1, 2022 to December 14, 2022, we (or any person on our behalf) did not consult with Borgers regarding any of the matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

87

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available at the SEC’s website, www.sec.gov. We also maintain a website at www.trio-petroleum.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

88

TRIO PETROLEUM CORP.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2022 AND FOR THE PERIOD FROM JULY 19, 2021

(INCEPTION) TO OCTOBER 31, 2021

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of October 31, 2022 and 2021	F-3

Statements of Operations for the Year Ended October 31, 2022 and for the Period From July 19, 2021 (Inception) to October 31, 2021	F-4

Statements of Changes in Stockholders’ Equity for the Year Ended October 31, 2022 and for the Period From July 19, 2021 (Inception) to October 31, 2021	F-5

Statements of Cash Flows for the Year Ended October 31, 2022 and for the Period From July 19, 2021 (Inception) to October 31, 2021	F-6

Notes to the Financial Statements for the year ended October 31, 2022 and for the Period From July 19, 2021 (Inception) to October 31, 2021	F-7

TRIO PETROLEUM CORP.

CONDENSED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX MONTHS ENDED APRIL 30, 2023 AND 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Trio Petroleum Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Trio Petroleum Corp. (the “Company”) as of October 31, 2022 and 2021, the related statement of operations, changes in stockholders’ equity, and cash flows for the period July 19, 2021 (Inception) through October 31, 2021 and through October 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022 and 2021, and the results of its operations and its cash flows for the period July 19, 2021 (Inception) through October 31, 2021 and through October 31, 2022, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC
BF Borgers CPA PC (PCAOB ID 5041)
We have served as the Company’s auditor since 2022
Lakewood, CO
January 20, 2023

F-2

TRIO PETROLEUM CORP.

BALANCE SHEETS

	October 31,	October 31,
	2022	2021

ASSETS
Current assets:
Cash	$73,648	$78,877
Prepaid expenses and other receivables	35,000	21,154
Deferred offering costs	1,643,881	190,298
Total current assets	1,752,529	290,329

Oil and gas properties - not subject to amortization	5,836,232	5,583,720
Advance to operators	1,900,000	1,900,000
Total assets	$9,488,761	$7,774,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	1,164,055	16,119
Asset retirement obligations - current	2,778	2,778
Notes payable - investors, net of discounts	4,403,439	-
Notes payable - related party, net of discount	1,025,497	3,661,885
Warrants liability	114,883	-
Total current liabilities	6,710,652	3,680,782

Long-term liabilities:
Franchise tax accrual	9,450	-
Asset retirement obligations, net of current portion	45,535	42,757
	54,985	42,757
Total liabilities	6,765,637	3,723,539

Commitments and Contingencies (Note 6)

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; -0- shares issued and outstanding at October 31, 2022 and 2021, respectively	-	-
Common stock, $0.0001 par value; 490,000,000 shares authorized; 16,972,800 and 10,982,800 shares issued and outstanding as of October 31, 2022 and 2021, respectively	1,697	1,098
Stock subscription receivable	(10,010)	(50,545)
Additional paid-in capital	6,633,893	4,202,021
Accumulated deficit	(3,902,456)	(102,064)
Total stockholders’ equity	2,723,124	4,050,510

Total liabilities and stockholders’ equity	$9,488,761	$7,774,049

The accompanying notes are an integral part of these financial statements.

F-3

TRIO PETROLEUM CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended October 31,	For the Period From July 19, 2021 (Inception) To October 31,
	2022	2021

Operating expenses:
Exploration expense	$28,669	$38,763
General and administrative expenses	365,390	17,313
Legal fees	409,191	7,514
Accretion expense	2,778	359
Total operating expenses	806,028	63,949

Loss from operations	(806,028)	(63,949)

Other expenses:
Interest Expense	1,661,981	38,115
Penalty fees (related to debt) (Note 8)	1,322,933	-
Licenses and fees	9,450	-
Total other expenses	2,994,364	38,115

Loss before income taxes	(3,800,392)	(102,064)
Provision for income taxes	-	-

Net loss	$(3,800,392)	$(102,064)

Basic and Diluted Net Loss per Common Share
Basic	$(0.26)	$(0.02)
Diluted	$(0.26)	$(0.02)

Weighted Average Number of Shares Outstanding During the Period
Basic	14,797,786	5,065,994
Diluted	14,797,786	5,065,994

The accompanying notes are an integral part of these financial statements.

F-4

TRIO PETROLEUM CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED OCTOBER 31, 2022 AND FOR THE PERIOD FROM JULY 19, 2021

(INCEPTION) TO OCTOBER 31, 2021

			Stock	Additional		Total
	Common Stock		Subscription	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance at July 19, 2021 (Inception)	-	$-	$-	$-	$-	$-
Founders’ shares	5,450,000	545	(545)	-	-	-
Issuance of common stock for cash, net	632,800	63	(50,000)	687,737	-	637,800
Issuance of common stock for acquisition of unproved oil and gas properties	4,900,000	490	-	3,438,054	-	3,438,544
Interest imputed on Note Payable for acquisition of unproved oil and gas properties	-	-	-	76,230	-	76,230
Net loss	-	-	-	-	(102,064)	(102,064)
Balance at October 31, 2021	10,982,800	$1,098	$(50,545)	$4,202,021	$(102,064)	$4,050,510

Balance at November 1, 2021	10,982,800	$1,098	$(50,545)	$4,202,021	$(102,064)	$4,050,510
Issuance of founders’ shares	80,000	8	535	-	-	543
Issuance of security interest shares to investors	4,500,000	450	-	1,322,483	-	1,322,933
Issuance of common stock for cash, net	10,000	1	40,000	19,999	-	60,000
Issuance of warrants in connection with investor financing	-	-	-	994,091	-	994,091
Issuance of restricted stock units to outside directors	300,000	30	-	(30)	-	-
Issuance of restricted shares to executives	1,100,000	110		(110)	-	-
Interest imputed on note payable for acquisition of unproved oil and gas properties	-	-	-	89,237	-	89,237
Stock-based compensation	-	-	-	6,202	-	6,202
Net loss	-	-	-	-	(3,800,392)	(3,800,392)
Balance at October 31, 2022	16,972,800	$1,697	$(10,010)	$6,633,893	$(3,902,456)	$2,723,124

The accompanying notes are an integral part of these financial statements.

F-5

TRIO PETROLEUM CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended October 31,	For the Period From July 19, 2021 (Inception) to October 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,800,392)	$(102,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Franchise tax fees	9,450	-
Accretion expense	2,778	359
Interest expense - debt discount	1,218,951	-
Penalty fees	1,322,933	-
Imputed interest	89,237	38,115
Write-off of SPA receivable	80,000	-
Stock-based compensation	6,202
Changes in operating assets and liabilities:
Prepaid expenses	(13,846)	(211,452)
Accounts payable and accrued liabilities	582,543	16,119
Net cash used in operating activities	(502,144)	(258,923)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of unproved oil and gas properties	-	(300,000)
Net cash used in investing activities	-	(300,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from issuance of common stock, net	60,543	637,800
Cash proceeds from Notes payable - investors	4,820,000	-
Repayment of Notes payable - investors	(2,920,000)	-
Cash paid for debt issuance costs	(575,438)	-
Cash paid for deferred offering costs	(888,190)	-
Net cash from financing activities	496,915	637,800

Effect of foreign currency exchange	-	-

NET CHANGE IN CASH	(5,229)	78,877
Cash - Beginning of period	78,877	-
Cash - End of period	$73,648	$78,877

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Issuance of warrants (debt discount)	$1,108,974	$-
Issuance of notes payable for oil and gas properties	$-	$3,700,000
Issuance of RSUs	$30	$-
Imputed interest - notes payable	$-	$76,230
Issuance of founders’ shares	$-	$545
Issuance of shares for oil and gas properties	$-	$3,438,544

The accompanying notes are an integral part of these financial statements.

F-6

TRIO PETROLEUM CORP.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 31, 2022 AND FOR THE PERIOD FROM JULY 19, 2021

(INCEPTION) TO OCTOBER 31, 2021

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Company Organization

Trio Petroleum Corp. (“Trio Petroleum” or the “Company”) was incorporated in the state of Delaware on July 19, 2021. The Company is engaged in the exploration and development of the South Salinas Project (“SSP”), a non-producing oil and gas property located in Monterey County, California, which it acquired from Trio Petroleum, LLC (“Trio LLC”). The Company is headquartered in Bakersfield, California, with its principal offices located at 5401 Business Park, Suite 115, Bakersfield, CA, 93309. The Company has elected an October 31 year-end.

Acquisition of South Salinas Project

On September 14, 2021, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Trio LLC to acquire an 82.5% working interest in the SSP; the working interest includes the purchased percentage of the SSP’s leases, wells and inventory in exchange for $300,000 cash, a non-interest-bearing note payable of $3,700,000 due to Trio LLC on December 17, 2021 (see Note 5 and Note 8) and 4,900,000 shares of the Company’s $0.0001 par value common stock (see Note 4 and Note 9). At the time of the acquisition, this share issuance constituted 45% of the total amount of issued shares of the Company. As of October 31, 2022 and 2021, there were no proved reserves attributable to the approximate 9,267 acres of the property. The Company accounted for the purchase as an asset acquisition, as prescribed in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 – Business Combinations. The assets and associated asset retirement obligations (“ARO”) were recorded based on relative fair value at the estimated fair value of the consideration paid (see Note 4).

Risks and Uncertainties related to the COVID-19 Pandemic

In March 2020, the World Health Organization characterized the outbreak of the novel strain of coronavirus, specifically identified as COVID-19, as a global pandemic. This resulted in governments enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruptions to business resulting in a global economic slowdown. Equity markets have experienced significant volatility and weakness, and the governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions.

Due to the COVID-19 pandemic, there has been and will continue to be uncertainty and disruption in the global economy and financial markets. As the COVID-19 pandemic begins to subside, it has, and could continue to result in shelter-in-place and other similar restrictions being eased. Such easing of restrictions likely has and will continue to result in consumers returning to other alternative forms of entertainment and interaction. This in turn has, and could continue to, result in a decline in demand for the Company’s services. The full extent of the impact of the COVID-19 pandemic on the business, results of operations, cash flows and financial position will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the prevalence and severity of any variants, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may experience significant impacts to its business because of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require updates to its estimates and judgments or revisions due to COVID-19 to the carrying value of the Company’s assets or liabilities. These estimates may change, as new events occur and additional information is obtained, and are recognized in the financial statements as soon as they become known. Actual results could differ from those estimates and any such differences may be material to the financial statements.

F-7

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Revision of Previously Issued Financial Statements

Subsequent to the filing of the Company’s Draft Registration Statement filed with the Securities and Exchange Commission (“SEC”) on March 17, 2022, which included the Company’s financial statements for the period ended October 31, 2021, and subsequent to the filing of the Company’s Form S-1 with the SEC on September 12, 2022, which included the Company’s financial statements for the periods ended April 30, 2022 and October 31, 2021, the Company identified an error in presentation within the Condensed Balance Sheets for these periods. The Company presented Oil and gas properties – not subject to amortization of $7,483,720 in the long-term asset section of the balance sheet as of April 30, 2022 and October 31, 2021; a portion of this amount ($1,900,000) should have been classified as Advance to operators in the long-term asset section of the balance sheet as of April 30, 2022 and October 31, 2021. These amounts have been correctly presented in the accompanying financial statements. The impact of the revision on the Company’s financial statements is reflected in the following table:

Balance Sheet as of April 30, 2022 (unaudited)	As Previously Reported in the Original Filing	Adjustment	As Revised

Oil and gas properties - not subject to amortization	$7,483,720	$(1,900,000)	$5,583,720
Advance to operators	-	$1,900,000	$1,900,000

Balance Sheet as of October 31, 2021 (audited)	As Previously Reported in the Original Filing	Adjustment	As Revised

Oil and gas properties - not subject to amortization	$7,483,720	$(1,900,000)	$5,583,720
Advance to operators	-	$1,900,000	$1,900,000

F-8

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, equity-based transaction and disclosure of contingent assets and liabilities at the date of the financial statements, and the revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Some of the more significant estimates required to be made by management include estimates of oil and natural gas reserves (when and if assigned) and related present value estimates of future net cash flows therefrom, the carrying value of oil and natural gas properties, accounts receivable, ARO and the valuation of equity-based transactions. Accordingly, actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of October 31, 2022 and 2021.

Prepaid Expenses

Prepaid expenses consist primarily of prepaid services which will be expensed as the services are provided within twelve months.

Deferred Offering Costs

Deferred offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the planned Initial Public Offering (“IPO”) (see Note 3). As of October 31, 2022 and 2021, offering costs in the aggregate of $1,643,881 and $190,298, respectively, were deferred.

Debt Issuance Costs

Costs incurred in connection with the issuance of the Company’s debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense.

F-9

Oil and Gas Assets and Exploration Costs – Successful Efforts

The Company is in the exploration stage and has not yet realized any revenues from its operations. It applies the successful efforts method of accounting for crude oil and natural gas properties. Under this method, exploration costs such as exploratory geological and geophysical costs, delay rentals and exploratory overhead are expensed as incurred. If an exploratory property provides evidence to justify potential development of reserves, drilling costs associated with the property are initially capitalized, or suspended, pending a determination as to whether a commercially sufficient quantity of proved reserves can be attributed to the area as a result of drilling. At the end of each quarter, management reviews the status of all suspended exploratory property costs in light of ongoing exploration activities; in particular, whether the Company is making sufficient progress in its ongoing exploration and appraisal efforts. If management determines that future appraisal drilling or development activities are unlikely to occur, associated exploratory well costs are expensed.

Costs to acquire mineral interests in crude oil and/or natural gas properties, drill and equip exploratory wells that find proved reserves and drill and equip development wells are capitalized. Acquisition costs of unproved leaseholds are assessed for impairment during the holding period and transferred to proven crude oil and/or natural gas properties to the extent associated with successful exploration activities. Significant undeveloped leases are assessed individually for impairment, based on the Company’s current exploration plans, and a valuation allowance is provided if impairment is indicated. Capitalized costs from successful exploration and development activities associated with producing crude oil and/or natural gas leases, along with capitalized costs for support equipment and facilities, are amortized to expense using the unit-of-production method based on proved crude oil and/or natural gas reserves on a field-by-field basis, as estimated by qualified petroleum engineers. As of October 31, 2022 and 2021, all of the Company’s oil and gas properties were classified as unproved properties and were not subject to depreciation, depletion and amortization.

Unproved oil and natural gas properties

Unproved oil and natural gas properties costs incurred to acquire unproved leases. Unproved lease acquisition costs are capitalized until the lease expires or when the Company specifically identifies a lease that will revert to the lessor, at which time it charges the associated unproved lease acquisition costs to exploration costs.

Unproved oil and natural gas properties are not subject to amortization and are assessed periodically for impairment on a property-by-property basis based on remaining lease terms, drilling results or future plans to develop acreage. All of the Company’s natural gas properties were classified as unproved as of October 31, 2022 and 2021. See further discussion in Note 4.

Impairment of Other Long-lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition. If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value. With regards to oil and gas properties, this assessment applies to proved properties.

As of October 31, 2022 and 2021, the Company had no impairment of long-lived assets.

F-10

Asset Retirement Obligations

ARO consist of future plugging and abandonment expenses on oil and natural gas properties. In connection with the SSP acquisition described above, the Company acquired the plugging and abandonment liabilities associated with six non-producing wells. The fair value of the ARO was recorded as a liability in the period in which the wells were acquired with a corresponding increase in the carrying amount of oil and natural gas properties not subject to impairment. The Company plans to utilize the six wellbores acquired in the SSP acquisition in future exploration activities. The liability is accreted for the change in its present value each period based on the expected dates that the wellbores will be required to be plugged and abandoned. The capitalized cost of ARO is included in oil and gas properties and is a component of oil and gas property costs for purposes of impairment and, if proved reserves are found, such capitalized costs will be depreciated using the units-of-production method. The asset and liability are adjusted for changes resulting from revisions to the timing or the amount of the original estimate when deemed necessary. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

Components of the changes in ARO are shown below:

ARO, ending balance – October 31, 2021	$45,535
Accretion expense	2,778
ARO, ending balance – October 31, 2022	48,313
Less: ARO – current	2,778
ARO, net of current portion	$45,535

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions with related parties are recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party. On September 14, 2021, the Company acquired an 82.75% working interest in the SSP from Trio LLC in exchange for cash, a note payable to Trio LLC and the issuance of 4.9 million shares of common stock. As of the date of the acquisition, Trio LLC owned 45% of the outstanding shares of the Company and is considered a related party. As of October 31, 2022 and 2021, Trio LLC owned 29% and 45%, respectively, of the outstanding shares of the Company.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-11

The Company utilizes ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely than not” that a deferred tax asset will not be realized. At October 31, 2022 and 2021, the Company’s net deferred tax asset has been fully reserved.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the statements of operations when a determination is made that such expense is likely. The Company is subject to income tax examinations by major taxing authorities since inception.

Fair Value Measurements

The carrying values of financial instruments comprising cash and cash equivalents, payables, and notes payable-related party approximate fair values due to the short-term maturities of these instruments. The notes payable- related party is considered a level 3 measurement. As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques.

There are no assets or liabilities measured at fair value on a recurring basis. Assets and liabilities accounted for at fair value on a non-recurring basis in accordance with the fair value hierarchy include the initial allocation of the asset acquisition purchase price, including asset retirement obligations, the fair value of oil and natural gas properties and the assessment of impairment.

The fair value measurements and allocation of assets acquired are measured on a nonrecurring basis on the acquisition date using an income valuation technique based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs used to determine the fair value include estimates of: (i) reserves; (ii) future commodity prices; (iii) operating and development costs; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in the Company’s estimated cash flows are the product of a process that begins with NYMEX forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that the Company’s management believes will impact realizable prices. These inputs require significant judgments and estimates by the Company’s management at the time of the valuation.

The fair value of additions to the asset retirement obligation liabilities is measured using valuation techniques consistent with the income approach, which converts future cash flows to a single discounted amount. Significant inputs to the valuation include: (i) estimated plug and abandonment cost per well for all oil and natural gas wells and for all disposal wells; (ii) estimated remaining life per well; (iii) future inflation factors; and (iv) the Company’s average credit-adjusted risk-free rate. These assumptions represent Level 3 inputs.

F-12

If the carrying amount of its proved oil and natural gas properties, which are assessed for impairment under ASC 360 – Property, Plant and Equipment, exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. The fair value of its oil and natural gas properties is determined using valuation techniques consistent with the income and market approach. The factors used to determine fair value are subject to management’s judgment and expertise and include, but are not limited to, recent sales prices of comparable properties, the present value of future cash flows, net of estimated operating and development costs using estimates of proved reserves, future commodity pricing, future production estimates, anticipated capital expenditures, and various discount rates commensurate with the risk and current market conditions associated with the expected cash flow projected. These assumptions represent Level 3 inputs.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, warrants and convertible notes, if dilutive.

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding, because their inclusion would have been anti-dilutive (see Note 9):

	As of October 31,	As of October 31,
	2022	2021
Warrants (Note 6, Note 8) (1)	1,093,107	-
Convertible Notes (Note 6, Note 8) (2)	2,772,429	-
Commitment Shares (Note 6, Note 8) (3)	321,429	-
Stock Options (Note 5, Note 9) (4)	1,400,000	-
Total potentially dilutive securities	5,586,965	-

(1)	Balance includes i) warrants issued per the SPA are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes, with an exercise price equal to the conversion price, as well as ii) pre-funded warrants issued per the Bridge Note, the number of which are equal one share per dollar of the Notes aggregate principal balance. See Note 10 for further information regarding this SPA.
(2)	Upon IPO, the debt will convert into a fixed dollar amount of $9,000,000 of a variable number of shares. The number of conversion shares is the outstanding principal amount divided by the conversion price, which is equal to the lesser of a) the IPO price or b) the opening price of the shares of Common Stock on the first trading day after the IPO multiplied by the discount of 50%.
(3)	The number of commitment shares to be issued is a variable number of shares for a fixed total dollar amount of $1,125,000, which is 25% of the aggregate Notes principal balance divided by the offering price of the IPO.
(4)	Balance consists of 300,000 restricted stock units issued to outside directors and 1,100,000 restricted shares granted to executives.

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Recent Accounting Pronouncements

All recently issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

Subsequent Events

The Company, in accordance with ASC 855 - Subsequent Events, evaluates all events and transactions that occurred after October 31, 2022 through the date the financial statements were available for issuance. See Note 10 - Subsequent Events for such events and transactions.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of October 31, 2022, the Company had $73,648 in its operating bank account and a working capital deficit of $6,602,004 (excluding deferred offering costs). To date, the Company has been funding operations through proceeds from the issuance of common stock and financing through certain investors. In connection with the SSP acquisition, the Company issued a non-interest-bearing note payable to the seller with a face value of $3,700,000 due on December 1, 2022, of which it has made payments of $2,920,000 as of October 31, 2022 (see Note 5 and Note 8). Additionally, in January 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with GenCap Fund I LLC (“GenCap”) (see Note 6 and Note 8), which is a group of six investors, pursuant to which (i) in exchange for $4,500,000 in consideration, the Company issued senior secured convertible promissory notes (“Notes”) with an aggregate principal amount of $4,500,000, (ii) the Company issued warrants to purchase up to 50% of the number of shares of common stock issued upon the full conversion of the Notes, and (iii) conditional upon a successful IPO, the Company agreed to issue commitment shares to the investors upon the date of the Company’s IPO (see Note 10 for further information regarding this SPA). The Company used $2.0 million of the proceeds provided by GenCap to pay down the non-interest-bearing note payable to Trio LLC.

F-13

Additionally, in September 2022, the Company entered into an agreement or bridge note (“Bridge Note”) with three investors; the Bridge Note includes original issue discount senior notes (“Notes”) with gross proceeds of $444,000 and a 10% Original Issue Discount (“OID”) of $44,000 and pre-funded warrants that permit the investors to purchase a number of shares of the Company’s common stock (equal to 100% of the original principal amount of the Notes. The Notes have a maturity date of the earlier of six months from the closing of this financing or the completion of the IPO.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern over the next twelve months from the date of issuance of these financial statements, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of October 31, 2022, the Company has an accumulated deficit of $3,902,456 and has experienced losses from continuing operations. Based on the Company’s cash balance as of October 31, 2022, and projected cash needs for the twelve months following the issuance of these financial statements, management estimates that it will need to generate sufficient sales revenue and/or raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds through an IPO, which it hopes to complete during the first quarter of fiscal year 2023, or by issuing additional shares of common stock or other equity securities or obtaining additional debt financing. Although management has been successful to date in raising necessary funding and obtaining financing through investors, there can be no assurance that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The current COVID-19 pandemic could continue to, and future similar epidemics or pandemics could also, materially and adversely impact the Company’s ability to finance and conduct its business once it becomes operational and could materially and adversely impact its operations, funding, and/or financial performance. The COVID-19 pandemic has had no material impact on the Company’s current business activities which are primarily focused on compliance and fund-raising tasks. The Company has had and continues to have the same staff, same service providers and same processes as was the case prior to the pandemic.

There is an ongoing conflict involving Russia and Ukraine and the war between the two countries continues to evolve as military activity proceeds and additional sanctions are imposed. The war is increasingly affecting economic and global financial markets and exacerbating ongoing economic challenges, including issues such as rising inflation and global supply-chain disruption. While the Company does not believe this conflict currently has a material impact on its financial accounting and reporting, the degree to which it will be affected in the future largely depends on the nature and duration of uncertain and unpredictable events, and its business could be impacted. Furthermore, future global conflicts or wars could create further economic challenges, including, but not limited to, increases in inflation and further global supply-chain disruption. Consequently, the ongoing Russia/Ukraine conflict and/or other future global conflicts could result in an increase in operating expenses and/or a decrease in any future revenue and could further have a material adverse effect on the Company’s results of operations and cash flow.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through an IPO.

NOTE 4 – OIL AND NATURAL GAS PROPERTIES

The following tables summarize the Company’s oil and gas activities.

	As of October 31,	As of October 31,
	2022	2021
Oil and gas properties – not subject to amortization	$5,836,232	$5,583,720
Accumulated impairment	—	—
Oil and gas properties – not subject to amortization, net	$5,836,232	$5,583,720

During the years ended October 31, 2022, the Company incurred aggregated exploration costs of $28,669 and $38,763, respectively, mainly for the purpose of the site surveys related to the drilling of wells; these costs were expensed on the statement of operations.

As of October 31, 2022, the Company holds two leases related to the unproved properties of the SSP (see Note 5, Note 6). On May 27, 2022, the Company entered into an Amendment to one of the lease agreements, which provides for an extension of the current force majeure status for an additional, uncontested twelve months, during which the Company will be released from having to evidence to the lessor the existence of force majeure conditions. As consideration for the granting of the lease extension, the Company paid the lessor a one-time, non-refundable payment of $252,512; this amount was capitalized and is reflected in the balance of the oil and gas property as of October 31, 2022.

The Company did not record any impairment to the oil and gas property for the years ended October 31, 2022 and 2021, as all capitalized costs represent costs to acquire unproved property leases pending further development on the balance sheet. There is no depletion related to the oil and gas property as of October 31, 2022, as the Company does not currently have production and the acquired property is not subject to amortization as of October 31, 2022.

F-14

South Salinas Project

On September 14, 2021, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Trio LLC to acquire an 82.75% working interest in the SSP; the working interest includes the purchased percentage of the SSP’s leases, wells and inventory in exchange for consideration as follows:

South Salinas Project
Cash	$300,000
Note Payable – Related Party (Note 5 and Note 8)	3,700,000
Common shares issued (4.9M shares at an estimated fair value of $0.70)	3,438,544
Total consideration	$7,438,544

The fair value of the consideration transferred was allocated to the acquired oil and natural gas properties (which includes asset retirement costs), advance to operators and ARO liabilities as follows:

South Salinas Project
Acquired unproved oil and gas properties	$5,583,720
Advance to operators	1,900,000
Assumed ARO liabilities	(45,176)
Total consideration	$7,438,544

At the time of the acquisition, this share issuance constituted 45% of the total amount of issued shares of the Company. Trio LLC continues to operate the SSP, as well as other working interests in other projects that it owns. As of October 31, 2022 and 2021, Trio LLC owns approximately 29% and 45%, respectively, of the Company’s outstanding shares as a result of the shares issued to them in exchange for the sale of the SSP.

As of October 31, 2022 and 2021, there were no proved reserves attributable to the acreage. The Company accounted for the purchase as an asset acquisition, as prescribed in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 – Business Combinations. The purchase price was allocated to the unproved properties based on the consideration paid, as determined by an independent third party.

The third-party calculation of the consideration paid for the transaction was $7,438,544, which consisted of $5,583,720 for the acquired oil and natural gas properties, $1,900,000 for an advance to operators and $45,176 in ARO liabilities. Given the cash consideration of $300,000, the related party note payable of $3,623,770 (net of imputed interest of $76,230) and ownership interest paid, the equity portion of the consideration of 4.9 million shares of common stock was determined to be $0.70 per share.

NOTE 5 – RELATED PARTY TRANSACTIONS

Related Party Note Payable

On September 14, 2021, the Company entered into a related party note payable with Trio LLC as part of the agreement for the purchase of an 82.75% working interest in the SSP (see Note 1). Per the Third Amendment signed on May 27, 2022, a portion of a previous payment made to Trio LLC was used to fund a lease extension payment to a third-party; as the payment previously made was to be used for other expenditures, the amount used to fund the lease extension will be added to the remaining amount due to Trio LLC, increasing it from $780,000 to $1,032,512. The Company will make the final payment of $1,032,512 at the earlier of i) the IPO or ii) April 1, 2023 (see Note 10 – Fourth Amendment to the PSA). As of October 31, 2022 and 2021, the balance of the related party note payable was $1,025,497 (net of imputed interest of $7,015) and $3,661,885 (net of imputed interest of $38,115), with aggregate payments made of $2,920,000 and $0 and interest expense recognized of $120,337 and $38,115 during the years ended October 31, 2022 and 2021, respectively (see Note 8).

Restricted Stock Units (“RSUs”) issued to Directors

On July 11, 2022, the Company issued 60,000 shares of its $0.0001 par common stock to each of its five outside Directors for a total aggregate amount of 300,000 shares. The shares, or RSUs, vest in full upon the six-month anniversary of the IPO, subject to the directors’ continued service on the vesting date; upon issuance, the shares will be fully paid and non-assessable.

As of October 31, 2022, as the IPO has not been finalized, no shares have vested and no stock-based compensation has been recognized.

Restricted Shares issued to Executives

In February 2022, the Company entered into employee agreements with Mr. Frank Ingriselli (Chief Executive Officer or “CEO”) and Mr. Greg Overholtzer (Chief Financial Officer or “CFO”) which, among other things, provided for the grant of restricted shares in the amounts of 1,000,000 and 100,000, respectively, pursuant to the 2022 Equity Incentive Plan (“the Plan”). Per the terms of the employee agreements, subject to continued employment, the restricted shares vest over a two-year period, under which 25% will vest upon the earlier of three months after the IPO or six months after the grant date. After this date, the remainder vest in equal tranches every six months until fully vested. As the Plan was not adopted until October 17, 2022 (see Note 6), these shares will be recorded as of that date at a fair value of $0.294 per share; such value was calculated via a third-party valuation performed using income and market methods, as well as a discounted cash flow method, with the terminal value using a market multiples method, adjusted for a lack of marketability (see Note 9). As of October 31, 2022, the Company recorded 1,100,000 restricted shares at a fair value of $323,400 and stock-based compensation expense of $6,202, with unrecognized expense of $317,198.

F-15

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company is subject to various claims that arise in the ordinary course of business. Management believes that any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Company.

Unproved Property Leases

As of October 31, 2022, the Company holds two leases related to the unproved properties of the SSP. Both leases are held with the same lessor and are currently valid. The first lease covers 8,417 acres, or 98% of the SSP, and is currently in “force majeure” status. On May 27, 2022, the Company entered into an Amendment to the lease agreement which provides for an extension of the current force majeure status for an additional, uncontested twelve months, during which the Company will be released from having to evidence to the lessor the existence of force majeure conditions. As consideration for the granting of the lease extension, the Company paid the lessor a one-time, non-refundable payment of $252,512; this amount was capitalized and is reflected in the balance of the oil and gas property as of October 31, 2022. The extension period commenced on June 19, 2022.

The second lease covers 160 acres or 2% of the SSP and is currently held by delay rental. The lease is renewed every three years and its next renewal is set to commence on October 26, 2022. Until drilling commences, the Company is required to make delay rental payments of $30/acre per year. The Company is currently in compliance with this requirement and has paid in advance the delay rental payment for the period October 2022 – October 2023.

As of October 31, 2022, the Company assessed the unproved properties of the SSP for impairment, analyzing future drilling plans, leasehold expiration and the existence of any known dry holes in the area. Management concluded there is no impairment allowance required as of the balance sheet date.

Securities Purchase Agreement with Investors

On January 28, 2022, the Company entered into a SPA with GenCap (see Note 3 and Note 8), pursuant to which (i) in exchange for $4,500,000 in consideration, the Company issued senior secured convertible promissory notes (“Notes”) with an aggregate principal amount of $4,500,000, (ii) the Company issued warrants to purchase up to 50% of the number of shares of common stock issued upon the full conversion of the Notes, and (iii) conditional upon a successful IPO, the Company agreed to issue commitment shares to the investors upon the date of the Company’s IPO.

The Notes have a maturity date of the earlier of January 28, 2023 or the IPO and bear interest at a rate of 8% per annum, which is to be accrued and paid on the maturity date. If the Company’s IPO does not occur by August 1, 2022 or upon default, the interest percentage increases to 15% per annum. The principal and interest payable on the Notes will automatically convert into shares upon IPO. The conversion price is the lesser of i) the IPO price multiplied by the discount of 50% or ii) the opening price of the shares of common stock on the trading day following the date of the IPO multiplied by the discount of 50%. The number of conversion shares is the outstanding principal amount divided by the conversion price. Upon IPO, the debt will convert into a fixed dollar amount of $9,000,000 of a variable number of shares. Additionally, the Company has the option to prepay the Notes at any time after the original issue date prior to the maturity date at an amount equal to 125% of the prepayment amount.

The commitment shares are to be issued upon the date of the IPO. The number of commitment shares to be issued is a variable number of shares for a fixed total dollar amount of $1,125,000, which is 25% of the aggregate Notes principal balance divided by the offering price of the IPO. No shares will be issued if there is no IPO.

Pursuant to the terms of the SPA with GenCap, the Company issued warrants to purchase Common Stock to the GenCap Investors (the “GenCap Warrants”). The GenCap Warrants are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes, with an exercise price equal to the conversion price. Accordingly, upon IPO, warrant holders can receive up to $4,500,000 worth of common stock in exchange for a cash payment of 50% of the IPO price, or up to $2,250,000.

See Note 10 for further information regarding this SPA.

Board of Directors Compensation

On July 11, 2022, the Company’s Board of Directors approved compensation for each of the non-employee directors of the Company as follows: an annual retainer of $50,000 cash, plus an additional $10,000 for each Board committee upon which the Director serves, each paid quarterly in arrears. Payment for this approved compensation will commence upon successful completion of the Company’s IPO.

F-16

Agreement with Advisors

On July 28, 2022, the Company entered into an agreement with Spartan Capital Securities, LLC (“Spartan”) whereby Spartan will serve as the exclusive agent, advisor or underwriter in any offering of securities of the Company for the term of the agreement, which is one year. The agreement provides for a $25,000 refundable advance (which will be reimbursed to the Company to the extent not actually incurred, regardless of the termination of the offering (see FINRA Rule 5110(g)(4)(A)) upon execution of the agreement and completion of a bridge offering to be credited against the accountable expenses incurred by Spartan upon successful completion of the IPO, a cash fee or an underwriter discount of 7.5% of the aggregate proceeds raised in the IPO, warrants to purchase a number of common shares equal to 5% of the aggregate number of common shares placed in the IPO, an expense allowance of up to $150,000 for fees and expenses of legal counsel and other out-of-pocket expenses and 1% of the gross proceeds of the IPO to Spartan for non-accountable expenses. The agreement also provides for an option to Spartan that is exercisable within 45 days after the closing of the IPO to purchase up to an additional 15% of the total number of securities offered by the Company in the IPO.

2022 Equity Incentive Plan

On October 17, 2022, the Company adopted and approved the 2022 Equity Incentive Plan (“the Plan”). Under the Plan, the Company may (a) grant options to purchase common stock and (b) offer to sell and issue restricted shares of common stock (collectively, “Awards”) to selected employees, officers, directors and consultants of the Company as an incentive to such eligible persons in order to attract and retain highly competent persons as directors, officers, key employees, consultants and independent contractors by providing them opportunities to acquire shares of common stock of the Company. The Company has reserved 4,000,000 shares of its common stock for issuance in connection with the Plan (see Note 9).

NOTE 7 – INCOME TAXES

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

Significant components of the Company’s deferred tax assets are summarized below.

	As of October 31,	As of October 31,
	2022	2021
Deferred tax assets:	$-	$-
Net operating loss carry forwards	797,000	21,000
Total deferred tax asset	797,000	21,000
Valuation allowance	(797,000)	(21,000)
	$-	$-

As of October 31, 2022 and 2021, the Company had approximately $797,000 and $21,000, respectively, in net operating loss carry-forwards for federal and state income tax reporting (tax effected) purposes. As a result of the Tax Cuts Job Act 2017 (the “Act”), certain future carryforwards do not expire. The Company has not performed a formal analysis but believes its ability to use such net operating losses and tax credit carryforwards in the future is subject to annual limitations due to change of control provisions under Sections 382 and 383 of the Internal Revenue Code, which will significantly impact its ability to realize these deferred tax assets.

The Company recorded a valuation allowance in the full amount of its net deferred tax assets since realization of such tax benefits has been determined by the Company’s management to be less likely than not. The valuation allowance increased $776,000 and $21,000 during the years ended October 31, 2022 and 2021, respectively.

F-17

A reconciliation of the statutory federal income tax benefit to actual tax benefit is as follows:

	As of October 31,	As of October 31,
	2022	2021
Federal statutory blended income tax rates	21%	21%
State statutory income tax rate, net of federal benefit	4%	4%
Change in valuation allowance	25%	25%
Other	-	-
Effective tax rate	-%	-%

As of the date of this filing, the Company has not filed its 2022 federal and state corporate income tax returns. The Company expects to file these documents as soon as practicable.

The Act was enacted on December 22, 2017. The Act reduces the U.S. federal corporate tax rate from 35% to 21% and will require the Company to re-measure certain deferred tax assets and liabilities based on the rates at which they are anticipated to reverse in the future, which is generally 21%. The Company adopted the new rate as it relates to the calculations of deferred tax amounts as of July 19, 2021, the Company’s date of inception.

NOTE 8 – NOTES PAYABLE

Notes payable as of October 31, 2022 and 2021, consisted of the following:

	As of October 31,	As of October 31,
	2022	2021
Notes payable – related party, net of discount	$1,025,497	$3,661,885
Notes payable – investors, net of discounts	4,137,720	-
Bridge Note, net of discounts	265,719	-
Total Notes payable	$5,428,936	$3,661,885

Notes Payable – Related Party

On September 14, 2021, the Company entered into a related party note payable with Trio LLC as part of the agreement for the purchase of an 82.75% working interest in the SSP (see Note 1). Per the Third Amendment signed on May 27, 2022, a portion of a previous payment made to Trio LLC was used to fund a lease extension payment to a third-party; as the payment previously made was to be used for other expenditures, the amount used to fund the lease extension will be added to the remaining amount due to Trio LLC, increasing it from $780,000 to $1,032,512. The Company will make the final payment of $1,032,512 at the earlier of i) the IPO or ii) April 1, 2023 (see Note 10 – Fourth Amendment to the PSA). As of October 31, 2022, the balance of the related party note payable was $1,025,497 (net of imputed interest of $7,015), with aggregate payments made of $2,920,000 and interest expense recognized of $120,337 during year ended October 31, 2022 (see Note 5). As of October 31, 2021, the balance of the related party note payable was $3,661,885 (net of imputed interest of $38,115), with interest expense recognized of $38,115 during the year.

Notes Payable - Investors

On January 28, 2022, the Company entered into a SPA with GenCap (see Note 3 and Note 6), pursuant to which (i) in exchange for $4,500,000 in consideration consisting of $4,420,000 in cash and $80,000 in the form of a receivable to be funded in a subsequent quarter, the Company issued senior secured convertible promissory notes (“Notes”) with an aggregate principal amount of $4,500,000, (ii) the Company issued warrants to purchase up to 50% of the number of shares of common stock issued upon the full conversion of the Notes, and (iii) the Company agreed to issue commitment shares (see Note 6) to the investors upon the date of the Company’s IPO. The Notes were collateralized with a security interest in the oil and gas properties, which was to be perfected by April 28, 2022. In the event the collateral was not perfected by April 28, 2022, the Company was required to deliver 4,500,000 shares (“Default Shares”) to the investors. The Default Shares were initially held in escrow until the earlier of a) the granting and perfection of the security interest, b) the conversion of the Notes upon the IPO or c) April 28, 2022. As the Company failed to perfect the security interest and no IPO occurred by April 28, 2022, the Default Shares were delivered to the investors on April 28, 2022. The shares were issued at a fair value of $0.29 per share for an aggregate value of $1,322,933, and this amount was recognized as penalty fees related to debt on the income statement.

F-18

The Notes have a maturity date of the earlier of January 28, 2023 or the IPO and bear interest at a rate of 8% per annum, which is to be accrued and paid on the maturity date. If the Company’s IPO does not occur by August 1, 2022 or upon default, the interest percentage increases to 15% per annum. The principal and interest payable on the Notes will automatically convert into shares upon IPO. The conversion price is the lesser of i) the IPO price multiplied by the discount of 50% or ii) the opening price of the shares of common stock on the trading day following the date of the IPO multiplied by the discount of 50%. The number of conversion shares is the outstanding principal amount divided by the conversion price. Upon IPO, the debt will convert into a fixed dollar amount of $9,000,000 of a variable number of shares. Additionally, the Company has the option to prepay the Notes at any time after the original issue date prior to the maturity date at an amount equal to 125% of the prepayment amount.

The commitment shares are to be issued upon the date of the IPO. The number of commitment shares to be issued is a variable number of shares for a fixed total dollar amount of $1,125,000, which is 25% of the aggregate Notes principal balance divided by the offering price of the IPO. No shares will be issued if there is no IPO.

The warrants issued per the SPA are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes, with an exercise price equal to the conversion price. Accordingly, upon IPO, warrant holders can receive up to $4,500,000 worth of common stock in exchange for a cash payment of 50% of the IPO price, or up to $2,250,000. The Company determined the warrants are equity classified and used a third party to perform a valuation to estimate their fair market value at January 28, 2022. The factors used to determine their fair value, which was $994,091, were a term of 3 years, volatility of 92%, a share price based on comparable companies and an exercise price of 50% of the stock price upon the Company’s IPO.

The Company also incurred debt issuance costs of $505,000 in connection with the issuance of the Notes, Default Shares and warrants. The values of the warrants and debt issuance costs are recorded as debt discounts and amortized over the life of the Notes, which is one year.

As of October 31, 2022, the balance of the Notes payable was $4,137,720, with interest expense of $1,136,811 for the year ended October 31, 2022.

See Note 10 for further information regarding this SPA.

Bridge Note

During September 2022, the Company entered into an agreement or bridge note (“Bridge Note”) with three investors; the Bridge Note includes original issue discount senior notes (“Notes”) with gross proceeds of $444,000, a 10% Original Issue Discount (“OID”) of $44,000 and debt issuance costs of $70,438, for net proceeds of $329,562 to the Company. The Bridge Note includes pre-funded warrants that permit the investors to purchase a number of shares of the Company’s common stock (equal to 100% of the original principal amount of the Notes), which can be exercised from the date of the warrant agreement to five years from the date of the Company’s IPO at an exercise price of $0.01. The Notes have a maturity date of the earlier of six months from the closing of this financing or the completion of the IPO. The Notes bear interest at 8% per annum, which will be waived if the Company completes a successful IPO within 90 days of the closing of financing; in the event of default, the interest percentage will increase to 15% per annum.

The Company also issued pre-funded warrants in connection with the Bridge Note to purchase a number of shares equal to the number of dollars of the Notes at an exercise price of $0.01 per share; the warrants can be exercised at any time from the date of the warrant agreement to five years from the date of the completion of the IPO. The Company determined the warrants are liability classified and a Black-Scholes option pricing model to estimate their fair market value at September 20, 2022. The factors used to determine their fair value, which was $114,883, were a term of 5 years, volatility of 98%, a share price based on a prior period valuation, a risk rate of 3.75% and an exercise price of $0.01.

The Company also incurred debt issuance costs of $70,438 in connection with the issuance of the Notes and warrants. The values of the OID, warrants and debt issuance costs are recorded as debt discounts and amortized over the life of the Notes as interest expense. As of October 31, 2022, the balance of the Notes payable was $265,719, with interest expense of $51,040 for the year ended October 31, 2022.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Shares

The Company is authorized to issue an aggregate of 500,000,000 shares. The authorized capital stock is divided into: (i) 490,000,000 shares of common stock having a par value of $0.0001 per share and (ii) 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

As of October 31, 2022, the Company has issued 5,530,000 shares to its founders at par value. As of October 31, 2022, the Company has yet to receive a portion of these proceeds and $10 is recorded as a subscription receivable.

On September 14, 2021, the Company issued 4,900,000 shares of the Company’s common stock as part of the consideration for the SSP assets. The shares were issued at cost of $0.70 per share, based on the fair value of the consideration paid (see Note 1 and Note 4).

During September 2021, the Company sold 577,800 shares to various accredited investors for $1.00 per share in exchange for aggregate cash proceeds of $577,800.

Beginning in October 2021, the Company entered into various subscription agreements in connection with a private offering of shares of the Company’s common stock at a price of $2.00 per share. The Company has issued a total of 65,000 shares for aggregate cash proceeds of $130,000; as of October 31, 2022, the Company has yet to receive a portion of these proceeds and $10,000 is recorded as a subscription receivable.

On April 28, 2022, the Company issued 4,500,000 shares of its $0.0001 par common stock at a price of $0.29 per share for a total aggregate fair value of $1,322,933 to GenCap as default shares in connection with the SPA (see Note 3, Note 6 and Note 8).

On July 11, 2022, the Company issued 60,000 shares of its $0.0001 par common stock to each of its five outside Directors for a total aggregate amount of 300,000 shares. The shares, or RSUs, vest in full upon the six-month anniversary of the IPO, subject to the directors’ continued service on the vesting date; upon issuance, the shares will be fully paid and non-assessable. The RSUs were recorded at a fair value of $0.29 per share for a total value of $88,200. The Company will begin to recognize stock-based compensation expense for the RSUs upon successful completion of its IPO.

On October 17, 2022, the Company issued 1,100,000 restricted shares to two of its executives pursuant to the Plan (see Note 5). As the Plan was not adopted until October 17, 2022 (see Note 6), these shares will be recorded as of that date at a fair value of $0.29 per share; such value was calculated via a third-party valuation performed using income and market methods, as well as a discounted cash flow method, with the terminal value using a market multiples method, adjusted for a lack of marketability. As of October 31, 2022, the Company recorded 1,100,000 restricted shares at a fair value of $323,400 and stock-based compensation expense of $6,202, with unrecognized expense of $317,198.

F-19

Warrants

In January 2022, the Company entered into a SPA with GenCap, which has warrants attached that are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes. The Company determined the warrants are equity classified and used a third party to perform a valuation to estimate their fair market value at January 28, 2022, which was $994,091. The factors used to determine their fair value were a term of 3 years, volatility of 92%, a share price based on comparable companies and an exercise price of 50% of the stock price upon the Company’s IPO. See Note 10 for further information regarding this SPA.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855 - Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events and transactions that occurred after October 31, 2022 through the date the financial statements are available for issuance. During this period, the Company did not have any material reportable subsequent events other than the events disclosed below.

Fourth Amendment to the PSA

In December 2022, the Company and Trio LLC entered into the Fourth Amendment to the Purchase and Sale Agreement (the “Fourth Amendment”) related to the acquisition of the SSP (see Note 1). The Fourth Amendment provides for the following:

●	The Company was granted a 120-day option (commencing on January 1, 2023) to acquire any or all of three assets currently owned in part by Trio LLC. These potential assets are all located in California and will be evaluated by KLS Petroleum Consulting LLC for a detailed analyses and estimations of the oil and gas reserves and of the fair market values of each of these assets.
●	The Company has agreed to pay $60,529 to Trio LLC for an additional 3.026471% working interest in the South Salinas Project.
●	The Company agreed to start the process of pursuing and consummating additional lease acquisitions in the areas within and around the South Salinas Project Area; such acquisitions shall be for an aggregate purchase price not to exceed $100,000.
●	The Company authorized Trio LLC to engage the services of a contractor to do road access work and dirt-moving work (estimated to cost approximately $80,000) that is necessary before the commencement of drilling the HV-1 well.
●	The Company agreed to finalize seven employment agreements covering certain of the Company’s post-IPO officers and staff; the proposed terms, salaries and certain other important provisions of each of these agreements have been submitted to and are currently being considered and reviewed by the Company’s Compensation Committee.
●	The Company agreed, commencing May 1, 2022, to accrue a monthly consulting fee of $35,000, due and payable by the Company to Trio LLC no later than two weeks following the closing date of Company’s IPO. This fee is intended to cover the work being done for the Company by Trio LLC’s employees prior to the closing date of the Company’s IPO.
●	The Company’s due date for its final payment of $1,032,512 to Trio LLC was extended to be the earlier of i) the IPO or ii) March 1, 2023.

On February 24, 2023, the Company and Trio LLC entered into a due date extension letter, extending the due date for its final payment to Trio LLC from March 1, 2023 until April 1, 2023.

Common Stock and Warrant Offering

In December 2022, the Company entered into subscription agreements with two accredited investors for the aggregate issuance of 400,000 common shares, as well as warrants to purchase additional shares up to the initial subscription amount, for aggregate gross cash proceeds of $400,000. The common shares are $0.0001 par value and have a purchase price of $1.00 per share; the warrants are exercisable for two years and have an exercise price equal to fifty percent of the price per share the Company sells its common shares in its IPO.

Amendment to the SPA

On January 23, 2023, the Company entered into an amendment to the SPA (see Note 2, Note 3, Note 6, Note 8 and Note 9), which initially changed the maturity date from January 28, 2023 to February 28, 2023 and again from February 28, 2023 to March 28, 2023.

F-20

TRIO PETROLEUM CORP.

CONDENSED BALANCE SHEETS

(Unaudited)

	April 30,	October 31,
	2023	2022

ASSETS
Current assets:
Cash	$2,188,209	$73,648
Prepaid expenses and other receivables	115,739	35,000
Deferred offering costs	-	1,643,881
Total current assets	2,303,948	1,752,529

Oil and gas properties - not subject to amortization	7,341,252	5,836,232
Advance to operators	1,365,148	1,900,000
Total assets	$11,010,348	$9,488,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	1,168,023	1,164,055
Asset retirement obligations - current	2,778	2,778
Notes payable - investors, net of discounts	-	4,403,439
Notes payable - related party, net of discounts	-	1,025,497
Warrants liability	-	114,883
Total current liabilities	1,170,801	6,710,652

Long-term liabilities:
Franchise tax accrual	4,250	9,450
Asset retirement obligations, net of current portion	46,924	45,535
	51,174	54,985
Total liabilities	1,221,975	6,765,637

Commitments and Contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; -0- shares issued and outstanding at April 30, 2023 and October 31, 2022, respectively	-	-

Common stock, $0.0001 par value; 490,000,000 shares authorized; 24,799,202 and 16,972,800 shares issued and outstanding as of April 30, 2023 and October 31, 2022, respectively	2,480	1,697
Stock subscription receivable	(10,010)	(10,010)
Additional paid-in capital	16,752,597	6,633,893
Accumulated deficit	(6,956,694)	(3,902,456)
Total stockholders’ equity	9,788,373	2,723,124

Total liabilities and stockholders’ equity	$11,010,348	$9,488,761

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-21

TRIO PETROLEUM CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended April 30,		For the Six Months Ended April 30,
	2023	2022	2023	2022

Revenue	$-	$-	$-	$-

Operating expenses:
Exploration expense	$25,415	$-	$25,415	$26,031
General and administrative expenses	990,491	186,759	1,155,504	466,041
Accretion expense	694	694	1,389	1,389
Total operating expenses	1,016,600	187,453	1,182,308	493,461

Loss from operations	(1,016,600)	(187,453)	(1,182,308)	(493,461)

Other expenses:
Interest expense	94,357	478,934	746,930	560,813
Penalty fees	-	1,322,933	-	1,322,933
Loss on note conversion	1,125,000	-	1,125,000	-
Total other expenses	1,219,357	1,801,867	1,871,930	1,883,746

Loss before income taxes	(2,235,957)	(1,989,320)	(3,054,238)	(2,377,207)
Provision for income taxes	-	-	-	-

Net loss	$(2,235,957)	$(1,989,320)	$(3,054,238)	$(2,377,207)

Basic and Diluted Net Loss per Common Share
Basic	$(0.12)	$(0.13)	$(0.17)	$(0.17)
Diluted	$(0.12)	$(0.13)	$(0.17)	$(0.17)

Weighted Average Number of Common Shares Outstanding
Basic	18,457,415	15,572,800	17,796,727	13,731,474
Diluted	18,457,415	15,572,800	17,796,727	13,731,474

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-22

TRIO PETROLEUM CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

			Stock	Additional		Total
	Common Stock		Subscription	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance at October 31, 2021	10,982,800	$1,098	$(50,545)	$4,202,021	$(102,064)	$4,050,510
Issuance of founders’ shares	80,000	8	535	-	-	543
Issuance of security interest shares to investors	4,500,000	450	-	1,322,483	-	1,322,933
Issuance of common stock for cash, net	10,000	1	40,000	19,999	-	60,000
Issuance of warrants in connection with investor financing	-	-	-	994,091	-	994,091
Interest imputed on note payable for acquisition of unproved oil and gas properties	-	-	-	57,920	-	57,920
Net loss	-	-	-	-	(2,377,207)	(2,377,207)
Balance at April 30, 2022	15,572,800	1,557	(10,010)	6,596,514	(2,479,271)	$4,108,790

Balance at October 31, 2022	16,972,800	$1,697	$(10,010)	$6,633,893	$(3,902,456)	$2,723,124
Issuance of common stock for cash, net	400,000	40	-	371,960	-
Issuance of conversion shares related to the SPA	5,038,902	504	-	$5,164,371	-	5,164,875
Issuance of commitment shares related to the SPA	375,000	38	-	1,124,963	-	1,125,001
Issuance of common shares in IPO, net of underwriting discounts and offering costs	2,000,000	200	-	3,342,426	-	3,342,626
Issuance of pre-funded warrants	-	-	-	4,000	-	4,000
Stock-based compensation	12,500	1	-	110,984	-	110,985
Net loss	-	-	-	-	(3,054,238)	(3,054,238)
Balance at April 30, 2023	24,799,202	2,480	(10,010)	16,752,597	(6,956,694)	$9,788,373

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-23

TRIO PETROLEUM CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended April 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,054,238)	$(2,377,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	25,000	-
Accretion expense	1,389	1,389
Conversion of SPA	1,125,000	-
Amortization of debt discount	432,693	409,481
Imputed interest	-	57,920
Stock-based compensation	110,985	-
Penalty fees	-	1,322,933
Changes in operating assets and liabilities:
Prepaid expenses and other receivables	(105,739)	(25,000)
Accounts payable and accrued liabilities	663,644	311,818
Net cash used in operating activities	(801,266)	(298,666)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for unproved oil and gas properties	(210,530)	-
Drilling costs for exploratory well	(1,294,490)
Advances to operators	534,852	-
Net cash used in investing activities	(970,168)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	372,000	60,543
Proceeds from notes payable - investors	-	4,420,000
Repayment of notes payable	(1,472,512)	(2,920,000)
Proceeds from issuance of common stock in IPO	6,000,000	-
Cash paid for debt issuance costs	-	(505,000)
Cash paid for deferred offering costs	(1,013,493)	(586,043)
Net cash from financing activities	3,885,995	469,500

Effect of foreign currency exchange	-	-

NET CHANGE IN CASH	2,114,561	170,834
Cash - Beginning of period	73,648	78,877
Cash - End of period	$2,188,209	$249,711

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Issuance of warrants (equity classified)	$-	$994,901

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-24

TRIO PETROLEUM CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2023 AND 2022

NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Company Organization

Trio Petroleum Corp. (“Trio Petroleum” or the “Company”) was incorporated in the state of Delaware on July 19, 2021. The Company is engaged in the exploration and development of the South Salinas Project (“SSP”), a non-producing oil and gas property located in Monterey County, California, which it acquired from Trio Petroleum, LLC (“Trio LLC”). The Company is headquartered in Bakersfield, California, with its principal offices located at 5401 Business Park, Suite 115, Bakersfield, CA, 93309. The Company has elected an October 31 year-end.

Acquisition of South Salinas Project

On September 14, 2021, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Trio LLC to acquire an 82.75% working interest in the SSP; the working interest includes the purchased percentage of the SSP’s leases, wells and inventory in exchange for $300,000 cash, a non-interest-bearing note payable of $3,700,000 due to Trio LLC on December 17, 2021 (see Note 6 and Note 8) and 4,900,000 shares of the Company’s $0.0001 par value common stock (see Note 5 and Note 9). At the time of the acquisition, this share issuance constituted 45% of the total number of issued shares of the Company. The Company accounted for the purchase as an asset acquisition, as prescribed in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 – Business Combinations. The assets and associated asset retirement obligations (“ARO”) were recorded based on relative fair value at the estimated fair value of the consideration paid (see Note 5). In April 2023, the Company purchased an additional 3% working interest in the SSP; see Note 5 for further information. As of April 30, 2023 and October 31, 2022, there were no proved reserves attributable to the approximate 9,300 acres of the property.

Initial Public Offering

The registration statement for the Company’s Initial Public Offering (the “Offering” or “IPO”) was declared effective on April 17, 2023. The Offering closed on April 20, 2023, and the Company sold 2,000,000 shares of its common stock for total gross proceeds of $6,000,000, which is described more fully in Note 4.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-25

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Amounts presented in the condensed balance sheet as of October 31, 2022 are derived from our audited financial statements as of that date. The unaudited condensed financial statements as of and for the three and six month periods ended April 30, 2023 and 2022 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the interim reporting rules of the Securities and Exchange Commission(“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement (Amendment No 9) on Form S-1/A filed with the SEC on March 24, 2023. In the opinion of management, all adjustments, consisting of normal recurring adjustments (unless otherwise indicated), necessary for a fair presentation of the financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, equity-based transaction and disclosure of contingent assets and liabilities at the date of the financial statements, and the revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Some of the more significant estimates required to be made by management include estimates of oil and natural gas reserves (when and if assigned) and related present value estimates of future net cash flows therefrom, the carrying value of oil and natural gas properties, accounts receivable, bad debt expense, ARO and the valuation of equity-based transactions. Accordingly, actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of April 30, 2023 and October 31, 2022.

Prepaid Expenses

Prepaid expenses consist primarily of prepaid services which will be expensed as the services are provided within twelve months.

Deferred Offering Costs

Deferred offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the planned Initial Public Offering (“IPO”) (see Note 4). As of April 30, 2023 and October 31, 2022, offering costs in the aggregate of $0 and $1,643,881, respectively, were deferred.

Debt Issuance Costs

Costs incurred in connection with the issuance of the Company’s debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense.

F-26

Oil and Gas Assets and Exploration Costs – Successful Efforts

The Company is in the exploration stage and has not yet realized any revenues from its operations. It applies the successful efforts method of accounting for crude oil and natural gas properties. Under this method, exploration costs such as exploratory geological and geophysical costs, delay rentals and exploratory overhead are expensed as incurred. If an exploratory property provides evidence to justify potential development of reserves, drilling costs associated with the property are initially capitalized, or suspended, pending a determination as to whether a commercially sufficient quantity of proved reserves can be attributed to the area as a result of drilling. At the end of each quarter, management reviews the status of all suspended exploratory property costs in light of ongoing exploration activities; in particular, whether the Company is making sufficient progress in its ongoing exploration and appraisal efforts. If management determines that future appraisal drilling or development activities are unlikely to occur, associated exploratory well costs are expensed.

Costs to acquire mineral interests in crude oil and/or natural gas properties, drill and equip exploratory wells that find proved reserves and drill and equip development wells are capitalized. Acquisition costs of unproved leaseholds are assessed for impairment during the holding period and transferred to proven crude oil and/or natural gas properties to the extent associated with successful exploration activities. Significant undeveloped leases are assessed individually for impairment, based on the Company’s current exploration plans, and a valuation allowance is provided if impairment is indicated. Capitalized costs from successful exploration and development activities associated with producing crude oil and/or natural gas leases, along with capitalized costs for support equipment and facilities, are amortized to expense using the unit-of-production method based on proved crude oil and/or natural gas reserves on a field-by-field basis, as estimated by qualified petroleum engineers. As of April 30, 2023 and October 31, 2022, all of the Company’s oil and gas properties were classified as unproved properties and were not subject to depreciation, depletion and amortization.

Unproved oil and natural gas properties

Unproved oil and natural gas properties consist of costs incurred to acquire unproved leases. Unproved lease acquisition costs are capitalized until the lease expires or when the Company specifically identifies a lease that will revert to the lessor, at which time it charges the associated unproved lease acquisition costs to exploration costs.

Unproved oil and natural gas properties are not subject to amortization and are assessed periodically for impairment on a property-by-property basis based on remaining lease terms, drilling results or future plans to develop acreage. All of the Company’s natural gas properties were classified as unproved as of April 30, 2023 and October 31, 2022; see further discussion in Note 5.

Impairment of Other Long-lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition. If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value. With regards to oil and gas properties, this assessment applies to proved properties.

As of April 30, 2023 and October 31, 2022, the Company had no impairment of long-lived assets.

Asset Retirement Obligations

ARO consists of future plugging and abandonment expenses on oil and natural gas properties. In connection with the SSP acquisition described above, the Company acquired the plugging and abandonment liabilities associated with six non-producing wells. The fair value of the ARO was recorded as a liability in the period in which the wells were acquired with a corresponding increase in the carrying amount of oil and natural gas properties not subject to impairment. The Company plans to utilize the six wellbores acquired in the SSP acquisition in future exploration activities. The liability is accreted for the change in its present value each period based on the expected dates that the wellbores will be required to be plugged and abandoned. The capitalized cost of ARO is included in oil and gas properties and is a component of oil and gas property costs for purposes of impairment and, if proved reserves are found, such capitalized costs will be depreciated using the units-of-production method. The asset and liability are adjusted for changes resulting from revisions to the timing or the amount of the original estimate when deemed necessary. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

F-27

Components of the changes in ARO are shown below:

ARO, ending balance – October 31, 2022	$48,313
Accretion expense	1,389
ARO, ending balance – April 30, 2023	49,702
Less: ARO – current	2,778
ARO, net of current portion	$46,924

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. On September 14, 2021, the Company acquired an 82.75% working interest (which was subsequently increased to an 85.75% working interest) in the SSP from Trio LLC in exchange for cash, a note payable to Trio LLC and the issuance of 4.9 million shares of common stock. As of the date of the acquisition, Trio LLC owned 45% of the outstanding shares of the Company and was considered a related party. As of April 30, 2023 and October 31, 2022, Trio LLC owned 1% and 29%, respectively, of the outstanding shares of the Company.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely than not” that a deferred tax asset will not be realized. At April 30, 2023 and October 31, 2022, the Company’s net deferred tax asset has been fully reserved.

For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the statements of operations when a determination is made that such expense is likely. The Company is subject to income tax examinations by major taxing authorities since inception.

Fair Value Measurements

The carrying values of financial instruments comprising cash and cash equivalents, payables, and notes payable-related party approximate fair values due to the short-term maturities of these instruments. The notes payable- related party is considered a level 3 measurement. As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

F-28

Level 1:	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3:	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The significant unobservable inputs used in the fair value measurement for nonrecurring fair value measurements of long-lived assets include pricing models, discounted cash flow methodologies and similar techniques.

There are no assets or liabilities measured at fair value on a recurring basis. Assets and liabilities accounted for at fair value on a non-recurring basis in accordance with the fair value hierarchy include the initial allocation of the asset acquisition purchase price, including asset retirement obligations, the fair value of oil and natural gas properties and the assessment of impairment.

The fair value measurements and allocation of assets acquired are measured on a nonrecurring basis on the acquisition date using an income valuation technique based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs used to determine the fair value include estimates of: (i) reserves; (ii) future commodity prices; (iii) operating and development costs; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in the Company’s estimated cash flows are the product of a process that begins with NYMEX forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that the Company’s management believes will impact realizable prices. These inputs require significant judgments and estimates by the Company’s management at the time of the valuation.

The fair value of additions to the asset retirement obligation liabilities is measured using valuation techniques consistent with the income approach, which converts future cash flows to a single discounted amount. Significant inputs to the valuation include: (i) estimated plug and abandonment cost per well for all oil and natural gas wells and for all disposal wells; (ii) estimated remaining life per well; (iii) future inflation factors; and (iv) the Company’s average credit-adjusted risk-free rate. These assumptions represent Level 3 inputs.

If the carrying amount of its proved oil and natural gas properties, which are assessed for impairment under ASC 360 – Property, Plant and Equipment, exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and natural gas properties to fair value. The fair value of its oil and natural gas properties is determined using valuation techniques consistent with the income and market approach. The factors used to determine fair value are subject to management’s judgment and expertise and include, but are not limited to, recent sales prices of comparable properties, the present value of future cash flows, net of estimated operating and development costs using estimates of proved reserves, future commodity pricing, future production estimates, anticipated capital expenditures, and various discount rates commensurate with the risk and current market conditions associated with the expected cash flow projected. These assumptions represent Level 3 inputs.

Net Loss Per Share

Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic loss per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, warrants and convertible notes, if dilutive.

F-29

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding, because their inclusion would have been anti-dilutive (see Note 9):

	As of April 30,		As of April 30,
	2023		2022
Warrants (Note 7, Note 8)	1,852,752	(4)	7,811,224 (1)
Convertible Notes (Note 7, Note 8)	-		31,244,898 (2)
Commitment Shares (Note 7, Note 8)	-		3,826,531 (3)
Total potentially dilutive securities	1,852,752		42,882,653

(1)	Balance includes warrants issued per the Securities Purchase Agreement (“SPA”) with GPL Ventures, LLC (“GPL”), which are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes, with an exercise price equal to the conversion price. Upon consummation of the IPO, there are 2,519,452 equity classified warrant shares outstanding (50% of the 5,038,902 conversion shares issued) with an exercise price of $1.03.

(2)	Upon IPO, the debt will convert into a variable number of shares; the number of conversion shares is equal to the outstanding principal amount divided by the conversion price, which is equal to the lesser of a) the IPO price or b) the opening price of the common stock on the first trading day after the IPO multiplied by the discount of 50%. Upon consummation of the IPO, the Company issued 5,038,902 conversion shares based on a $2.05 opening price of the common stock on the first trading day after the IPO multiplied by the discount of 50%.

(3)	The number of commitment shares to be issued is a variable number of shares for a fixed total dollar amount of $1,125,000, which is 25% of the aggregate Notes principal balance divided by the offering price of the IPO. Upon IPO, the Company issued 375,000 commitment shares, based on an IPO price of $3.00 and fixed dollar amount of $1,125,000.

(4)	Balance consists of dilutive shares based on 3,419,451 outstanding, equity classified warrants.

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Recent Accounting Pronouncements

All recently issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

Subsequent Events

The Company evaluated all events and transactions that occurred after April 30, 2023 through the date of the filing of this report. See Note 10 - Subsequent Events for such events and transactions.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of April 30, 2023, the Company had $2,188,209 in its operating bank account and working capital of $1,133,147. To date, the Company has been funding operations through proceeds from the issuance of common stock, financing through certain investors and its IPO, which closed on April 20, 2023 with net proceeds of $4,940,000. Upon consummation of the IPO, the Company used the net proceeds to i) repay a non-interest-bearing note payable in the amount of $1,032,512, and ii) repay a bridge note with three investors with a principal amount of $440,000 (see Notes 7 and 8).

F-30

The accompanying condensed financial statements have been prepared on the basis that the Company will continue as a going concern over the next twelve months from the date of issuance of these condensed financial statements, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of April 30, 2023, the Company has an accumulated deficit of $6,956,694 and has experienced losses from continuing operations. Based on the Company’s cash balance as of April 30, 2023 and projected cash needs for the twelve months following the issuance of these condensed financial statements, management estimates that it will need to generate sufficient sales revenue and/or raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds by issuing additional shares of common stock or other equity securities or obtaining additional debt financing. Although management has been successful to date in raising necessary funding and obtaining financing through investors, there can be no assurance that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these condensed financial statements.

Accordingly, the accompanying condensed financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – INITIAL PUBLIC OFFERING

The registration statement for the Company’s IPO was declared effective on April 17, 2023. The Offering closed on April 20, 2023, and the Company sold 2,000,000 shares of common stock at a public offering price of $3.00 per share for gross proceeds of $6,000,000. After deducting the underwriting commissions, discounts and offering expenses payable by the Company, it received net proceeds of approximately $4,940,000. The Company’s common stock is listed on the NYSE American under the symbol TPET. The Company also issued warrants to purchase 100,000 shares of common stock to the underwriters at an exercise price of $3.30 per share (110% of public offering price), the cost of which was offset to additional paid-in capital upon IPO.

NOTE 5 – OIL AND NATURAL GAS PROPERTIES

The following tables summarize the Company’s oil and gas activities.

	As of April 30,	As of October 31,
	2022	2022
Oil and gas properties – not subject to amortization	$7,341,252	$5,836,232
Accumulated impairment	—	—
Oil and gas properties – not subject to amortization, net	$7,341,252	$5,836,232

During the three and six months ended April 30, 2023 and 2022, the Company incurred aggregated exploration costs of $1,526,925 and $26,031, respectively; for the costs incurred during the current period, approximately $1.3 million was related to drilling exploratory wells and approximately $0.2 million was related to acquisition costs (and are described below – see Leases, Optioned Assets and Additional Working Interest), both of which were capitalized and are reflected in the balance of the oil and gas property as of April 30, 2023. The costs incurred in the same period during 2022 were mainly for the purpose of the site surveys and were expensed on the statement of operations.

Leases

As of April 30, 2023, the Company holds various leases related to the unproved properties of the SSP (see Note 6, Note 7). On May 27, 2022, the Company entered into an Amendment to one of the lease agreements, which provides for an extension of the current force majeure status for an additional, uncontested twelve months, during which the Company will be released from having to evidence to the lessor the existence of force majeure conditions. As consideration for the granting of the lease extension, the Company paid the lessor a one-time, non-refundable payment of $252,512; this amount was capitalized and reflected in the balance of the oil and gas property as of that date.

F-31

During February and March of 2023, the Company entered into additional leases related to the unproved properties of the SSP with two groups of lessors. The first group of leases covers 360 acres and has a term of 20 years; the Company is required to make rental payments of $25/acre per year. The Company is currently in compliance with this requirement and has paid in advance the rental payment of approximately $11,000 for the period February 2023 – February 2024; this amount was expensed under the successful efforts method of accounting as of April 30, 2023. The second group of leases covers 307.75 acres and has a term of 20 years; the Company is required to make rental payments of $30/acre per year. The Company is currently in compliance with this requirement and has paid in advance the rental payment of approximately $11,000 for the period March 2023 – March 2024; this amount was expensed under the successful efforts method of accounting as of April 30, 2023.

The Company did not record any impairment to the oil and gas property for the three months ended April 30, 2023 or 2022, as all capitalized costs represent costs to acquire unproved property leases pending further development on the balance sheet. There is no depletion related to the oil and gas property as of April 30, 2023, as the Company does not currently have production and the acquired property is not subject to amortization as of that date.

South Salinas Project

On September 14, 2021, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Trio LLC to acquire an 82.75% working interest in the SSP (see purchase of additional working interest in Additional Working Interest section below); the working interest includes the purchased percentage of the SSP’s leases, wells and inventory in exchange for consideration as follows:

South Salinas Project
Cash	$300,000
Note Payable – Related Party (Note 6 and Note 8)	3,700,000
Common shares issued (4.9M shares at an estimated fair value of $0.70)	3,438,544
Total consideration	$7,438,544

The fair value of the consideration transferred was allocated to the acquired oil and natural gas properties (which includes asset retirement costs), advance to operators and ARO liabilities as follows:

South Salinas Project
Acquired unproved oil and gas properties	$5,583,720
Advance to operators	1,900,000
Assumed ARO liabilities	(45,176)
Total consideration	$7,438,544

At the time of the acquisition, this share issuance constituted 45% of the total amount of issued shares of the Company. Trio LLC continues to operate the SSP, as well as other working interests in other projects that it owns.

The third-party calculation of the consideration paid for the transaction was $7,438,544, which consisted of $5,583,720 for the acquired oil and natural gas properties, $1,900,000 for an advance to operators and $45,176 in ARO liabilities. Given the cash consideration of $300,000, the related party note payable of $3,623,770 (net of imputed interest of $76,230) and ownership interest paid, the equity portion of the consideration of 4.9 million shares of common stock was determined to be $0.70 per share.

F-32

As of April 30, 2023 and October 31, 2022, there were no proved reserves attributable to the acreage. The Company accounted for the purchase as an asset acquisition, as prescribed in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 – Business Combinations. The purchase price was allocated to the unproved properties based on the consideration paid, as determined by an independent third party.

Additional Working Interest

In April 2023, the Company paid Trio LLC approximately $60,000 to acquire an additional 3.026471% working interest in the South Salinas Project, of which working interest amount is one-half (1/2) of the working interest that was acquired by Trio LLC; this amount was capitalized and is reflected in the balance of the oil and gas property as of April 30, 2023.

Optioned Assets

On December 22, 2022, the Company and Trio LLC entered into the Fourth Amendment to the PSA. Per the terms of the Fourth Amendment, the Company was granted a 120-day option (commencing on January 1, 2023) to acquire any or all of the following three assets currently owned in part by Trio LLC (the “Optioned Assets”). The price for this option was $150,000 (the “Option Fee”), which was paid by the Company to Trio LLC in April 2023; this amount was capitalized and is reflected in the balance of the oil and gas property as of April 30, 2023. The Optioned Assets are as follows:

●	The Hangman Hollow Field asset with an option to acquire Trio LLC’s 44% working interest and their Operatorship;
●	The Kern Front Field asset with an option to acquire Trio LLC’s 22% working interest and their Operatorship; and
●	The Union Ave Field with an option to acquire Trio LLC’s 20% working interest and their Operatorship;

The Optioned Assets are all located in California; in order evaluate the Optioned Assets, the Company has engaged KLS Petroleum Consulting, LLC to do a detailed analyses and estimations of the oil and gas reserves and of the fair market values of each of these three assets. After such analysis is completed, the Company will determine its interest in acquiring any or all of the Optioned Assets. Trio LLC retains the right to sell their interest in any of the three Optioned Assets, and in the event they do so, the Option Fee will be credited against the purchase price of the remaining Optioned Assets.

On May 12, 2023, the Company announced the signing of an Acquisition Agreement to potentially acquire up to 100% of the working interest in the Union Ave Field. The Agreement is between the Company and Trio LLC, on behalf of itself as Operator and holding a 20% working interest in Union Ave Field as well as to facilitate the remaining 80% working interest holders. As Trio LLC is partly owned and controlled by members of Trio’s management, this would be a related party transaction, and a special committee of Trio’s board of directors (the “Trio Special Committee”) has been formed to evaluate and negotiate the terms of this acquisition. Trio has engaged KLSP to conduct a comprehensive analysis and valuation of the asset, which analysis has been delivered to the Company and is being evaluated by the Trio Special Committee.

NOTE 6 – RELATED PARTY TRANSACTIONS

Notes Payable – Related Party

On September 14, 2021, the Company entered into a note payable with Trio LLC as part of the agreement for the purchase of an 82.75% working interest in the SSP (see Note 1). Per the Third Amendment signed on May 27, 2022, a portion of a previous payment made to Trio LLC was used to fund a lease extension payment to a third-party; as the payment previously made was to be used for other expenditures, the amount used to fund the lease extension was added to the remaining amount due to Trio LLC, increasing it from $780,000 to $1,032,512. Per an extension to the Fourth Amendment to the PSA, the Company made the final payment of $1,032,512 upon the consummation of the IPO. As of April 30, 2023 and October 31, 2022, the balance of the note payable was $0 and $1,025,497 (net of imputed interest of $7,015), respectively, with aggregate payments made of $1,032,512 and $2,920,000, respectively, and interest expense recognized of $0 and $7,015 for the three and six months ended April 30, 2023, respectively, and $15,215 and $80,136 during the three months and six months ended April 30, 2022, respectively (see Note 8).

F-33

Restricted Stock Units (“RSUs”) issued to Directors

On July 11, 2022, the Company issued 60,000 shares of its $0.0001 par common stock to each of its five outside Directors with a fair value of $0.29 per share for an aggregate grant date value of $88,200. The fair value was calculated via a third-party valuation performed using income and market methods, as well as a discounted cash flow method, with the terminal value using a market multiples method, adjusted for a lack of marketability. The shares, or RSUs, vest in full upon the six-month anniversary of the IPO, subject to the directors’ continued service on the vesting date; upon issuance, the shares will be fully paid and non-assessable. Upon consummation of the IPO, the vesting period for these shares began and for the three and six months ended April 30, 2023, the Company recognized stock-based compensation in the amount of $5,799 and $5,799, respectively, within general and administrative expenses on the income statement, with unrecognized expense of $82,401.

Restricted Shares issued to Executives

In February 2022, the Company entered into employee agreements with Mr. Frank Ingriselli (Chief Executive Officer or “CEO”) and Mr. Greg Overholtzer (Chief Financial Officer or “CFO”) which, among other things, provided for the grant of restricted shares in the amounts of 1,000,000 and 100,000, respectively, pursuant to the 2022 Equity Incentive Plan (“the Plan”). Per the terms of the employee agreements, subject to continued employment, the restricted shares vest over a two-year period, under which 25% will vest upon the earlier of three months after the IPO or six months after the grant date. After this date, the remainder vest in equal tranches every six months until fully vested. As the Plan was not adopted until October 17, 2022 (see Note 7), these shares will be recorded as of that date at a fair value of $0.294 per share; such value was calculated via a third-party valuation performed using income and market methods, as well as a discounted cash flow method, with the terminal value using a market multiples method, adjusted for a lack of marketability (see Note 9). As of October 31, 2022, the Company recorded 1,100,000 restricted shares at a fair value of $323,400, and for the three and six months ended April 30, 2023, the Company recognized stock-based compensation of $39,428 and $80,185, respectively, within general and administrative expenses on the income statement, with unrecognized expense of $237,012.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company is subject to various claims that arise in the ordinary course of business. Management believes that any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Company.

Unproved Property Leases

As of April 30, 2023, the Company holds various leases related to the unproved properties of the SSP. Two of the leases are held with the same lessor. The first of the aforementioned covers 8,417 acres and is currently in “force majeure” status. On May 27, 2022, the Company entered into an Amendment to the lease agreement which provides for an extension of the current force majeure status for an additional, uncontested twelve months, during which the Company will be released from having to evidence to the lessor the existence of force majeure conditions. As consideration for the granting of the lease extension, the Company paid the lessor a one-time, non-refundable payment of $252,512; this amount was capitalized and is reflected in the balance of the oil and gas property as of October 31, 2022. The extension period commenced on June 19, 2022.

The second of the aforementioned covers 160 acres of the SSP and is currently held by delay rental. The lease is renewed every three years and its next renewal is set to commence on October 26, 2022. Until drilling commences, the Company is required to make delay rental payments of $30/acre per year. The Company is currently in compliance with this requirement and has paid in advance the delay rental payment for the period October 2022 – October 2023.

During February and March of 2023, the Company entered into additional leases related to the unproved properties of the SSP with two groups of lessors. The first group of leases covers 360 acres and has a term of 20 years; the Company is required to make rental payments of $25/acre per year. The Company is currently in compliance with this requirement and has paid in advance the rental payment for the period February 2023 – February 2024. The second group of leases covers 307.75 acres and has a term of 20 years; the Company is required to make rental payments of $30/acre per year. The Company is currently in compliance with this requirement and has paid in advance the rental payment for the period March 2023 – March 2024.

F-34

As of April 30, 2023, the Company assessed the unproved properties of the SSP and those adjacent to it for impairment, analyzing future drilling plans, leasehold expiration and the existence of any known dry holes in the area. Management concluded there is no impairment allowance required as of the balance sheet date.

Board of Directors Compensation

On July 11, 2022, the Company’s Board of Directors approved compensation for each of the non-employee directors of the Company as follows: an annual retainer of $50,000 cash, plus an additional $10,000 for each Board committee upon which the Director serves, each paid quarterly in arrears. Payment for this approved compensation commenced upon successful completion of the Company’s IPO.

Agreements with Advisors

On July 28, 2022, the Company entered into an agreement with Spartan Capital Securities, LLC (“Spartan”) whereby Spartan will serve as the exclusive agent, advisor or underwriter in any offering of securities of the Company for the term of the agreement, which is one year. The agreement provides for a $25,000 non-refundable advance upon execution of the agreement and completion of a bridge offering to be credited against the accountable expenses incurred by Spartan upon successful completion of the IPO, a cash fee or an underwriter discount of 7.5% of the aggregate proceeds raised in the IPO, warrants to purchase a number of common shares equal to 5% of the aggregate number of common shares placed in the IPO, an expense allowance of up to $150,000 for fees and expenses of legal counsel and other out-of-pocket expenses and 1% of the gross proceeds of the IPO to Spartan for non-accountable expenses. The agreement also provides for an option to Spartan that is exercisable within 45 days after the closing of the IPO to purchase up to an additional 15% of the total number of securities offered by the Company in the IPO.

On April 20, 2023, pursuant to the agreement above, the Company issued representative warrants to Spartan to purchase up to an aggregate of 100,000 shares of common stock; these warrants may be exercised commencing from the closing of the offering on April 20, 2023, and expiring five years from the effective date of the registration statement on April 17, 2028, at an exercise price of $3.30 (110% of the public offering price of the common stock).

Trio LLC – Monthly Consulting Fee

Pursuant to the Fourth Amendment to the PSA, the Company agreed, retroactively commencing on May 1, 2022, to accrue a monthly consulting fee of $35,000, due and payable by the Company to Trio LLC. This fee is intended to cover the work being done for the Company by Trio LLC’s employees prior to the closing date of the Company’s IPO. As of April 30, 2023, the Company has accrued $420,000 in fees for these services.

NOTE 8 – NOTES PAYABLE

Notes payable as of April 30, 2023 and October 31, 2022 consisted of the following:

	As of April 30,	As of October 31,
	2023	2022
Notes payable – related party, net of discount	$-	$1,025,497
Notes payable – investors, net of discounts	-	4,137,720
Bridge Note, net of discounts	-	265,719
Total Notes payable	$-	$5,428,936

F-35

Notes Payable – Related Party

On September 14, 2021, the Company entered into a related party note payable with Trio LLC as part of the agreement for the purchase of an 82.75% working interest in the SSP (see Note 1). Per the Third Amendment signed on May 27, 2022, a portion of a previous payment made to Trio LLC was used to fund a lease extension payment to a third-party; as the payment previously made was to be used for other expenditures, the amount used to fund the lease extension was added to the remaining amount due to Trio LLC, increasing it from $780,000 to $1,032,512. Per an extension signed during March 2023 to the Fourth Amendment, the Company made a final payment of $1,032,512 upon the consummation of its IPO. As of April 30, 2023 and October 31, 2022, the balance of the related party note payable was $0 and $1,025,497 (net of imputed interest of $7,015), respectively, with aggregate payments made of $1,032,512 and $2,920,000, respectively, and interest expense recognized of $0 and $7,015 for the three and six months ended April 30, 2023, respectively, and $15,215 and $80,136 during the three months and six months ended April 30, 2022, respectively (see Note 8).

Notes Payable – Investors

On January 28, 2022, the Company entered into a SPA with GPL (see Note 3 and Note 7), pursuant to which (i) in exchange for $4,500,000 in consideration consisting of $4,420,000 in cash and $80,000 in the form of a receivable to be funded in a subsequent quarter, the Company issued senior secured convertible promissory notes (“Notes”) with an aggregate principal amount of $4,500,000, (ii) the Company issued warrants to purchase up to 50% of the number of shares of common stock issued upon the full conversion of the Notes, and (iii) the Company agreed to issue commitment shares (see Note 7) to the investors upon the date of the Company’s IPO. The Notes were collateralized with a security interest in the oil and gas properties, which was to be perfected by April 28, 2022. In the event the collateral was not perfected by April 28, 2022, the Company was required to deliver 4,500,000 shares (“Default Shares”) to the investors. The Default Shares were initially held in escrow until the earlier of a) the granting and perfection of the security interest, b) the conversion of the Notes upon the IPO or c) April 28, 2022. As the Company failed to perfect the security interest and no IPO occurred by April 28, 2022, the Default Shares were delivered to the investors on April 28, 2022. The shares were issued at a fair value of $0.29 per share for an aggregate value of $1,322,933, and this amount was recognized as penalty fees related to debt on the income statement.

An extension to the SPA was signed during March 2023 that extended the maturity date to April 30, 2023. The note bore interest of 8% per annum to be accrued and paid upon maturity. Because the Company’s IPO did not occur by August 1, 2022, the interest percentage increased to 15% per annum. The principal and interest payable on the Notes automatically converted into shares upon completion of the IPO. The conversion price was the lesser of i) the IPO price multiplied by the discount of 50% or ii) the opening price of the common stock on the trading day following the date of the IPO multiplied by the discount of 50%. The number of conversion shares is the outstanding principal amount divided by the conversion price. Upon the completion of the IPO, the debt converted into 5,038,902 shares with a fair value of $5,164,875.

The commitment shares were issued upon the completion of the IPO. The number of commitment shares to be issued was 375,000 shares at a fair value of $1,125,000, which is 25% of the aggregate Notes principal balance divided by the offering price of the IPO.

The warrants issued per the SPA are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes, with an exercise price equal to the conversion price. Accordingly, upon IPO, warrant holders can receive up to $4,500,000 worth of common stock in exchange for a cash payment of 50% of the IPO price, or up to $2,250,000. The Company determined the warrants are equity classified and used a third party to perform a valuation to estimate their fair market value at January 28, 2022. The factors used to determine their fair value, which was $994,091, were a term of 3 years, volatility of 92%, a share price based on comparable companies and an exercise price of 50% of the stock price upon the Company’s IPO. The Company also incurred debt issuance costs of $505,000 in connection with the issuance of the Notes, Default Shares and warrants. The values of the warrants and debt issuance costs are recorded as debt discounts and amortized over the life of the Notes, which is one year.

F-36

Upon consummation of its IPO, the Company converted the aggregate outstanding principal and accrued interest balances of $4,500,000 and $664,875, respectively, into 5,038,902 common shares; the number of conversion shares was calculated by dividing the aggregate balance of $5,164,875 by the opening trading price of its common stock on April 19, 2023 of $2.05, with a discount applied of 50%. The Company also issued 375,000 commitment shares, the number of which was calculated by taking 25% of the outstanding principal balance of $4,500,000 and dividing it by the IPO price of $3.00 per share, with the expense for issuing the commitment shares being recognized as a loss on the income statement as of April 30, 2023. As of April 30, 2023 and October 31, 2022, the balance of the Notes payable was $0 and $4,137,720, with interest expense of $144,375 (of which $144,375 was in accrued interest payable before payoff) and $675,405 (of which $313,125 was in accrued interest payable before payoff) for the three months and six months ended April 30, 2023, respectively, and interest expense of $464,773 (of which $90,000 was in accrued interest payable) and $480,265 (of which $93,000 was in accrued interest payable) for the three months and six months ended April 30, 2022, respectively.

Bridge Note

During September 2022, the Company entered into an agreement or bridge note (“Bridge Note”) with three investors; the Bridge Note includes original issue discount senior notes (“Notes”) with gross proceeds of $444,000, a 10% Original Issue Discount (“OID”) of $44,000 and debt issuance costs of $70,438, for net proceeds of $329,562 to the Company. The Bridge Note included pre-funded warrants that permit the investors to purchase a number of shares of the Company’s common stock (equal to 100% of the original principal amount of the Notes), which can be exercised from the date of the warrant agreement to five years from the date of the Company’s IPO at an exercise price of $0.01. The Notes had a maturity date of the earlier of i) April 30, 2023 or ii) the completion of the IPO (see Note 10). The Notes bore interest at 8% per annum, which would waived if the Company completed a successful IPO within 90 days of the closing of financing; in the event of default, the interest percentage would increase to 15% per annum.

The Company also issued pre-funded warrants in connection with the Bridge Note to purchase a number of shares equal to the number of dollars of the Notes, or 400,000, at an exercise price of $0.01 per share; the Company determined the warrants are equity classified and can be exercised at any time from the date of the warrant agreement to five years from the date of the completion of the IPO (see Note 9). The Company also incurred debt issuance costs of $70,438 in connection with the issuance of the Notes and warrants. The values of the OID, warrants and debt issuance costs are recorded as debt discounts and amortized over the life of the Notes as interest expense.

Upon consummation of its IPO, the Company repaid the Bridge Note in the amount of $440,000 and interest was waived by the investors. As of April 30, 2023 and October 31, 2022, the balance of the Bridge Note (which is included within the Notes payable – investors, net of discounts line item on the balance sheet) is $0 and $265,719, respectively, with interest expenses of $59,574 and $174,281 for the three and six months ended April 30, 2023, respectively.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Shares

On October 17, 2022, the Company issued 1,100,000 restricted shares to two of its executives pursuant to the Plan (see Note 6). As the Plan was not adopted until October 17, 2022 (see Note 7), these shares were recorded as of that date at a fair value of $0.29 per share; such value was calculated via a third-party valuation performed using income and market methods, as well as a discounted cash flow method, with the terminal value using a market multiples method, adjusted for a lack of marketability. As of October 31, 2022, the Company recorded 1,100,000 restricted shares at a fair value of $323,400 and as of April 30, 2023, recorded stock-based compensation expense of $40,757, with unrecognized expense of $276,441.

In December 2022, the Company entered into subscription agreements with two accredited investors for the aggregate issuance of 400,000 common shares for aggregate gross cash proceeds of $400,000. The common shares are $0.0001 par value and have a purchase price of $1.00 per share.

The registration statement for the Company’s IPO was declared effective on April 17, 2023. The Offering closed on April 20, 2023, and the Company sold 2,000,000 shares of common stock at a public offering price of $3.00 per share for gross proceeds of $6,000,000.

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On April 20, 2023, the Company issued 12,500 shares of common stock at a fair value of $2.00 per share to consultants in exchange for services rendered; the aggregate amount of $25,000 was recorded as stock-based compensation as of the end of the period.

Warrants

In January 2022, the Company entered into a SPA with GPL, which has warrants attached that are exercisable into up to 50% of the number of shares of common stock issued upon full conversion of the Notes. The Company determined the warrants are equity classified and used a third party to perform a valuation to estimate their fair market value at January 28, 2022, which was $994,091. The factors used to determine their fair value were a term of 3 years, volatility of 92%, a share price based on comparable companies and an exercise price of 50% of the stock price upon the Company’s IPO.

In December 2022, the Company entered into subscription agreements with two accredited investors for the aggregate issuance of 400,000 common shares, as well as warrants to purchase additional shares up to the initial subscription amount; the warrants are exercisable for two years and have an exercise price equal to fifty percent of the price per share the Company sells its common shares in its IPO. The warrants were determined to be equity classified and were recorded at fair value in additional paid-in capital on the balance sheet for the period. Their fair value was based on the price the third-party investors paid for the original subscription agreements described above.

The Company also issued warrants to purchase 100,000 shares of common stock to the underwriters at an exercise price of $3.30 per share (110% of public offering price).

A summary of the warrant activity during the quarter ended April 30, 2023 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, January 31, 2023	400,000	$1.50	1.9	$-
Issued	3,019,451	0.97	3.3	-
Exercised	-	-	-	-
Cancelled	-	-	-	-
Expired	-	-	-	-
Outstanding, April 30, 2023	3,419,451	$1.03	3.1	$-

Exercisable, April 30, 2023	3,419,451	$1.03	3.1	-

A summary of outstanding and exercisable warrants as of April 30, 2023 is presented below:

Warrants Outstanding		Warrants Exercisable
		Weighted
		Average
Exercise	Number of	Remaining	Number of
Price	Shares	Life in Years	Shares
$0.01	400,000	5.0	400,000
$1.50	400,000	1.6	400,000
$3.30	100,000	5.0	100,000
$1.03	2,519,451	3.0	2,519,451
	3,419,451	3.1	3,419,451

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855 – Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed financial statements are issued, the Company has evaluated all events and transactions that occurred after April 30, 2023, through the date the condensed financial statements are available for issuance.

Share Issuance

In May 2023, the Company issued 25,000 shares of Common Stock to TraDigital Marketing Group, LLC for consulting services rendered to the Company.

F-38

Up to 3,149,314 shares of Common Stock underlying the Common Warrants

Up to 500,000 shares of Common Stock underlying the Pre-Funded Warrants

PROSPECTUS

     , 2023

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the SEC registration fee.

Amount
Securities and Exchange Commission registration fee	$551
Accountants’ fees and expenses	$20,000
Legal fees and expenses	$50,000
Transfer Agent’s fees and expenses	$5,000
Miscellaneous	$2,000
Total expenses	$77,551

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

II-1

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by since our inception in July 2021. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

●	In September 2021, we issued 11,401,750 shares of our Common Stock to our initial investors, at a price per share of $1.00, for aggregate net proceeds of $11,401,750.

●	In January 2022, we consummated a round of financing with a group of six investors, pursuant to which we issued 4,500,000 shares of our common stock, at a price per share of $1.00, for aggregate net proceeds of $4,500,000.

●	In December 2022, we consummated a round of financing with a group of two investors, pursuant to which we issued 400,000 shares of our Common Stock, at a price per share of $1.00, and 400,000 December 2022 Warrants to purchase our Common Stock for 50% of the IPO price, for aggregate net proceeds of $400,000.

●	In connection with our Initial Public Offering, we issued 5,413,902 shares of Common Stock upon the conversion of the January 2022 Notes.

●	In April 2023, we issued 9,728 shares of our Common Stock to Apollo Shareholders Relations Ltd for consulting services rendered to the Company.

●	In April 2023, we issued 2,773 shares of our Common Stock to 14017421 Canada Inc. for consulting services rendered to the Company.

●	In May 2023, we issued 25,000 shares of our Common Stock to TraDigital Marketing Group, LLC for consulting services rendered to the Company.

The offer and sale of all securities listed in this item 15 was made to a limited number of accredited investors and qualified institutional buyers in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act. Individuals who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of Trio Petroleum Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
3.2	Amended & Restated Certificate of Incorporation of Trio Petroleum Corp (incorporated by reference to Exhibit 3.2 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
3.3	Bylaws of Trio Petroleum Corp. (incorporated by reference to Exhibit 3.3 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
3.4	Amended and Restated Bylaws of Trio Petroleum Corp. (incorporated by reference to Exhibit 3.4 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
4.1	Specimen Common Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
4.2	Representative’s Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, filed with the Commission on April 20, 2023).
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.2†	2022 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.3†	Employment Agreement with Frank C. Ingriselli (incorporated by reference to Exhibit 10.3 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.4†	Employment Agreement with Greg Overholtzer (incorporated by reference to Exhibit 10.4 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.5	Purchase and Sale Agreement with Trio Petroleum LLC (incorporated by reference to Exhibit 10.5 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.6	First Amendment to Purchase and Sale Agreement with Trio Petroleum LLC (incorporated by reference to Exhibit 10.6 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.7	Second Amendment to Purchase and Sale Agreement with Trio Petroleum LLC (incorporated by reference to Exhibit 10.6 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.8	Third Amendment to Purchase and Sale Agreement with Trio Petroleum LLC (incorporated by reference to Exhibit 10.8 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.9	Fourth Amendment to Purchase and Sale Agreement with Trio Petroleum LLC (incorporated by reference to Exhibit 10.9 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.10	Blue Lease with Bradley Minerals (incorporated by reference to Exhibit 10.10 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.11	First Amendment to Blue Lease with Bradley Minerals (incorporated by reference to Exhibit 10.11 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.12	Red Lease with Bradley Minerals (incorporated by reference to Exhibit 10.2 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.13	First Amendment to Red Lease with Bradley Minerals (incorporated by reference to Exhibit 10.13 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.14	Second Amendment to Red Lease with Bradley Minerals (incorporated by reference to Exhibit 10.14 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.15	Third Amendment to Red Lease with Bradley Minerals (incorporated by reference to Exhibit 10.15 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.16	Fourth Amendment to Red Lease with Bradley Minerals (incorporated by reference to Exhibit 10.16 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.17	Fifth Amendment to Red Lease with Bradley Minerals (incorporated by reference to Exhibit 10.17 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.18	Securities Purchase Agreement with GenCap Fund I LLC (incorporated by reference to Exhibit 10.18 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.19	Convertible Promissory Note with GenCap Fund I LLC (included in Exhibit 10.18)
10.20	Warrant Agreement with GenCap Fund I LLC (included in Exhibit 10.18)
10.21	Security Agreement with GenCap Fund I LLC (included in Exhibit 10.18)
10.22	Registration Rights Agreement with GenCap Fund I LLC (included in Exhibit 10.18)

II-4

10.23	September 2022 Securities Purchase Agreement (incorporated by reference to Exhibit 10.23 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.24	Original Issue Discount Note (included in Exhibit 10.23)
10.25	Pre-Funded Warrant (included in Exhibit 10.23)
10.26	Registration Rights Agreement (included in Exhibit 10.23)
10.27	Joint Operating Agreement (incorporated by reference to Exhibit 10.27 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.28	December 2022 Subscription Agreement (incorporated by reference to Exhibit 10.28 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.29	December 2022 Warrant (incorporated by reference to Exhibit 10.29 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.30	First Amendment to Convertible Promissory Note with GenCap Fund I LLC (incorporated by reference to Exhibit 10.30 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.31	Second Amendment to Convertible Promissory Note with GenCap Fund I LLC (incorporated by reference to Exhibit 10.31 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.32	Extension Letter for Note Payable with Trio Petroleum LLC (incorporated by reference to Exhibit 10.32 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.33	Third Amendment to Convertible Promissory Note with GenCap Fund I LLC (incorporated by reference to Exhibit 10.33 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.34	Second Extension Letter for Note Payable with Trio Petroleum LLC (incorporated by reference to Exhibit 10.34 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.35	Extension Letter for Original Issue Discount Note (incorporated by reference to Exhibit 10.35 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.33†	Form of Employment Agreement with Stanford Eschner (incorporated by reference to Exhibit 10.33 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.34†	Form of Employment Agreement with Terence Eschner (incorporated by reference to Exhibit 10.34 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.35†	Form of Employment Agreement with Steve Rowlee (incorporated by reference to Exhibit 10.35 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
10.36	Underwriting Agreement, dated April 17, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the Commission on April 20, 2023).
16.1	Letter from Marcum LLP to the Securities Exchange Commission (incorporated by reference to Exhibit 16.1 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
23.1*	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
23.3*	Consent of KLS Petroleum Consulting LLC
24.1	Power of Attorney (included on signature page in prior filing)
99.1	Reserves Attributable to Trio Petroleum Corp South Salinas Area for Development Plan Phases 1 and 2 (incorporated by reference to Exhibit 99.1 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
99.2	S. Salinas Area, Full Development Reserves Supplement to SEC Report Dated 1-28-2022 (incorporated by reference to Exhibit 99.2 of the Company’s Form S-1 (File No. 333-267380), filed with the Commission on September 12, 2022, as amended).
107**	Filing Fee Table
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	Previously Filed.
†	Includes management contracts and compensation plans and arrangements

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i)	The undersigned Registrant hereby undertakes that it will:

a.	for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the SEC declared it effective.

b.	for determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of June, 2023.

TRIO PETROLEUM CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Frank C. Ingriselli	Chief Executive Officer and Director
Frank C. Ingriselli	(principal executive officer)	June 30, 2023

*	Chief Financial Officer
Greg Overholtzer	(principal financial officer and principal accounting officer)	June 30, 2023

*	Executive Chairman and Director
Stan Eschner		June 30, 2023

*	President
Terry Eschner		June 30, 2023

*	Chief Operating Officer
Steve Rowlee		June 30, 2023

*	Director
Michael L. Peterson		June 30, 2023

*	Director
William J. Hunter		June 30, 2023

*	Director
John Randall		June 30, 2023

*	Director
Thomas J. Pernice		June 30, 2023

* By:	/s/ Frank C. Ingriselli
Attorney-in-fact

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